Exhibit 10.4

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and Exchange Commission.  The omitted information has been marked with a bracketed asterisk (“[*]”).

EXECUTION VERSION

OPERATING AGREEMENT
OF
UCHEALTH PARTNERS LLC

THIS OPERATING AGREEMENT OF UCHEALTH PARTNERS LLC (this “Agreement”) is entered into as of April 20, 2015 (the “Effective Date”), by and between University of Colorado Health, a Colorado nonprofit  corporation (“UCH”), and Adeptus Health Colorado Holdings LLC, a Texas limited liability company (“Adeptus”), each as members of UCHealth Partners LLC, a Colorado limited liability company (“Company”).

RECITALS

A.                                UCH and Adeptus (sometimes collectively referred to as “Members” and individually as a “Member”), formed Company for the purpose of developing, owning and operating freestanding emergency room facilities in the State of Colorado and Laramie and Albany Counties in the State of Wyoming (and possibly other areas to which they may agree), and one (1) or more general acute care hospitals in the same areas to serve and operate as the licensed entity for such freestanding emergency room facilities.

B.                                 By executing this Agreement, each Member hereby (i) ratifies the formation of Company and the filing of the Articles of Organization, (ii) confirms and agrees to such Member’s status as a member of Company, and (iii) continues the existence of Company for the purposes hereinafter set forth, subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01               Definitions.  For purposes of this Agreement, the following additional defined terms shall be used:

“Act” means the Colorado Limited Liability Company Act, as set forth in Colorado Revised Statutes Sections 7-80-101, et seq., as amended from time to time, and any successor to such Act.

“Additional Capital Contribution(s)” has the meaning set forth in Section 4.01(b).

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“Adeptus” means Adeptus Health Colorado Holdings LLC, a Texas limited liability company.

“Adeptus Chain Affiliate” means any Affiliate of Adeptus Parent that, directly or indirectly through one or more Affiliates of Adeptus Parent controlled by such Affiliate of Adeptus Parent, owns or holds an Ownership Percentage Interest in Company (provided that such Affiliate of Adeptus Parent is in the direct chain of ownership between Adeptus Parent and Company).

“Adeptus Competitor” means [*].

“Adeptus Management” means the senior management of Adeptus Parent.

“Adeptus Parent” means Adeptus Health Inc., a Delaware corporation.

“Adeptus Purchase Event” has the meaning set forth in Section 7.03.

“Adeptus Purchase Notice” has the meaning set forth in Section 7.03(b).

“Adeptus Purchase Option” has the meaning set forth in Section 7.03.

“Adeptus Put Events” has the meaning set forth in Section 7.05.

“Adeptus Put Notice” has the meaning set forth in Section 7.05(a).

“Adeptus Put Option” has the meaning set forth in Section 7.05.

“Adeptus Put Right” has the meaning set forth in Section 7.06(a).

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Operating Agreement, as amended or restated from time to time, together with any and all schedules, exhibits and attachments to this Agreement.

“Annual Budget” means the annual operating budget and capital expenditures budget for Company and each Company Facility each Fiscal Year.

“Appraised Value” means the Fair Market Value of the subject interest in Company as determined by an Appraiser which, in all cases, shall (a) be based upon the assumption that Company will be an ongoing concern, and (b) take into account the anticipated changes in future revenue and expenses of Company and Company-Owned Entities, including any anticipated changes in the future revenue or expense of Company and Company-Owned Entities as a result of a Selling Member no longer being an owner or sponsor of Company, such as (i) any interruption in business and/or reimbursement of services, (ii) any modification to or termination of  managed care contracts or networks, and (iii) any change in branding and any costs associated therewith.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any one or more of the following:  (a) the Person is adjudicated as bankrupt or makes an assignment for the benefit of its creditors; (b) the Person files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any Law or files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of such nature; (c) the Person seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Person or all or any substantial part of the Person’s property; (d) the Person is unable to get dismissed, within one hundred twenty (120) days after its commencement, any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (e) the Person is unable to stay or vacate, within ninety (90) days after its commencement, the appointment without the Person’s consent or acquiescence of a trustee, receiver or liquidator of the Person or of all or any substantial part of the Person’s property and if the appointment is stayed as hereinabove provided, the appointment is not vacated within ninety (90) days after the expiration of any such stay, or (f) the Person is dissolved.

“Capital Account” has the meaning set forth in Section 4.05.

“Capital Call” has the meaning set forth in Section 4.01(b).

“Capital Call Notice” has the meaning set forth in Section 4.01(b).

“Capital Contribution” means either an Initial Capital Contribution or an Additional Capital Contribution by a Member.

“Change of Control” as to a Person means (a) an event, or sequence of related events, that result in any consolidation or merger of the Person with or into any limited liability company, partnership, corporation or other entity, or any other reorganization in which the owners having control of the Person immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the voting power of the surviving or successor entity immediately after such consolidation, merger or reorganization; (b) any transaction or series of related transactions to which the Person is a party in which at least fifty percent (50%) of the Person’s outstanding voting power is transferred; provided, however, that a Change of Control will not include (i) any consolidation or merger effected exclusively to change the domicile of the Person, (ii) any conversion of the Person to another state law form of entity or (iii) normal turnover in the composition of a Person’s Board in accordance with its governing documents; or (c) any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Person.

“Company” means UCHealth Partners LLC, a Colorado limited liability company.

“Company Facility” means each Hospital Facility and Freestanding ER Facility owned or operated by Company or any Company-Owned Entity.

“Company-Owned Entity” means any Person owned, directly or indirectly, in whole or in part, by the Company.

“Competing Freestanding ER Facility” has the meaning set forth in Section 8.01.

“Competing Hospital Facility” has the meaning set forth in Section 8.01.

“Compliance Program” has the meaning set forth in Section 2.03(a)(iii).

“Computation Date” has the meaning set forth in Section 4.02(c)(i).

“Confidentiality and Trade Secret Rights” has the meaning set forth in Section 11.15.

“Conflicted Member” has the meaning set forth in Section 3.01(d).

“Conflicts of Interest Policy” means the conflicts of interest policy of the Company.

“Contributed ER Business” means the freestanding emergency room facilities, and the business operations relating thereto, contributed by Adeptus and one or more of its Affiliates in accordance with Section 4.01(a) hereof, as more fully described on Exhibit B.

“Contributing Member” has the meaning set forth in Section 4.02.

“Contribution Loan” has the meaning set forth in Section 4.02.

“Covered Person” means any Member, officer of Company or any Company-Owned Entity, any Person serving as a member of the Governing Board of Company, or any Person serving as a director, officer or agent of a Company-Owned Entity at the request of Company.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable and recognized consistent with GAAP with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided, further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.

“Development Budget” means the development plan and budget for each Company Facility that shall be established and recommended by Manager to the Governing Board in connection with the decision to develop any Company Facility not included in the Initial Strategy Plan, which plan and budget will include, without limitation, the costs of developing and opening a Company Facility, the costs of obtaining any required regulatory approvals, and any other development fees payable to any party, construction and equipment costs and the estimated initial working capital that will be needed to finance the start-up phase of operations at Company Facility.

“DHCPF” means the Colorado Department of Health Care Policy and Financing.

“Disinterested Member” has the meaning set forth in Section 3.01(d).

“Distributable Funds” means all cash funds of Company, as the case may be, on hand at the end of each quarter, less (a) provision for payment of all outstanding and unpaid current cash obligations of Company at the end of such quarter (including the management fee under the Management Agreement and any amounts payable thereunder that are in dispute), and (b) provision for adequate reserves for reasonably anticipated cash and capital expenses and contingencies (which may include debt service on third party Company indebtedness and fees payable under written agreements with Affiliates) as determined by the Governing Board; provided, however, proceeds from the disposition of all or substantially all of Company’s assets shall not be included in Distributable Funds.

“Effective Date” means the date first above written.

“Exercise Notice” has the meaning set forth in Section 7.06(b).

“Fair Market Value” of any property means the cash price at which a willing and able seller would sell, and a willing and able buyer would buy, such property (a) in an arm’s-length transaction, (b) assuming that such property was being sold free of encumbrances and in a manner reasonably designed to solicit a broad range of possible buyers, and (c) assuming that both the buyer and seller have reasonable knowledge of relevant facts.  For all purposes hereunder, Fair Market Value shall be determined without application of any discount based on minority or non-controlled position.

“Federal Health Care Program” means and includes the Medicare and Medicaid programs, TRICARE, and any other federal health care program as defined in 42 U.S.C. § 1320a-7b(f), as amended from time to time.

“Financial Assistance and Emergency Medical Care Policies” means the financial assistance and emergency care policies adopted by Company in a form acceptable to the Members, as such may be amended from time to time, subject to the terms of this Agreement.

“First and Second Appraisers” has the meaning set forth in Section 7.07(b).

“First Officer Term” means the period commencing upon the Effective Date and ending on the second anniversary of the Effective Date.

“Fiscal Year” means (a) the period commencing upon the formation of Company and ending on December 31, 2015, (b) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (c) any portion of the period described in clause (b) of this definition for which Company is required to allocate Net Income or Net Loss and other items of Company income, gain, loss or deduction pursuant to the Agreement.

“Freestanding ER Facility” means each emergency room facility or center owned or operated by Company or any Company-Owned Entity and located at a separate physical location from any Hospital Facility owned or operated by Company or any Company-Owned Entity, whether separately licensed or included under any Hospital Facility license held by Company, any Company-Owned Entity or a Member.

“GAAP” means generally accepted accounting principles.

“Governing Board” has the meaning set forth in Section 3.01(a).

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                               the initial Gross Asset Value of any asset contributed by a Member to Company shall be the gross Fair Market Value of such asset, as agreed to by the contributing Member and the Governing Board;

(b)                              the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Governing Board, as of the following times:  (i) the acquisition of an additional interest in Company by any existing Member or additional Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in Company; and (iii) the liquidation of Company within the meaning of Regulations §1.704-1(b)(2)(ii)(g); provided, however, that Gross Asset Values shall be adjusted pursuant to clause (i) and clause (ii) of this sentence only if the Governing Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in Company; and

(c)                               the Gross Asset Value of any Company asset distributed to any Member shall be the gross Fair Market Value of such asset on the date of distribution, as determined by the distributee Member and the Governing Board.  If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a) or subsection (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

“Hospital Facility” means any facility (excluding a Free Standing ER Facility) separately licensed as a general acute care hospital under the law of the applicable location within the Restricted Area that is: (a) owned or operated by Company; or (b) owned or operated by a Member, as set forth on Schedule 1.01 hereto, (to be amended from time to time upon agreement of the Members).

“Initial Capital Contribution(s)” has the meaning set forth in Section 4.01(a).

“Initial Strategy Plan” means the Initial Strategy Plan in the form attached as Exhibit A, which the Members acknowledge has been reviewed and approved by the Members and shall be diligently pursued and executed by the Company, except as otherwise determined by the Governing Board and/or the Members in accordance with this Agreement.

“Initiating Member” has the meaning set forth in Section 7.06(b).

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement.

“Legal Impediment” has the meaning set forth in Section 9.02.

“Legal Impediment Negotiation Period” has the meaning set forth in Section 9.02.

“Line of Credit Agreement” means the Working Capital Line of Credit Agreement entered into by and between Company and Adeptus concurrently with the execution and delivery of this Agreement, as modified or amended by the parties thereto from time to time.

“Liquidating Trustee” has the meaning set forth in Section 5.09.

“Lobbying Activities” are those activities that would constitute propaganda, or otherwise attempting, to influence legislation within the meaning of Section 501(c)(3) of the IRC.

“Losses” has the meaning set forth in Section 11.03.

“Major Decisions” has the meaning set forth in Section 3.01(b)(iii).

“Management Agreement” means the Management Services Agreement entered into by and between Company and Manager concurrently with the execution and delivery of this Agreement pursuant to which Manager provides day-to-day management services for the Company Facilities, as such Agreement may be modified or amended by the parties thereto from time to time.

“Manager” means Adeptus Health Management LLC, a Texas limited liability company.

“Material Deadlock” means the Governing Board is unable, after commercially reasonable efforts in good faith and at least two (2) duly held meetings of the Governing Board, to approve or disapprove any proposed action requiring approval of the Governing Board under this Agreement that, as a result of the deadlock with respect to such proposed action, has had or could reasonably be expected to have a material adverse effect on (a) the furtherance of the mission or the achievement of the purposes of the Company, (b) the financial performance of the Company, (c) the operations of the Company Facilities, (d) the quality of services rendered by the Company Facilities, or (e) the due exercise by a Member of its material rights hereunder.

“Medical Staff” has the meaning set forth in Section 10.01.

“Medical Staff Bylaws” has the meaning set forth in Section 10.01.

“Member(s)” has the meaning set forth in the Recitals.

“Net Income” or “Net Loss” means, for each fiscal period, an amount equal to Company’s taxable income or loss, as the case may be, for such period determined in accordance with Section 703(a) of the IRC (including for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(l) of the IRC), as adjusted as follows:

(a)                               any income of Company exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss;

(b)                              any expenditures of Company described in §705(a)(2)(B) of the IRC (or treated as expenditures described in §705(a)(2)(B) of the IRC pursuant to Regulations §1.704-I(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

(c)                               in the event the Gross Asset Value of any Company asset is adjusted in accordance with subsection (b) or subsection (c) of the definition of “Gross Asset Value” above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)                             gain or loss resulting from any disposition of any asset of Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)                               in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” above; and

(f)                                notwithstanding any other provision of this definition, any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Net Income or Net Loss.

“Non-Contributing Member” has the meaning set forth in Section 4.02.

“Offeree Member” has the meaning set forth in Section 7.06(b).

“Officer” has the meaning set forth in Section 3.01(c)(i).

“Officer Term” has the meaning set forth in Section 3.01(c)(ii).

“Ownership Percentage Interests” has the meaning set forth in Section 5.01.

“Person” means and includes any individual, profit or nonprofit corporation, association, partnership (general, limited or limited liability), joint venture, trust, estate, limited liability company or other legal entity or organization.

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“Preferred Distribution” means an annual amount equal to $[*] Dollars, which represents [*] of the Contributed ER Business as of the date hereof as mutually agreed upon by the Members.  The annual measurement for the Preferred Distribution shall commence on the Effective Date.

“Prime Rate” means that rate of interest equal to the United States prime interest rate as published from time to time by The Wall Street Journal.

“Purchasing Member” has the meaning set forth in Section 7.07(a).

“Put-Call Notice” has the meaning set forth in Section 7.06(b).

“Put-Call Purchase Price” has the meaning set forth in Section 7.06(b).

“Quality Assessment Program” has the meaning set forth in Section 2.03(a)(vi).

“Reasonable Compensation” as applied to the value of services means the amount that would ordinarily be paid for like services by like enterprises (whether taxable or tax-exempt) under like circumstances, as determined in manner consistent with the standards for determining reasonableness of compensation as set forth in Section 162 of the IRC.

“Recapture Claim” means any claim of disallowance or recapture by CMS, OIG, DHCPF or any other governmental or quasi-governmental authority with respect to (a) charges or billings for health care program enrollees or beneficiaries, (b) any alleged underpayment of any tax or assessment, (c) any civil monetary penalty or state equivalent fine, (d) retroactive determination of ineligibility for payment for DSH, UPL, or any other stability or regulatory payment, or (e) any adjustment due to audit results.

“Regents Trademark License Agreement” has the meaning set forth in Section 2.04.

“Regulations” means the income tax regulations and temporary regulations promulgated by the Internal Revenue Service, Department of Treasury, pursuant to the IRC.

“Related Party Transaction” means any lease, contract or agreement or any other transaction or arrangement involving payments or remuneration (a) between Company and any Member or an Affiliate of a Member; or (b) between any Company-Owned Entity and (i) any Member, (ii) any Affiliate of a Member, or (iii) any other Person (other than Company) that owns or holds a membership or other ownership interest in any Company-Owned Entity.

“Restricted Area” means the state of Colorado; Laramie County, Wyoming; and Albany County, Wyoming.

“Selling Member” has the meaning set forth in Section 7.07(a).

“Supermajority Board Action” means the affirmative vote, consent or approval of the members of the Governing Board appointed by Members holding at least seventy percent (70%) of the Ownership Percentage Interest in the Company.

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“Support Agreement” means the Support Services Agreement entered into by and between Company and UCH concurrently with the execution and delivery of this Agreement pursuant to which UCH provides certain administrative and support services for the Company Facilities, as such Agreement may be modified or amended by the parties thereto from time to time.

“Tax-Exempt Obligation” has the meaning set forth in Section 2.02(a).

“Tax-Exemption Impediment” means the existence, or operation of any term, covenant, condition or provision of this Agreement or any Related Party Transaction or any conduct of a Member that could (a) jeopardize the classification of UCH or any tax-exempt Affiliate of UCH as a tax-exempt organization and/or non-private foundation under Sections 501(c)(3) and 509(a) of the IRC, (b) jeopardize the exemption from taxation of any bonds issued on behalf of UCH or any such Affiliates, (c) result in the imposition of intermediate sanctions on the Members (or their shareholders, officers, directors or trustees) pursuant to Section 4958 of the IRC, or (d) cause UCH or any tax-exempt Affiliate of UCH to recognize material amounts of “unrelated business taxable income” within the meaning of Section 511 of the IRC on income allocations received by UCH from Company, such materiality to take into account all other UCH income.

“Tax-Exemption Impediment Negotiation Period” has the meaning set forth in Section 9.01.

“Third Appraiser” has the meaning set forth in Section 7.07(b).

“Trademark License Agreement” means the Trademark License Agreement entered into by and between UCH and Company concurrently with the execution and delivery of this Agreement pursuant to which UCH, under specified conditions, licenses to Company certain rights to use its name and trademark solely in connection with the branding of Company Facilities, as such Agreement may be modified or amended by the parties thereto from time to time.

“Transfer” has the meaning set forth in Section 6.01.

“UCH” means University of Colorado Health, a Colorado nonprofit benefit corporation.

“UCH Competitor” means [*].

“UCH Indemnified Parties” has the meaning set forth in Section 11.03.

“UCH Management” means the senior management of UCH.

“UCH Purchase Events” has the meaning set forth in Section 7.02.

“UCH Purchase Notice” has the meaning set forth in Section 7.02(b).

“UCH Purchase Option” has the meaning set forth in Section 7.02.

“UCH Put Event” has the meaning set forth in Section 7.04.

“UCH Put Notice” has the meaning set forth in Section 7.04(a).

“UCH Put Option” has the meaning set forth in Section 7.04.

“UCH Put Right” has the meaning set forth in Section 7.06(a).

“UCHA” means the University of Colorado Hospital Authority, an Affiliate of UCH.

Section 1.02               Usage Generally; Interpretation.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  All references herein to Articles, Sections, subsections or paragraphs shall be deemed to be references to Articles, Sections, subsections or paragraphs of this Agreement unless the context otherwise requires.

ARTICLE II
FORMATION OF COMPANY

Section 2.01               Formation of Company.  UCH and Adeptus have formed Company as a limited liability company pursuant to the Act for the purposes set forth in this Agreement.  Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Members and the administration and termination of Company shall be governed by the Act.  A Member’s interest in Company shall be personal property for all purposes.  All real and other property owned by Company shall be deemed owned by Company as an entity, and none of the Members shall have any ownership interest in such property.

Section 2.02               Purposes and Scope of Company.

(a)                               Purposes.  Subject to the provisions of this Agreement, the purposes of Company are to expand access to and provide health care serves by developing, owning and/or operating such Hospital Facilities and Freestanding ER Facilities as set forth in the Initial Strategy Plan, as modified and amended from time to time in accordance with this Agreement, and such other Hospital Facilities and Freestanding ER Facilities as may be approved by the Governing Board and the Members from time to time in accordance with this Agreement, and, in pursuance thereof, to engage in any and all lawful activities for which a limited liability company may be organized under the Act including, without limitation, the acquisition, improvement, sale, lease, mortgage, operation or other use of or dealings with real, personal or mixed property.  Notwithstanding any provision to the contrary in this Agreement or the Act, the Management Agreement, the Support Agreement or any other agreement related to Company, a Company-Owned Entity, or any Company Facility, for so long as any Member (or any Affiliate of any Member) is a Member and is tax-exempt under Section 501(c)(3) of the IRC, Company shall be operated and managed in accordance with and in furtherance of the provisions of this Section 2.02 and Section 2.03 (collectively, the “Tax-Exempt Obligations”).  The Tax-Exempt Obligations shall override any conflicting duty the members of the Governing Board or Members may have to operate Company solely for the financial benefit of the Members; provided, however, notwithstanding anything to the contrary contained herein, that the Tax-Exempt Obligations shall not result in (i) Members being under a duty to make Additional Capital Contributions to Company, (ii) Members or Company being under a duty to modify or amend this Agreement or any of the Related Party Transactions, except as and to the extent set forth in Section 9.01, or (iii) a Member’s Ownership Percentage Interest being subject to a purchase event contemplated in Article VII.

(b)                              Charitable Purposes.  Company and each Company Facility shall at all times be operated and managed in a manner that furthers the charitable and community-based healthcare purposes, mission, vision and values of UCH by promoting health and providing or expanding access to healthcare services to the community at large.  Specifically, and without limiting the generality of the foregoing, Company and each Company Facility shall be operated and managed in a manner that:

 (i)                              provides a Medical Staff for the Company Facilities that is open to any physician who satisfies Medical Staff requirements related to professional requirements and qualifications for membership and clinical privileges, subject to such exclusive staffing and/or coverage arrangements as may be approved by the Governing Board from time to time;

 (ii)                          provides access to patient care services based on medical necessity, without regard to characteristics such as a person’s race, religion, creed, national origin, gender, age, sexual orientation, physical or mental disability, payor source or ability to pay;

 (iii)                      provides access to patient care services to individuals covered by Medicare, Medicaid, TRICARE and other federal and state governmental payment programs; and

 (iv)                      will not, upon UCH’s receipt of a written opinion UCH’s legal and/or tax counsel, cause UCH to act other than exclusively in furtherance of its tax-exempt purposes, adversely affect its exempt status under Section 501(c)(3) of the IRC, cause UCH to recognize “unrelated business taxable income” within the meaning of Section 511 of the IRC with respect to its share of the Net Income of Company, to cause Company or any Company Facility to fail to comply with Section 501(r) of the IRC, or to cause the long-term debt of UCH not to be eligible for treatment as tax-exempt debt.

(c)                               Financial Assistance and Emergency Medical Care.  With respect to compliance with Section 501(r) of the IRC, Company shall cause Manager to (i) conduct periodic community health needs assessments for the communities served by Company; (ii) adopt and implement the Financial Assistance and Emergency Medical Care Policies, and update such Financial Assistance and Emergency Medical Care Policies as required to reflect any changes in interpretations of law with respect to “hospital organizations” and “hospital facilities” as defined in Section 501(r) of the IRC as are required to maintain compliance with Section 501(r) of the IRC and other relevant administrative guidance and to continue to meet the reasonable needs of the communities served by Company; (iii) widely publicize the Financial Assistance and Emergency Medical Care Policies to patients and to the communities served by Company; (iv) make available financial assistance for medically necessary and emergency medical care to individuals who are eligible for such assistance under the standards set forth in the Financial Assistance and Emergency Medical Care Policies; (v) provide reasonable and lawful levels of charity care consistent with the Financial Assistance and Emergency Medical Care Policies; and (vi) not undertake any extraordinary collection actions without having first made reasonable efforts to determine if the individual involved is eligible for financial assistance under the Financial Assistance and Emergency Medical Care Policies.  Any amendments to the Financial Assistance and Emergency Medical Care Policies shall be recommended by the Manager and shall be subject to the approval and adoption by UCH, such approval not to be unreasonably withheld, conditioned or delayed.

(d)                             Statement of Common Values.  Company, each Company-Owned Entity and each Company Facility shall be operated in a manner reasonably consistent with UCH’s Statement of Common Values.

(e)                               Reasonable Compensation.  Company and each Company-Owned Entity shall follow policies and procedures reasonably calculated to ensure that all transactions involving payment for services including, without limitation, compensation paid to Manager under the Management Agreement and reimbursement to Manager for compensation paid to any personnel provided by Manager under the Management Agreement, are within the range of Reasonable Compensation for the services involved and that all transactions involving payment or property or the right to use property are within the range of Fair Market Value for the property or right to use property involved in the transaction and reasonably calculated to ensure that neither UCH nor Company or any Company-Owned Entity participates in an excess benefit transaction as defined in Section 4958 of the IRC.

(f)                                Political and Lobbying Activities.  In no event may Company or any Company-Owned Entity make any direct or indirect financial contribution to, or otherwise directly or indirectly endorse or oppose, any candidate for public office, carry on any Lobbying Activities, or engage in any other activities to an extent not permitted to be carried on by UCH as an organization exempt from federal income tax under Section 501(a) of the IRC because it is described in Section 501(c)(3) of the IRC.

(g)                              Binding on Managers.  Manager shall be required to expressly agree to cause Company to comply at all times with the provisions of Section 2.02 and Section 2.03, subject to the terms and conditions of the Management Agreement.

(h)                              Amendment.  Any modification, deletion or repeal of any of the operating covenants and principles described in Section 2.02 or Section 2.03 shall require the express written approval of both Members.

Section 2.03               Operating Policies and Procedures.

(a)                               Conflicts and Compliance Policies.  Members and the Governing Board shall cause Company, each Company-Owned Entity and each Company Facility to:

(i)                                  Be developed, formed, managed and operated in compliance with all applicable legal and regulatory considerations;

(ii)                              Establish, continually maintain and comply with a Conflicts of Interest Policy which will apply to the owners, managers and key employees of Company and each Company-Owned Entity;

(iii)                          Establish and continually maintain a compliance program designed by Manager to prevent, detect and correct non-compliance (the “Compliance Program”), which program will be generally consistent with recognized standards for the industry (including consideration of guidance provided by the Office of the Inspector General, United States Department of Health and Human Services); and follow those guidelines established by the UCH Chief Compliance Officer and approved by the Governing Board;

(iv)                          Submit the Compliance Program for review by both UCH Management and Adeptus Management and for self-assessment by the Governing Board at least annually to ensure its continuous and effective operation and administration.  The Chief Compliance Officers for both Members shall be consulted on the method and content of the Governing Board’s self-assessment process; and

(v)                              Allow for audit of the Compliance Program by both Members or an appropriate audit firm mutually agreed to by the Governing Board.

(vi)                          Quality of Care.  Company and each Company-Owned Entity shall adopt, maintain and apply protocols, guidelines, policies and procedures consistent with performance and quality metrics used by UCH, approved in advance by the Governing Board (the “Quality Assessment Program”) that will:

(vii)                      Provide for the delivery of patient care at or above the community standard for the industry and/or clinical service(s) operated by Company and each Company-Owned Entity;

(viii)                  Assure the operation and maintenance of a safe clinical environment for the delivery of patient care, including appropriate Medical Staff credentialing and peer review processes;

(ix)                          Promote positive outcomes in connection with the delivery of patient care;

(x)                              Allow for the quantitative measurement and provide for ongoing monitoring by the Governing Board and the Medical Staff of clinical quality based upon recognized standards for the industry and/or clinical service(s) operated by Company, and each Company-Owned Entity as applicable; and

(xi)         Provide for the full participation by the Company Facilities in the UCH emergency department quality program, including (A) full participation in the case review process, (B) full transparency of operational and quality data and (C) participation in UCH’s dashboard preparation.

Section 2.04               Name.  Company shall be known as UCHealth Partners LLC and the business and affairs of Company and each Company-Owned Entity shall be conducted under a name and brand that includes “University of Colorado Health,” with the specific form of such names and brands to be consistent with the terms and conditions of the Trademark License Agreement and applicable law, and approved by the Governing Board from time to time.  UCH warrants and represents to Adeptus and Company that (i) the Company and each Company Facility are “Affiliates” as that term is defined in the Trademark License Agreement dated January 31, 2012  entered into between UCH and the Regents of the University of Colorado (the “Regents Trademark License Agreement”) and (ii) as Affiliates, under the terms of the Regents Trademark License Agreement, the Company and each Company Facility shall have the right to conduct its business under the name “University of Colorado Health.”  UCH hereby agrees that the Company and each Company-Owned Facility shall have the right to conduct its business under the name and brand that UCH uses to conduct its hospital business.

Section 2.05               Assumed Name Certificate.  Members shall execute and file all assumed or fictitious name certificates required by law to be filed in connection with the formation of Company or the conduct of its business.

Section 2.06               Scope of Members’ Authority.  Except as otherwise expressly and specifically provided in this Agreement, no Member shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other Member, Company or any Company-Owned Entity.

Section 2.07               Registered Office; Principal Place of Business; Books and Records.  Company’s registered and principal place of business will be at 12401 East 17th Avenue, Mail Stop F-417, Aurora Colorado 80045 or such other place as the Governing Board shall designate.  Company shall maintain its books and records at its principal executive office.  Company shall provide Members access to its books and records at its principle executive office.

ARTICLE III
MANAGEMENT OF COMPANY

Section 3.01               Management and Operations of Company.

(a)                               Management by Governing Board.  Subject to those matters for which the approval of the Members is required by this Agreement or by the Act, the powers of Company shall be exercised by or under the authority of, and the business and affairs of Company shall be managed under the direction of, the board of directors of Company (“Governing Board”) in accordance with the provisions of this Section 3.01.

(b)                              Governing Board and Members.

(i)                                  Number; Appointment.  The Governing Board shall consist of four (4) members, two (2) of whom shall be appointed by UCH and two (2) of whom shall be appointed by Adeptus.  Currently, Adeptus has appointed Graham

Cherrington and Tim Fielding and UCH has appointed Elizabeth Concordia and Anthony DeFurio as their respective representatives on the Governing Board.  UCH and Adeptus each may also appoint a non-voting representative, who may attend Governing Board meetings but shall not be a voting member of the Governing Board and shall not be permitted to participate in any executive session designated as such by the Governing Board.  Each member of the Governing Board shall serve at the pleasure of the Member that appointed such Governing Board member and, upon the removal, resignation, unavailability or death of any Governing Board member, a replacement Governing Board member shall be chosen by such Member.

(ii)                              Quorum; Voting Power; Vote Required for Actions.  A quorum of the Governing Board shall consist of the presence in person or by telephone of at least one (1) Governing Board member appointed by each Member; provided, however, in the event both of the Governing Board members appointed by a given Member are not present in person or by telephone at two (2) consecutive duly scheduled or noticed meetings of the Governing Board, their presence in person or by telephone shall not be required to establish a quorum for the next duly scheduled or noticed meeting of the Governing Board.  If a quorum is present when a vote is taken, each Governing Board member shall vote according to the Ownership Percentage Interest in the Company held by the Member that appointed such Governing Board member, with each Governing Board member having voting power equal to the Ownership Percentage Interest owned by such appointing Member divided by the number of Governing Board members appointed by that Member.  If any Governing Board member is not present at a meeting of the Governing Board, the voting power attributable to such absent Governing Board member shall automatically be allocated to the other Governing Board member appointed by the same Member who appointed the absent Governing Board member.  Subject to Section 3.01(b)(iii)-(v), all actions of the Governing Board shall require approval (by vote or written consent) by Governing Board members who have at least a majority of such voting power.

(iii)                          Major Decisions.  Notwithstanding Section 3.01(b)(ii), no act shall be taken or sum expended or obligation incurred by Company, any Company-Owned Entity or either Member with respect to a matter within the scope of any of the major decisions affecting Company and/or any Company-Owned Entity described below (collectively, “Major Decisions”), unless such Major Decision has been approved by the Governing Board by Supermajority Board Action, and provided further that the Governing Board, Members, Company and each Company-Owned Entity shall at all times comply with, and shall cause Manager and each manager and officer of Company and each Company-Owned Entity to comply with the provisions of Section 2.02 and Section 2.03 to carry out those provisions.  The Major Decisions shall be the following:

(A)                          The modification or amendment of the Initial Strategy Plan or any proposed action that is inconsistent with the Initial Strategy Plan, including a decision to not develop or acquire any new Company Facility included in the Initial Strategy Plan, and the approval of any new strategic or development plan for Company;

(B)                           The approval of the Development Budget for any Company Facility not included in the Initial Strategy Plan, the modification or amendment of any such Development Budget;

(C)                           The approval of Annual Budgets for each Fiscal Year for Company and each Company Facility, and any significant changes to any item of income or expenditure set forth in an Annual Budget; provided, however, expenditures for ordinary course operations not exceeding ten percent (10%) of the Operating Annual Budget (in the aggregate) shall be permitted without further Company approval; provided, further, that the Company may modify an Annual Budget from time to time by written resolution approved by the Governing Board by Supermajority Board Action, which modification shall then become the new authorization for expenditures;

(D)                          The sale or exchange of any Company Facility or all or any significant portion of the assets of Company or any Company-Owned Entity, or any merger or consolidation of Company or Company-Owned Entity with or into any other entity;

(E)                            Changing the name of Company, any Company-Owned Entity or any Company Facility;

(F)                             Any borrowing, guaranteeing any indebtedness or creating or granting any lien or other encumbrance on any assets of Company or any Company-Owned Entity, other than borrowings and the related liens or encumbrances (x) contemplated under any approved Annual Budget or Development Budget or (y) of less than $100,000 in the aggregate;

(G)                          Lending to any Person any of the funds of Company or any Company-Owned Entity;

(H)                          Entering into, terminating, renewing or modifying any Related Party Transaction;

(I)                                Removing, admitting or substituting any Members of Company or any Company-Owned Entity;

(J)                                Any decision to dissolve Company or any Company-Owned Entity or to file a petition requesting or consenting to an order for relief under the federal bankruptcy laws, or other actions with respect to Company or any Company-Owned Entity as a result of insolvency or the inability to pay debts generally as such debts become due;

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(K)         Requiring Members to make Additional Capital Contributions to Company;

(L)         Entering into any managed care agreements or arrangements for the provision of medical services;

(M)                        Appointment of jointly-recruited Medical Directors for the Company, any Company-Owned Entity or any Company Hospital Facility;

(N)                          Approval of and/or amendment to the Medical Staff Bylaws for Company, any Company-Owned Entity or any Company Facility;

(O)                          Any decision to establish any new Company-Owned Entity not contemplated in the Initial Strategy Plan or cause Company or any Company-Owned Entity to buy or sell any interest in any Person;

(P)                             The commencement, prosecution, settlement, compromise or dismissal of any lawsuit or other judicial or administrative proceeding (including any investigation) that is related, either directly or indirectly, to Company or any Company-Owned Entity which has an amount in controversy or settlement value of $[*] or more;

(Q)                          Any decision related as to whether or not Company, any Company-Owned Entity or any Company Facility shall participate in any Federal Health Care Program; provided, however, if at any time Company, any Company-Owned Entity or any Company Facility is deemed ineligible for a Federal Health Care Program, then Company shall take all actions necessary to operate lawfully without participation;

(R)                           The entry by Company or any Company-Owned Entity into any new line of business or business purpose other than as provided for or authorized pursuant to this Agreement;

(S)                             The distribution of any assets of Company or any Company-Owned Entity other than cash to Members;

(T)                             Approval of any material agreement for the provision of physician staffing and/or coverage of any Company Facility including, without limitation, any exclusive staffing and/or coverage arrangement as described in Section 2.02(b)(i), it being agreed that UCH will be given a first right of refusal to furnish hospital-based physician services for any Hospital Facility, including, without limitation (1) hospitalist coverage, (2) specialist physician coverage, (3) lab directorships, (4) anesthesia coverage, (5) radiology/imaging; and it being further agreed that National Medical Professionals of Colorado, P.C. shall provide all physician staffing services for all Company Facility emergency rooms. With respect to all UCH owned emergency room facilities, in each instance when the facility’s emergency physician staffing agreement is going to be put out to bid (whether through the issuance of a formal request for proposals or when bids to provide emergency physician staffing are informally solicited), National Medical Professionals of Colorado, P.C. will be included in the bid (whether formal or informal) and its response will be given full and fair consideration.

(U)                          Any amendment to the (1) Conflicts of Interest Policy, (2) Compliance Program, (3) Quality Assessment Program, (4) Corporate Integrity Program, or (5) Confidentiality and Trade Secret Rights;

(V)                          Any fee paid in exchange for a guarantee pursuant to Section 4.09;

(W)                       Entering into a management services agreement or any other agreement similar to the Management Agreement with respect to one (1) or more Company Facilities; or

(X)                          Engagement of any business, legal and financial and other consultants or advisors to provide services to or on behalf of Company or any Company-Owned Entity.

(iv)                          Matters Requiring Member Approval.  Notwithstanding anything herein to the contrary, the following decisions or actions shall also require the approval of both Members:

(A)                          Those Major Decisions identified in the following paragraphs of Section 3.01(b)(iii):  (A), (B), (D), (E), (H), (I), (J), (K), (O), (R), (S) and (W); and

(B)                           Approval of any proposed expenditure, obligation or liability that involves a commitment of more than fifty percent (50%) of the total Annual Budget of Company.

(v)                              Material Deadlock.  In the event of any Material Deadlock, Company shall first attempt to resolve such Material Deadlock by submitting the matter to the Chief Corporate Development Officer of Adeptus Parent and the Chief Financial Officer of UCH for discussion and resolution.  In the event that those two individuals are not able to resolve such Material Deadlock within fifteen (15) business days after submission of the matter to them, then the Material Deadlock shall be submitted to the Chief Executive Officers of Adeptus Parent and UCH for discussion and resolution.  In the event the Chief Executive Officers are unable to resolve such Material Deadlock within fifteen (15) business days, then Company shall not take the action with respect to the matter over which the members of the Governing Board are deadlocked; provided, however, that (i) in the event of a Material Deadlock with respect to any Annual Budget, the annual operating budget previously approved by the Governing Board shall continue unless and until a new Annual Budget is approved by the Governing Board in accordance with this Agreement, and (ii) a Party may pursue Dispute Resolution under Section 11.09 to resolve a Material Deadlock.

(vi)                          Governing Board Meetings.  Meetings of the Governing Board may be called by any member of the Governing Board.  A schedule of regular meetings shall be established at the beginning of each Fiscal Year.  Regularly scheduled meetings shall not require any further advance notice.  All other meetings shall be held upon four (4) days’ notice by mail or seventy-two (72) hours’ notice delivered personally or by telephone or email and simultaneously giving notice in accordance with Section 11.01.  A notice need not specify the purpose of the meetings.  Notice of a special meeting need not be given to any member of the Governing Board who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such member.  All such waivers, consents and approvals shall be filed with the Governing Board and made a part of the minutes of the meeting.  Meetings of the Governing Board shall be held at Adeptus’ corporate office in Texas or UCH’s corporate office in Colorado on an alternating basis and shall be so designated in the notice of the meeting or at such place as may be approved by the Governing Board.  One or more Governing Board members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Governing Board members participating in such meeting can hear one another.  Participation in a meeting in such manner constitutes a presence in person at such meeting.

(vii)                      Action Without Meeting.  Any action required or permitted to be taken by the Governing Board may be taken by the Governing Board members without a meeting if all Governing Board members consent in writing to such action.  All such actions by written consent shall have the same force and effect as the requisite vote of the Governing Board members at a duly called and held meeting.

(viii)                  Devotion of Time.  No Governing Board member is obligated to devote all of his or her time or business efforts to the affairs of Company.  The Governing Board members shall devote such time to Company’s business as they shall deem appropriate for the operation of Company.  Subject to compliance with the Act, or except as otherwise specifically set forth in this Agreement, a Governing Board member may have other business or vocational interests and may engage in other activities in addition to those relating to Company.  Neither Company nor any Member shall have the right to share or participate in such other business interests or activities of a Governing Board member based on their status as a Governing Board member of Company.  Nothing in this Section 3.01(b)(viii) is intended to lessen the duties of a Member under Colorado law or as set forth elsewhere under this Agreement, including under Article VIII.

(ix)                          Reliance on Agents.  In performing their duties, the Governing Board members shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, of attorneys, accountants and other employees or agents of Company who the Governing Board members reasonably believe to be reliable and competent in the matters presented.

(c)                               Officers.

(i)                                  Appointment.  The Members shall appoint each of the Governing Board members as an officer of Company (each an “Officer”), and delegate duties and authority to such Officers.  The election of Officers shall occur on a two (2) year revolving basis whereby the President and Secretary shall be elected by a Member and the Vice-President and Treasurer shall be elected by the other Member.  Upon expiration of the First Officer Term and each Officer Term thereafter, a Member shall appoint those Officers not held by its appointed Governing Board members during the previous Officer Term.  If any Officer is elected without an express statement of the duties and authority of such Officer, the duties and authority of such Officer shall be the same as those given to an equivalent officer of a Colorado business corporation under the Colorado Business Corporation Act.  For the First Officer Term, the following Officers of Company have been elected:  Graham Cherrington, President; Anthony DeFurio, Vice President; Tim Fielding, Secretary; and Elizabeth Concordia, Treasurer. Notwithstanding anything contrary set forth herein, Manager shall have the right to participate in and set forth the agenda for Governing Board meetings, provided that matters will be added to the agenda set forth by the Manager upon the request of at least two (2) of the members of the Governing Board.

(ii)                              Term.  Except for the First Officer Term, Officers shall serve for a two (2) year term (each an “Officer Term”).  If at any time an Officer resigns or is removed or replaced by their appointing Member, such appointing Member shall appoint a replacement to serve for the remainder of such Officer Term.

(iii)                          President.  The President shall preside at all meetings of the Governing Board and/or Members and shall have such other duties as may be prescribed from time to time by the Governing Board.  In the absence of the President, the Vice President shall preside at Governing Board meetings.

(iv)                          Vice President.  In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President will perform the duties of the President, and when so acting, will have all the powers of and be subject to all the restrictions upon the President.  The Vice President will perform such other duties and have such other powers as may be prescribed by the Governing Board or the President.

(v)                              Secretary.  The Secretary shall be responsible for recording the minutes of all Governing Board and Member meetings.  The Secretary shall have the responsibility of authenticating records of Company and receiving notices required to be sent to Secretary, and shall perform such other duties as the Governing Board may from time to time prescribe.

(vi)                          Treasurer.  The Treasurer shall have responsibility for Company’s funds and securities, the financial and tax books and records of Company, the disbursement, along with the authorized Officers, of the funds of Company, the preparation and filing of Company’s tax and reporting forms, and such other duties as may be incident to his or her office or as prescribed by the Governing Board.

(vii)                      Other Officers.  Other Officers may be elected or appointed by the Governing Board, and shall have such duties as may be prescribed from time to time by the Governing Board.

(viii)                  Devotion of Time.  No Officer is obligated to devote all of his or her time or business efforts to the affairs of Company.  Officers shall devote such time to Company business as the Governing Board deems appropriate for the operation of Company.  Subject to compliance with the Act, or except as otherwise specifically set forth in this Agreement, an Officer may have other business or vocational interests and may engage in other activities in addition to those relating to Company.  Neither Company nor any Member shall have the right to share or participate in such other business interests or activities of an Officer based on their status as an officer of Company.  Nothing in this Section 3.01(c)(viii) is intended to lessen the duties of a Member under Colorado law or as set forth elsewhere under this Agreement, including under Article VIII.

(d)                             Enforcement of Related Party Transactions.  Notwithstanding anything to the contrary in this Agreement, in the event of any actual or potential dispute between the Company and any Member or any Affiliate of any Member relating to any Related Party Transaction, such Member (“Conflicted Member”) and the members of the Governing Board appointed by such Conflicted Member shall not participate in any vote, approval or decision with respect to such dispute, and the non-conflicted Member (“Disinterested Member”) and the members of the Governing Board designated by such Disinterested Member shall have, notwithstanding any other provision of this Agreement, the sole and exclusive right, power and authority to take action with respect to such matters, including, without limitation, to initiate, prosecute and defend, in the name and on behalf of Company or Company-Owned Entity, as applicable, any claim, suit, proceeding or other legal action that Company or any Company-Owned Entity has or may have against such Conflicted Member or Affiliate of such Conflicted Member.  For the purposes of any action or decisions requiring the approval, vote or consent of the Governing board or Members with respect to any such dispute, claim, suit, proceeding or other legal action, the affirmative approval, vote or consent of the members of the Governing Board appointed by the Disinterested Member or the Disinterested Member, as applicable, shall be sufficient to approve any such action or decision.  For the avoidance of doubt, this provision shall be subject to and shall not affect the application of (i) the purchase events set forth in Article VII, or (ii) the dispute resolution provisions set forth in Section 11.09.

(e)                               Member Activities.  Members agree to use reasonable efforts to promote Company Facilities and to encourage the use thereof by the public in the local medical community in a manner consistent with applicable laws.  Members acknowledge and agree that nothing contained in this Agreement or in any materials, plans, summaries or other tangible or intangible information prepared or communicated in connection herewith shall require any Member to refer Persons to any Company Facility for medical care or to induce other Persons to make or receive such referrals.

(f)                                Indemnification of Covered Persons.

(i)                                  The debts, obligations and liabilities of Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of Company, and neither the Members nor any Covered Person shall be obligated personally for any such debt, obligation or liability of Company solely by reason of being a Member or Covered Person; provided that this shall not limit or preclude liability of a Covered Person who is a service provider to the Company in accordance with the terms of any applicable contract or other applicable law.

(ii)                              No Covered Person shall be liable to Company or any Company-Owned Entity or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Company or any Company-Owned Entity and in a manner reasonably believed to be within the authority of such Covered Person and in the interests of the Company.  No Covered Person shall be liable for any act or omission or mistake of judgment unless the same (A) constituted bad faith, gross negligence or willful misconduct, or (B) was in breach of an express provision of this Agreement, subject to the provisions set forth in the last clause of Section 3.01(f)(i).

(iii)                          Each Covered Person shall be entitled to be indemnified by Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Company or any Company-Owned Entity and in a manner reasonably believed to be within the authority of such Covered Person and in the interests of the Company; provided, however, that any indemnity permitted under this Section 3.01(f) shall be provided out of and to the extent of Company assets only, shall be limited to the full extent allowed under the Act, shall not be available in cases of gross negligence, fraud or willful misconduct on the part of the Covered Person, and no Member shall have any personal liability on account of this indemnity.  To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding in respect of which such Covered Person is entitled to be indemnified as provided in this Section 3.01(f) shall, from time to time, be advanced by Company upon receipt by Company of an adequate undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified pursuant to this Section 3.01(f).

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(g)                              Representation Regarding Civil Administrative or Criminal Matters.

(i)                                  Adeptus hereby represents and warrants that neither they, Adeptus Parent, or its Affiliates are currently the subject or party to any civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending, or to Adeptus knowledge, threatened against Adeptus that, individually or in the aggregate, may impair or delay the ability of Adeptus to enter into this Agreement and to perform its obligations hereunder.

(ii)                              UCH hereby represents and warrants that neither they, UCH Parent, or its Affiliates are currently the subject or party to any civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending, or to UCH knowledge, threatened against UCH that, individually or in the aggregate, may impair or delay the ability of UCH to enter into this Agreement and to perform its obligations hereunder.

Section 3.02               Compensation of Members, Governing Board Members, Officers.  Except as may be expressly provided for herein or hereafter approved by the Members, no payment will be made by Company or any Company-Owned Entity to any Member, any member of the Governing Board or any Officer for the services of such Person.

Section 3.03               Contracts with Related Parties.  Except as otherwise specified herein, and except for the transactions contemplated in the Support Agreement and the Management Agreement, Company shall not enter into any Related Party Transaction unless such Related Party Transaction has been approved in accordance with this Agreement.  At any meeting of the Governing Board convened for the specific purpose of discussing the performance of the Manager under the Management Agreement, representatives of Adeptus appointed to the Governing Board by Adeptus shall have no vote as members of the Governing Board in respect of any action desired to be taken with respect to such performance by the Governing Board on behalf of Company if the Manager is an Adeptus Affiliate.  At any meeting of the Governing Board convened for the specific purpose of discussing the performance of the UCH or a UCH Affiliate under the Support Agreement, representatives of UCH appointed to the Governing Board by UCH shall have no vote as members of the Governing Board in respect of any action desired to be taken with respect to such performance by the Governing Board on behalf of the Company. To the extent the Party’s enter into a Related Party Transaction and that transaction entails Billing and Collection Services such documentation shall be consistent and sustainably similar in both substance and form to Section 1.2 of the Support Agreement.

Section 3.04               Managed Care Contracting.  [*].  Such managed care contracting services shall be provided by UCH pursuant to the Support Agreement.

Section 3.05               Independent Activities.  Subject to the covenants of the Members set forth in Article VIII, (a) each Member may, notwithstanding the existence of this Agreement or any fiduciary relationship created hereby, engage in whatever activities it chooses, whether the same be competitive with Company or otherwise, without having or incurring any obligation to offer any interest in such activities to Company, any Member or otherwise, and (b) neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Member from engaging in such activities or require a Member to permit Company or any other Member to participate in any such activities and, as a material part of the consideration for the execution hereof by the Members, each Member hereby waives, relinquishes and renounces any such right or claim of participation.

ARTICLE IV
FINANCING

Section 4.01               Asset and Capital Contributions.

(a)                               Initial Capital Contributions and “Purchase Price.”  Exhibit B attached hereto sets forth each Member’s initial capital contributions to Company, in the amount and in the form shown opposite each such Member’s name thereon (“Initial Capital Contribution(s)”), in exchange for the Member’s Ownership Percentage Interest.  Future capital contributions may be made as approved by the Governing Board.  Exhibit B shall be amended from time to time by the Governing Board to reflect Additional Capital Contributions by, and distributions of capital to, the Members

The Members have obtained a fair market value analysis and report from a nationally recognized consulting firm confirming that the values ascribed to the assets included in the Member’s respective capital contributions represent fair market value for the Ownership Interest Percentages granted them respectively herein.

(b)                              Additional Capital Contributions.  The Governing Board may request that the Members make additional capital contributions (“Additional Capital Contribution(s)”) to Company which shall be in proportion to their respective Ownership Percentage Interests, subject to approval by the Members in accordance with Section 3.01(b)(iv).  The Additional Capital Contributions of each Member shall be made on the same terms and conditions unless otherwise agreed to by the Members.  If the Governing Board requests any Additional Capital Contributions to Company pursuant to this Section 4.01(b) (a “Capital Call”), and such Capital Call is approved by the Members in accordance with Section 3.01(b)(iv), then the Governing Board shall deliver a written notice (“Capital Call Notice”) to each Member stating:

(i)                                  the aggregate amount of Additional Capital Contributions requested at such time and the intended uses therefor;

(ii)                              the amount of the Additional Capital Contribution to be provided by each Member, which amount shall be equal to (A) the aggregate amount of the Capital Call made multiplied by (B) the Ownership Percentage Interest of such Member;

(iii)                          the due date for such Additional Capital Contributions, provided that Members shall have at least fifteen (15) days from the date of the Capital Call Notice to make such Additional Capital Contributions; and

(iv)                          wiring instructions for the wire transfer to Company’s bank account of cash amounts of Additional Capital Contributions by such Members to Company.

All Additional Capital Contributions made by Members shall be made by wire transfer of immediately available funds to the bank account designated by Company in such Capital Call Notice prior to the close of business on the due date specified in such Capital Call Notice.

(c)                               No Additional Required Contributions.  Except as set forth in this Section 4.01, no Member shall have any right or obligation to make any capital contribution to Company.

Section 4.02               Contribution Loans.  In the event a Member (a “Non-Contributing Member”) fails to make any required Additional Capital Contribution within the time specified, the Governing Board shall give prompt notice of such failure to the other Member (the “Contributing Member”), who shall have the right to advance directly to Company all or any portion of the funds that were required from the Non-Contributing Member, which shall be treated as a loan to the Non-Contributing Member (the “Contribution Loan”).

(a)                               Withdrawal of Contribution.  In the event the Contributing Member elects not to advance the full amount of the additional funds required from the Non-Contributing Member, the Contributing Member shall be under no obligation to make Additional Capital Contributions until parity in capital accounts with the Members’ respective Ownership Percentage Interests is restored and shall be entitled to withdraw any Additional Contributions previously made.

(b)                              Repayment through Distributions.  In the event the Contributing Member elects to make a Contribution Loan, then the Contribution Loan shall bear interest at an annual rate equal to the Prime Rate, but in any event no more than the highest rate permitted by law and, except as set forth in Section 4.02(c), shall be repaid out of any subsequent distributions made pursuant to this Agreement to which the Non-Contributing Member otherwise would be entitled, which amounts shall be applied first to interest and then to principal, until the Contribution Loan is paid in full.  Repayment of any Member’s Contribution Loan shall be secured by the Non-Contributing Member’s Ownership Percentage Interest, and the Non-Contributing Member hereby grants a security interest in such Ownership Percentage Interest to the Contributing Member who advanced such Contribution Loan and hereby irrevocably appoints the Contributing Member, and any of its agents, officers or employees, as the Non-Contributing Member’s attorneys-in-fact with full power and authority to prepare and execute any documents, instruments and agreements including, but not limited to, any note evidencing the Contribution Loan, and such Uniform Commercial Code financing, continuation statements, and other security agreements and instruments as may be appropriate to perfect and continue such security interest in favor of such Contributing Member.

(c)                               Remedies.  In the event any Contribution Loan has not been repaid in full within ninety (90) days after the date the Contribution Loan is made, then, in addition to any other rights or remedies available to the Contributing Member at law or in equity, at any time thereafter (prior to repayment in full of the Contribution Loan) Contributing Member may elect to proceed under Section 4.02(c)(i).

(i)                                  Upon thirty (30) days’ prior written notice to a Non-Contributing Member, the Contributing Member may elect to treat the outstanding principal balance of the Contribution Loan as a contribution to capital by the Contributing Member, and the Ownership Percentage Interest of each Member shall thereupon be recalculated as of the date of such election (the “Computation Date”), and shall be equal to a fraction, of which the numerator shall be (A) the aggregate amount of such Member’s Capital Account as of the Computation Date, but excluding any sums advanced for the account of such Member as a Contribution Loan by a Contributing Member, plus (B) the amount of such Member’s Contribution Loan to be converted by such Member to capital; and the denominator shall be the aggregate amount of the Capital Accounts for all Members as of the Computation Date, including the amount of any Contribution Loan converted to capital.  Accrued interest on any Contribution Loan shall be payable as provided in Section 4.02(b) regardless of whether the Contribution Loan is converted to capital.

(ii)                              Until a Member has elected to proceed under Section 4.02(c)(i) or has elected to pursue any other remedy available to it at law or in equity, such Member’s Contribution Loan shall remain in place and shall bear interest and be repaid as provided in Section 4.02(b).

(d)                             No Third-Party Rights.  The right of the Governing Board to require any Additional Capital Contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any party not a party to this Agreement.

Section 4.03               Ownership Percentage Interests; Amendments to Exhibit B.  Each Member shall be credited with the Ownership Percentage Interest (expressed as a percentage of all Ownership Percentage Interests) as set forth opposite such Member’s name on Exhibit B.  Manager shall have the authority to amend Exhibit B from time to time to update any Member’s information and to reflect any changes in Ownership Percentage Interests in accordance with this Agreement.

Section 4.04               No Right to Return of or Interest on Capital Contributions.  Except as otherwise expressly provided in this Agreement, no Member shall have the right to withdraw its Capital Contribution or to demand or receive a return of its Capital Contribution or any part thereof.  To the extent that any Member shall ever have the right to withdraw its Capital Contribution or to demand or receive the return of its Capital Contribution or any part thereof, the other Member shall not be personally liable or responsible for the return of such Capital Contribution and any such return shall be made solely from the assets of Company.  No interest shall be paid by the Company on any Capital Contributions to the Company.

Section 4.05               Capital Accounts.  The Company shall establish and maintain a separate capital account (a “Capital Account”) for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv).  Accordingly, a Member’s Capital Account shall be increased by (a) the amount of money Member contributes to Company, (b) the Fair Market Value of property Member contributes to Company (and that is accepted upon approval of the Governing Board) (net of liabilities secured by such contributed property that Company is considered to assume or take subject to under IRC Section 752), and (c) allocations to Member of Net Income (or items thereof), including income and gain exempt from tax and gain as computed for book purposes in accordance with Regulations Section 1.740-1(b)(2)(iv)(g), but excluding any gain separately computed for tax purposes as described in Regulations Section 1.704-1(b)(4)(i).  A Member’s Capital Account shall be decreased by (a) the amount of money Company distributes to Member, (b) the Fair Market Value of property Company distributes to Member (net of any liabilities secured by such distributed property that Member is considered to take subject to under IRC Section 752), (c) allocations to Member of Company’s non-deductible, non-capital expenditures, and (d) allocations to Member of Net Losses (or items thereof), including loss and deduction as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), but excluding non-deductible, non-capital expenditures and loss and deduction separately computed for tax purposes as described in Regulations Section 1.704-1(b)(4)(i).  A Member’s Capital Account in all events shall be adjusted in accordance with the additional rules set forth in Regulations Section 1.704-1(b)(2)(iv).  In the event a Member transfers all or any portion of its interest in Company, the transferee shall succeed to the individual Capital Account and Capital Account balance of the transferor to the extent such individual Capital Account and Capital Account balance relate to the transferred interest.

Section 4.06               Company Loans.  A Member or an Affiliate thereof may, from time to time and as deemed necessary by the Governing Board and agreed to by each Member, lend additional working capital sufficient to enable Company to carry on its business as contemplated by Section 2.02.  Any loan by a Member (or Affiliate thereof) to Company will be made for Company’s working capital purposes and will be evidenced by a promissory note and outstanding balances will be subject to fair market rate interest.  Repayment of any such loan shall be (a) guaranteed by Members on a pro rata basis, and (b) to the extent permitted by law, secured by a first priority security interest in the accounts receivable of Company and Company hereby grants a security interest to such extent in such accounts receivable to the lending Member and irrevocably appoints the lending Member and any of its agents, officers or employees as its attorneys-in-fact with full power and authority to prepare and execute any documents, instruments and agreements including, but not limited to, any note evidencing such loan, and such Uniform Commercial Code financing, continuation statements and other security agreements and instruments as may be appropriate to perfect and continue such security interest in favor of the lending Member.  Any required monthly payments (including any past due amounts) under any such loan, including the Line of Credit Agreement, shall be made before any distributions of Distributable Funds are made to Members.

Section 4.07               Withdrawal or Reduction of Members’ Capital Contribution.  No Member shall have the right to withdraw from Company unless otherwise expressly permitted herein, or withdraw all or part of such Member’s Capital Contributions except as provided herein.

Section 4.08               Interest and Preferential Rights.  Except as otherwise provided in Section 4.02 and Section 4.06, no interest shall accrue on any Capital Contributions and no Member shall have any preferential rights with respect to distributions or upon dissolution of Company.

Section 4.09               Guarantees.  From time to time, when determined by the Governing Board to be necessary or appropriate for any debt or capital financing or lease of Company, a Company-Owned Entity or a Company Facility, the Governing Board may request that one or more Members provide a guarantee or other security of such debt or capital financing or lease pro rata in proportion to such Member’s Ownership Percentage Interest.  No Member shall be obligated to provide any such guarantee or other security.  In the event that any such Member or Members agree to provide such guarantee or other security as requested by the Governing Board, Company shall pay to such Member or Members a Fair Market Value fee, as determined by mutual agreement of Company and the Member or Members providing such guarantee or other security, as consideration for their provision of such guarantee or other security.

ARTICLE V
ACCOUNTING AND DISTRIBUTIONS

Section 5.01               Ownership of Company.  Except as otherwise expressly provided in this Agreement, all economic, voting and other interests in Company shall be owned and held fifty and one-tenth percent (50.1%) by UCH and forty-nine and nine-tenths percent (49.9%) by Adeptus (the “Ownership Percentage Interests”).

Section 5.02               Tax Status and Reports.

(a)                               Members agree that Company shall be classified as a partnership for United States federal tax purposes, and the Members and Company agree that they shall refrain from making any elections or filing any returns or reports that are inconsistent with such classification unless and until the Members consent to a change in the United States tax classification of Company.

(b)                              Any item which is stipulated to be an expense of Company under the terms of this Agreement or which would be so treated in accordance with GAAP shall be treated as an expense of Company for all purposes hereunder, whether or not such item is deductible in computing Net Income for federal income tax purposes.

(c)                               Adeptus is hereby designated as the “Tax Matters Partner” in accordance with IRC Section 6231(a)(7) and applicable Regulations.  Each Member hereby approves of such designations and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval.  Except to the extent set forth in this Section 5.02, Adeptus is authorized, at Company’s sole costs and expense, to represent Company and each Member in connection with all examinations of Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company’s funds for professional services and costs connected therewith.  In connection with any examination of Company by any tax authorities, Adeptus shall retain on behalf of Company and at Company’s sole cost and expense a nationally prominent independent public accounting firm or legal counsel reasonably satisfactory to UCH to represent the interests of Company.  Adeptus shall provide each member of the Governing Board with prompt notice of the initiation of any tax examination or proceeding and shall further provide each member of the Governing Board with prompt, reasonable and continuous opportunity to review and provide comment with respect to the subject matter of each such examination or proceeding.  Adeptus shall have the right to settle any audit or examination with the consent of the Governing Board or the Members and to take any and all other actions on behalf of the Members or Company in connection with any tax audit or examination or judicial review or proceeding to the extent permitted by applicable law and regulations and in the event of any administrative or judicial proceeding involving the tax treatment of any item.

Notwithstanding the foregoing provisions of Section 5.02 or any other provision of this Agreement: (a) any material elections under the IRC or the Regulations or the settlement of any material tax audit or examination shall require the advance written approval of each of Adeptus and UCH; and (b) UCH shall, at its own expense, have the right to participate in, and retain separate representation for itself with respect to any matter subject to this Section 5.02.  The Governing Board may at any time designate a new Tax Matters Partner; provided, however, that only a Member may be designated as the Tax Matters Partner of Company.

Section 5.03               General Allocation Rules.  Except as otherwise provided in this Agreement, all Net Income and Net Losses of Company shall be allocated in a manner such that the Capital Account of each Member after giving effect to the allocations set forth in Section 5.04 is, as nearly as possible, equal (proportionately) to the distributions that would be made pursuant to Section 5.06 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each non-recourse liability to the Gross Asset Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 5.06 to the Members immediately after making such allocation.  For federal and state income tax purposes, all allocations of Net Income and Net Losses shall be made as of the end of each calendar year.

Section 5.04               Overriding Allocation Rules.  Notwithstanding any other provision herein:

(a)                               Any Member who unexpectedly receives an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the Regulations, which adjustment, allocation or distribution creates or increases a deficit balance in that Member’s adjusted Capital Account, shall be allocated items of “book” income and gain in an amount and manner sufficient to eliminate the deficit balance in that Member’s Capital Account so created or increased as quickly as possible.  This provision is intended to be a “qualified income offset” in accordance with Section 1.704-1(b)(2)(ii)(d) of the Regulations and should be interpreted accordingly.

(b)                              No Net Loss or Company deductions for any Fiscal Year shall be allocated to any Member to the extent such allocation would cause or increase a deficit balance in a

Member’s Capital Account as of the end of a Fiscal Year determined, solely for this purpose, by (i) crediting the Member’s Capital Account with the amount of any deficit balance in such Capital Account that the Member is obligated to restore or is treated as obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) decreasing the Member’s Capital Account by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing adjustments to the Members’ Capital Accounts are intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(c)                               If there is a net decrease in “partnership minimum gain” (within the meaning of Regulations section 1.704-2(d)) for a Fiscal Year, there shall be allocated to each Member items of income and gain for such Fiscal Year equal to that Member’s share of the net decrease in partnership minimum gain (within the meaning of Regulations section 1.704-2(g)(2)), subject to the exceptions set forth in Regulations section 1.704-2(0(2), (3) and (5).  If the application of this minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, the Company shall request a waiver of the requirement pursuant to Regulations section 1.704-2(f)(4).  This provision is intended to be a “minimum gain chargeback” provision as described in Regulations section 1.704-2(f) and shall be interpreted and applied in accordance with such section.

(d)                             If there is a net decrease in “partner nonrecourse debt minimum gain” (within the meaning of Regulations section 1.704-2(i)(3)) for a Fiscal Year, there shall be allocated to each Member with a share of such “partner nonrecourse debt minimum gain”(determined in accordance with Regulations section 1.704-2(i)(5)) as of the beginning of the Fiscal Year items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) equal to that Member’s share of the net decrease in partner nonrecourse debt minimum gain, subject to the exceptions set forth in Regulations section 1.704-2(i)(4).  If the application of this minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, the Company shall request a waiver of the requirement pursuant to Regulations sections L704-2(f)(4) and 1.704-2(i)(4).  This provision is intended to be a “chargeback of partner nonrecourse debt minimum gain” provision as described in Regulations section 1.704-2(i)(4) and shall be interpreted and applied in accordance with such section.

(e)                               Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in such ratio as determined by the Governing Board to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code.  “Nonrecourse Deductions” for this purpose has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

(f)                                Any Partner Nonrecourse Deductions for any Allocation Period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).  “Partner

Nonrecourse Deductions” for this purpose has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

Section 5.05               Other Allocation Rules.  Notwithstanding any other provisions of this Article V, Net Income, Net Loss and any item of income, gain, deduction, loss, or credit of Company shall be allocated among Members under the following rules to the extent applicable:

(a)                               Except as otherwise permitted under Section 514(c)(9) of the IRC and applicable Regulations, the allocation of items to UCH may not result in UCH having a share of the overall income of Company for any Fiscal Year greater than UCH’s share of the overall loss of Company for the Fiscal Year for which UCH’s loss share will be the smallest.  This Section 5.05(a) is intended to satisfy the “fractions rule” under Section 514(c)(9) of the IRC and it shall be interpreted in all respects consistently with such rule.

(b)                              Except as the Governing Board otherwise determines after consulting appropriate tax counsel, all allocations of all items to UCH for all Fiscal Years must be consistent with UCH’s being allocated the same distributive share of each item of income, gain, loss, deduction, credit, and basis, and such share must remain the same during the entire period in which UCH is a Member.  This Section 5.05(b) is intended to prevent Company from having “tax-exempt use property” within the meaning of Section 168(h) of the IRC, unless the Governing Board otherwise exercises its prerogative set forth in this Section 5.05(b).

Section 5.06               Distributions to Members. At the end of each month, Manager (subject to Section 5.06(c) below) shall determine whether or not Distributable Funds exist for distribution in accordance with Section 5.06(b) below.

(a)                               (i) Notwithstanding any provisions hereof to the contrary, prior to any other distributions made to any Members under this Agreement per any calendar year, the full amount of the Preferred Distribution shall first be made to Adeptus from any and all available Distributable Funds and (ii) Within thirty (30) days after the end of each month for which it has been determined pursuant to Section 5.06(a) that Distributable Funds exist, and provided that the Preferred Distribution, has first been paid in full, such Distributable Funds shall then be used first to repay any loans made to Company by Members and then, only after all such loans have been paid in full (unless any such payment is a prepayment of principal and such prepayment is waived in whole or in part by the lending Members), the Manager shall recommend to the Governing Board for final determination that the remaining Distributable Funds be distributed to the Members in accordance with their respective Ownership Percentage Interests.

(b)                              Notwithstanding any provisions hereof to the contrary and provided that the Preferred Distribution has been fully paid, at any time and from time to time, the Governing Board may override the authority and power of Manager set forth in Section 5.06(a) and Section 5.06(b) and cause distributions of cash to be made pro rata to the Members in accordance with their respective Ownership Percentage Interests.

(c)                               Notwithstanding anything to the contrary contained herein, upon the dissolution of Company, all distributions to be made to the Members in connection with the liquidation of Company shall be made in accordance with Section 5.09; provided, however, that prior to any such distributions being paid to the Members in accordance with Section 5.09 as aforesaid, the Preferred Distribution or the Pro Rated Preferred Distribution, as the case may be, shall first be paid in full.

Section 5.07               Accounting.

(a)                               The books of account of Company shall be kept and maintained at all times at Company’s and/or Adeptus Parent’s principal office.  The books of account shall be maintained on an accrual basis in accordance with GAAP, consistently applied, and shall show all items of income and expense.

(b)                              Manager shall cause to be prepared and furnished to each Member within forty-five (45) days after the close of the first three (3) quarters of each Fiscal Year, and within ninety (90) days after the close of the fourth quarter of each Fiscal Year, an unaudited statement reflecting the operations of Company for such quarter and the Fiscal Year to date, together with a balance sheet of Company as of the end of such fiscal quarter and all other information reasonably requested by any Member.  Manager shall, at the expense of Company, cause to be prepared all tax returns and statements, if any, which must be filed on behalf of Company and shall, within one hundred twenty (120) days after the close of each Fiscal Year, supply to Members all information necessary for the preparation of Members’ respective federal income tax returns.

(c)                               Each Member shall have the right, upon at least three business days prior notice and during normal business hours, to audit, examine and make copies of or extracts from the books of account of Company at the offices of Company; provided, however, that such Member shall ensure that it and any proposed advisers it uses to review such information agree to use the information so received solely with respect to such Member’s investment in Company and for no other purpose whatsoever.  Such inspection right may be exercised through any agent or employee of such Member designated by it or by an independent public accountant designated by such Member.  Each Member shall bear all expenses incurred in any examination made by or for such Member.

Section 5.08               Bank Accounts.  Funds of Company shall be deposited in a Company account or accounts established by Company with banking institutions designated by the Governing Board or, in the absence of such designation, by Manager.

Section 5.09               Liquidation.  Company shall be dissolved and its affairs shall be wound up upon (a) the written consent of the Members or (b) as otherwise herein provided.  Upon the dissolution of Company, the Person or Persons approved by the Governing Board to carry out the winding up of Company (“Liquidating Trustee”) shall promptly notify the Members of such dissolution.  Upon dissolution of Company, Liquidating Trustee shall immediately commence to wind up Company’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon liquidation.  Members shall continue to share Net Income and Net Losses during liquidation in the same proportions, as specified in herein, as before liquidation.  Each Member shall be furnished with a statement prepared by Company’s certified public accountants that shall set forth the assets and liabilities of Company as of the date of dissolution.  The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

(a)                               to creditors of Company, including Members who are creditors in connection with loans made by such Members to Company (to the extent otherwise permitted by law), in satisfaction of the liabilities of Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members; and

(b)                              To Adeptus, to the extent not yet paid, the Preferred Distribution or the Pro Rated Preferred Distribution, as the case may be; and

(c)                               to the Members the remaining proceeds of liquidation in accordance with Section 5.06(b).

Section 5.10               Intent of Allocations.  Members understand and agree that the allocation provisions of Section 5.04 (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Regulations.  The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Income and Net Loss or make Company distributions.  Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, the Governing Board may reallocate income, gain, deduction and loss as it reasonably determines to be necessary or appropriate in order to eliminate the effect of the Regulatory Allocations and thereby to cause the final Capital Account balances of Members to be in the amounts (or as close thereto as possible) they would have been if Net Income and Net Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations, including reallocating the taxable income and taxable loss of Company for prior open years (or items of gross income and deduction of Company for such years) among Members to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year and future years.

Section 5.11               Withholding Taxes.  If Company is required to withhold any portion of any amounts distributed, allocable or otherwise attributable to a Member of Company by applicable law, Company may withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such applicable law.  Any funds withheld by reason of this Section 5.11 shall nonetheless be deemed to have been distributed to such Member in question for purposes of this Article V and Article VII.  If Company does not withhold from actual distributions any amounts it was required to withhold by applicable Regulations, Company may, at its option, (a) require the Member to which the withholding was credited to reimburse Company for withholding required by such Regulations, including any interest, penalties or additions thereto; or (b) reduce any subsequent distributions to such Member by such withholding, interest, penalties or additions thereto.  The obligation of a Member to reimburse Company for such amounts shall continue after such Member transfers or liquidates its interest in Company.  Each Member agrees to furnish Company with any representations and forms as shall reasonably be requested by Company to assist in determining the extent of, and in fulfilling, any withholding obligations it may have.

ARTICLE VI
TRANSFERS

Section 6.01               Transfers Prohibited.  No Member may sell, transfer, assign or otherwise encumber or permit or suffer any encumbrance of all or any part of its interest in Company (any such transaction hereinafter referred to as a “Transfer”), except: (a) a Transfer that is approved by Supermajority Board Action, (b) a Transfer by either UCH or Adeptus to one of its Affiliates (which Affiliate must be fully able to perform hereunder to the same extent and with the same security as the original Member, and must agree in writing fully to perform hereunder), or (c) a Transfer by Adeptus to UCH or by UCH to Adeptus.  In addition, no Transfer of any interest in Company (i) may be made that would require the prior approval of any regulatory agency, unless such approval has been duly obtained, or (ii) shall be effective unless and until the transferee agrees in writing to be bound by this Agreement.  Any attempt to effect a Transfer in violation of this Article VI shall be void.  Notwithstanding anything to the contrary in this Agreement (a) under this Article VI and Section 11.12 of this Agreement: (i) the Company and UCH acknowledge that Adeptus has obligations (including, without limitation, any covenants or other provisions) under that certain Credit Agreement (as amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), dated October 31, 2013, by and among First Choice ER, LLC, as borrower, Adeptus Health LLC, Fifth Street Finance Corp., as administrative agent and L/C arranger (the “Administrative Agent”), and certain subsidiaries and lenders (the “Lenders”) party thereto (provided that such obligations shall not include any requirement to enter into any Loan Documents or otherwise to guaranty the “Obligations” (as defined in the Credit Agreement) thereunder) and agrees not to require that neither Adeptus nor the Company to take any action that would cause Adeptus to breach such obligations, and (ii) the pledge by Adeptus of any equity interest in the Company under and pursuant to the Credit Agreement and the other “Loan Documents” (as defined in the Credit Agreement) for the benefit of the Administrative Agent and the lenders thereunder and the enforcements of such pledge by the Administrative Agent or any assignee or transferee shall, in each case, be permitted hereunder, (b) the Administrative Agent and Lenders and their respective successors and assigns are intended third party beneficiaries of, and shall be entitled to enforce the provisions of, this sentence and (c) this Section 6.01 shall not be amended, supplemented, amended and restated or otherwise modified or waived without the prior written consent of the Administrative Agent.

ARTICLE VII
TERM AND TERMINATION

Section 7.01               Term.  Company shall continue in existence for a term beginning on the date hereof and continuing perpetually, until terminated and liquidated in accordance with the provisions hereof.

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Section 7.02               UCH Purchase Option.  Upon the occurrence of any of the events set forth in Section 7.02(a) below, or as referenced in Section 6.01 above (the “UCH Purchase Events”), UCH shall have the right, but not the obligation, to purchase Adeptus’ Ownership Percentage Interest for an amount equal to the Appraised Value of such Ownership Percentage Interest as determined in accordance with Section 7.07 below (the “UCH Purchase Option”), upon the terms and subject to the conditions set forth in this Article VII.

(a)                               UCH Purchase Events.  The following shall constitute UCH Purchase Events under this Agreement:

[*]

(b)                              Notice.  Upon the occurrence of a UCH Purchase Event, Adeptus (or Adeptus’ legal representative) shall give written notice of the UCH Purchase Event (the “UCH Purchase Notice”) to UCH within ten (10) days after the occurrence of such UCH Purchase Event.

(c)                               Exercise of UCH Purchase Option.  Following the occurrence of a UCH Purchase Event, UCH shall have ninety (90) days after the later of (i) the occurrence of the UCH Purchase Event, or (ii) the date of UCH’s receipt of the UCH Purchase Notice in which to give notice of its election to exercise the UCH Purchase Option.

(d)                             Rights Non-Exclusive and Subject to Bankruptcy Matters.

(i)                                  The rights of UCH under this Section 7.02 shall not be the exclusive remedy of UCH, but shall be in addition to any other rights and remedies available to UCH at law or in equity including, without limitation, the right of UCH or Company to institute suit to collect any amounts owed to UCH by Adeptus or to be compensated for any damages resulting from any breach of this Agreement by Adeptus.

(ii)                              In the case of a court ordered sale resulting from a Bankruptcy Event with respect to Adeptus or any Adeptus Chain Affiliate, the Members intend that UCH will have a UCH Purchase Option and Adeptus will not object to or contest any such court order.  All time periods and other provisions included in this Agreement shall be subordinate to any contrary timelines or requirements included in any bankruptcy laws, bankruptcy court procedures or any bankruptcy court order and UCH shall have no greater rights than as contemplated by any such laws, procedures or orders.

Section 7.03               Adeptus Purchase Option.  Upon the occurrence of any of the events set forth in Section 7.03(a) (individually, an “Adeptus Purchase Event”), Adeptus shall have the right, but not the obligation, to purchase UCH’s Ownership Percentage Interest for an amount equal to the Appraised Value of such Ownership Percentage Interest as determined in accordance with Section 7.07 below (the “Adeptus Purchase Option”), upon the terms and subject to the conditions set forth in this Article VII.

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(a)                               Adeptus Purchase Events.  The following shall constitute Adeptus Purchase Events under this Agreement:

[*]

(b)                              Notice.  Upon the occurrence of an Adeptus Purchase Event, UCH (or UCH’s legal representative) shall give written notice of the Adeptus Purchase Event (the “Adeptus Purchase Notice”) to Adeptus within ten (10) days after the occurrence of such Adeptus Purchase Event.

(c)                               Exercise of Adeptus Purchase Option.  Following the occurrence of an Adeptus Purchase Event, Adeptus shall have sixty (60) days from the later of (i) the occurrence of the UCH Purchase Event, or (ii) the date of Adeptus’ receipt of the Adeptus Purchase Notice in which to give notice of its election to exercise the Adeptus Purchase Option.

(d)                             Rights Non-Exclusive and Subject to Bankruptcy Matters.

(i)                                  The rights of Adeptus under this Section 7.03 shall not be the exclusive remedy of Adeptus, but shall be in addition to all other rights and remedies available to Adeptus at law or in equity including, without limitation, the right of Adeptus to institute suit to collect any amounts owed to Adeptus by UCH or to be compensated for any damages resulting from any breach of this Agreement by UCH.

(ii)                              In the case of a court ordered sale resulting from a Bankruptcy Event with respect to UCH, the Members intend that Adeptus will have an Adeptus Purchase Option and UCH will not object to or contest any such court order.  All time periods and other provisions included in this Agreement shall be subordinate to any contrary timelines or requirements included in any bankruptcy laws, bankruptcy court procedures or any bankruptcy court order and Adeptus shall have no greater rights than as contemplated by any such laws, procedures or orders.

Section 7.04               UCH Put Option.  [*].

(a)                               Notice.  Upon the occurrence of a UCH Put Event, Adeptus (or Adeptus’ legal representative) shall give written notice of the UCH Put Event (the “UCH Put Notice”) to UCH within ten (10) days after the occurrence of such UCH Put Event.

(b)                              Exercise of UCH Put Option.  Following the occurrence of a UCH Put Event, UCH shall have ninety (90) days after the later of (i) the occurrence of the UCH Put Event, or (ii) the date of UCH’s receipt of the UCH Put Notice in which to give notice of its election to exercise the UCH Put Option.

(c)                               Rights Non-Exclusive.  The rights of UCH under this Section 7.04 shall not be the exclusive remedy of UCH, but shall be in addition to all other rights and remedies available to UCH at law or in equity including, without limitation, the right of

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

UCH or Company to institute suit to collect any amounts owed to UCH by Adeptus or to be compensated for any damages resulting from any breach of this Agreement by Adeptus.

Section 7.05     Adeptus Put Option.  [*].

(a)                               Notice.  Upon the occurrence of an Adeptus Put Event, UCH (or UCH’s legal representative) shall give written notice of the Adeptus Put Event (the “Adeptus Put Notice”) to Adeptus within ten (10) days after the occurrence of such Adeptus Put Event.

(b)                              Exercise of Adeptus Put Option.  Following the occurrence of an Adeptus Put Event, Adeptus shall have sixty (60) days from the later of (i) the occurrence of the UCH Put Event, or (ii) the date of Adeptus’ receipt of the Adeptus Put Notice in which to give notice of its election to exercise the Adeptus Put Option.

(c)                               Rights Non-Exclusive.  The rights of Adeptus under this Section 7.05 shall not be the exclusive remedy of Adeptus, but shall be in addition to all other rights and remedies available to Adeptus at law or in equity, including without limitation the right of Adeptus to institute suit to collect any amounts owed to Adeptus by UCH or to be compensated for any damages resulting from any breach of this Agreement by UCH.

Section 7.06               Legal and Tax Exemption Impediment Purchase and Sale Rights.

(a)                               Tax Exemption Put Rights.  In the event of a Tax Exemption Impediment that is not remedied by mutual agreement of the Members in accordance with Section 9.01, subject to the rights of Adeptus pursuant to this Section 7.06(a), UCH shall have the right, but not the obligation, exercisable by written notice to Adeptus within a period of thirty (30) days after the end of any Tax Exemption Impediment Negotiation Period, to cause Adeptus to purchase UCH’s Ownership Percentage Interest for an amount equal to the Appraised Value of such Ownership Percentage Interest as determined in accordance with Section 7.07 below (the “UCH Put Right”).  Notwithstanding the foregoing, upon the exercise by UCH of the UCH Put Right, Adeptus shall have the right, but not the obligation, exercisable by written notice to UCH within a period of thirty (30) days after UCH exercises the UCH Put Right, to cause UCH to purchase Adeptus’ Ownership Percentage Interest for an amount equal to the Appraised Value of such Ownership Percentage Interest as determined in accordance with Section 7.07 below (the “Adeptus Put Right”).

(b)                              Legal Impediment Put/Call Rights.  In the event of a Legal Impediment (that is not a Tax Exemption Impediment) that is not remedied by mutual agreement of the Members in accordance with Section 9.02, each Member (“Initiating Member”) may, within a period of thirty (30) days after the end of any Legal Impediment Negotiation Period, initiate the put-call provisions of this Section 7.06(b) by giving written notice (the “Put-Call Notice”) of such election to the other Member (“Offeree Member”), which notice shall include the proposed price per Ownership Percentage Interest (the “Put-Call Purchase Price”) at which Initiating Member is willing to do both of the following:  (i) sell all of the Ownership Percentage Interests it owns to Offeree Member, or (ii) purchase all of the Ownership Percentage Interests owned by Offeree Member.  Offeree Member shall have the option, exercisable within thirty (30) days after the receipt of the Offeree Member’s Put-Call Notice, to give written notice (the “Exercise Notice”) to Initiating Member of whether Offeree Member elects to (i) purchase all of the Ownership Percentage Interests of Initiating Member, or (ii) have Initiating Member purchase all of the Ownership Percentage Interests that Offeree Member owns, in each case, for the Put-Call Purchase Price.  If an Exercise Notice is not duly given by Offeree Member prior to the end of the thirty (30) day period referred to above, then, on such thirtieth (30th) day, Offeree Member shall be deemed to have duly given an Exercise Notice electing to have Initiating Member purchase all of the Ownership Percentage Interests owned by Offeree Member at the Put-Call Purchase Price.  Following the election or deemed election of Offeree Member, Purchasing Member and Selling Member shall take all actions reasonably necessary to cause the Closing of the purchase and sale of the Selling Member’s Ownership Percentage Interests to occur upon the terms and subject to the conditions set forth in Sections 7.07(c)-(e) below.

Section 7.07               Purchase Price.

(a)                               If UCH exercises the UCH Purchase Option pursuant to Section 7.02, the UCH Put Option pursuant to Section 7.04, or the UCH Put Right pursuant to Section 7.06(a), or Adeptus exercises the Adeptus Purchase Option pursuant to Section 7.03, the Adeptus Put Option pursuant to Section 7.05, or the Adeptus Put Right pursuant to Section 7.06(a), the Member acquiring the Ownership Percentage Interest of the other Member (“Purchasing Member”) and the Member selling its Ownership Percentage Interest to the Purchasing Member (“Selling Member”) shall meet and confer in good faith to attempt to mutually agree upon a Fair Market Value purchase price for the purchase and sale of the Selling Member’s Ownership Percentage Interest.  In the event the Members are unable to mutually agree upon a Fair Market Value purchase price within twenty (20) days after the exercise of the purchase/put rights pursuant to this Article VII, as applicable, the purchase price for such Ownership Percentage Interest shall be the Appraised Value of such Ownership Percentage Interest as determined in accordance with Section 7.07(b).

(b)                              In order to determine the Appraised Value for purposes of subsection (i) above, the Purchasing Member and Selling Member shall each designate an appraiser who shall be a member in good standing of the American Society of Appraisers and who shall have expertise in valuing health care businesses or other qualified expert in health care business valuations (“First and Second Appraisers”) by giving the other written notice thereof.  If either party does not so designate an appraiser with the aforementioned qualifications within fifteen (15) days after a written request to do so is delivered to such party, then the appointment of the First and/or Second Appraiser (as the case may be) shall be made in the same manner as is hereinafter provided for the appointment of a third appraiser, who shall have the same qualifications as referenced herein (“Third Appraiser”) in a case where the First and Second Appraisers and the parties themselves are unable to agree upon the Third Appraiser.  The First and Second Appraisers so

designated or appointed shall meet within ten (10) days after the Second Appraiser is appointed, and if within sixty (60) days after the Second Appraiser is appointed the First and Second Appraisers do not agree upon the appraised value, they shall themselves appoint a Third Appraiser; and in the event of their being unable to agree upon such appointment within ten (10) days after the end of said sixty (60) day period, the Third Appraiser shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days.  If the parties do not so agree, then either party, on behalf of both, may request such appointment by the office of the American Arbitration Association located nearest to Company’s principal office.  In the event of failure, refusal or inability of any appraiser to act, a new appraiser with the aforesaid qualifications shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the appraiser who fails, refuses or is unable to act.  Each party shall pay the fees and expenses of the original appraiser appointed by such party or in whose stead such appraiser was appointed, and the fees and expenses of the Third Appraiser shall be borne one-half by Selling Member and one-half by Purchasing Member.  The appraisers shall endeavor to reach their decision within sixty (60) days after the appointment of the Third Appraiser; however, absent an agreement the average of the appraised values determined by the First, Second and Third Appraiser shall be the binding appraised value.  After reaching their decision, the appraisers shall give written notice thereof to the Members.

(c)                               Payment Terms; Other Terms.  Selling Member shall be paid as determined by Purchasing Member, at least fifty percent (50%) of the purchase price (net after reduction for any obligations owed by Selling Member to Company), in cash and the balance by non-negotiable promissory note by Purchasing Member to Selling Member payable in five (5) approximately equal annual installments of principal commencing twelve (12) months after the closing, together with interest at a rate equal to the Prime Rate as of the date of the promissory note plus three (3) percentage points.  No payment other than those specifically provided for herein shall be due or payable with respect to the Ownership Percentage Interest of Selling Member.  Any debt due by Company or Purchasing Member to Selling Member shall be payable according to its terms.  The purchase and sale shall be on terms substantially the same as are customary in similar transactions in Colorado and/or the nearest comparable jurisdiction.

(d)                             Timing of Closing.  The closing of the purchase of Selling Member’s Ownership Percentage Interest pursuant to this Article VII shall be held at the principal office of Company within sixty (60) days following the determination of the Appraised Value.  At the closing, Purchasing Member shall pay, upon the terms specified herein, the Appraised Value of such Ownership Percentage Interest to Selling Member, after receiving upon appropriate closing conditions.

(e)                               Guarantees/Transfer of Facility Leases.  In the event UCH is the Purchasing Member, Adeptus shall transfer and assign to Company (or cause to be transferred and assigned to Company) any real property lease and/or financing arrangements to which Adeptus or any Affiliate of Adeptus is a party with respect to any Company Facility, and UCH shall accept and assume any guarantee and other obligations of Adeptus or any Affiliate of Adeptus under such real property leases and/or financing arrangements.  In all events, (i) the Purchasing Member shall exercise their commercially reasonable efforts in good faith to obtain the release of the Selling Member or Affiliate of Selling Member from any guarantees provided by such Selling Member or Affiliate of Selling Member for the benefit of Company or any Company-Owned Entity, and (ii) if the Purchasing Member is unable to obtain the release of the Selling Member or Affiliate of Selling Member, the Purchasing Member shall indemnify the Selling Member or Affiliate of Selling Member for any loss, damage or claims arising from any of the Selling Member’s or Affiliate of Selling Member’s ongoing guarantees, contingent on fulfillment by the Selling Member of the other obligations under the sale/purchase agreement.

(f)                                Transition of Company and Member Cooperation.  A Selling Member shall cooperate with regard to the change of ownership to assure, to the extent reasonably feasible, that licenses, provider numbers, contracts (including vendor and payor) and other necessary permits, registrations, etc. remain viable following the change of ownership.  Further, a Selling Member shall indemnify Company and Purchasing Member, in proportion to its Ownership Percent Interest, for any loss, damage or claim arising out of any Recapture Claim periods prior to the closing of the purchase of Selling Member’s Ownership Percentage Interest.

Section 7.08               Operations of Company Pending Purchase.

(a)                               If the interest of one (1) Member is purchased pursuant to Article VII, during the period beginning on the date of notice of termination and ending with the closing of the purchase of Selling Member’s interests, the business and operations of Company shall be conducted by Purchasing Member.

(b)                              In the event of a purchase of all of any Member’s interest in Company, (i) Purchasing Member shall succeed to Selling Member’s right to appoint members of the Governing Board pursuant to Section 3.01(b)(i), and (ii) Section 5.01 shall be automatically amended to reflect the revised Ownership Percentage Interests of the Members.

(c)                               Except as otherwise expressly set forth in this Agreement, the resignation, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in Company shall not cause a dissolution of Company and Company shall continue notwithstanding any such event or occurrence.

Section 7.09               Winding Up Affairs on Dissolution.  Company shall be dissolved and its affairs wound up only upon the mutual agreement of the Members.  Upon dissolution of Company, Members or other persons required or permitted by law to carry out the winding up of the affairs of Company shall (a) promptly notify all Members of such dissolution, (b) wind up the affairs of Company, (c) prepare and file all instruments or documents required by law to be filed to reflect the dissolution of Company, and (d) after collecting the debts and obligations owed to Company and after paying or providing for the payment of all liabilities and obligations of Company, distribute the assets of Company in accordance with Section 5.09.

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Section 7.10               Waiver of Right to Partition and Decree of Dissolution.  As a material inducement to each Member to execute this Agreement, each Member covenants and represents to the other Member that, during the period beginning on the date of this Agreement, and as long as such Member or its heirs, representatives, successors, transferees or assigns holds a Ownership Percentage Interest, neither it nor its heirs, representatives, successors, transferees or assigns, will attempt to make any partition whatever of the assets of Company or any interest therein whether now owned or hereafter acquired, and such Member waives all rights of partition provided by statute or principles of law or equity, including partition in kind or partition by sale.  Members agree that irreparable damage would be done to the goodwill and reputation of Company if any Member should bring an action in a court to dissolve Company.  Members agree that the Act and this Agreement provide fair and just provision for payment and liquidation of the interest of any Member in Company, and fair and just provision to prevent a Member from selling or otherwise alienating its interest in Company.  Accordingly, each Member hereby waives and renounces its right to such a court decree of dissolution or to seek the appointment by court of a liquidator or receiver for Company.

ARTICLE VIII
NON-COMPETITION COVENANTS

Section 8.01               Covenants of Adeptus.  [*].

Section 8.02               Covenants of UCH.  [*].

Section 8.03               Exceptions to Restrictive Covenants.  Anything herein to the contrary notwithstanding, the restrictions in Section 8.01 and Section 8.02 shall not apply to:

(a)                               any interest in a Competing Freestanding ER Facility that becomes associated with a Member or any of its respective Affiliates as a result of a merger, reorganization, joint operating agreement or other corporate relationship of the Member as a whole with a third party (and excluding a specific acquisition of an interest in such a Competing Freestanding ER Facility) after the Effective Date of this Agreement where the third party has, as of the date of such transaction, an interest in such Competing Freestanding ER Facility, provided that such Member or such Member’s Affiliate, as applicable, shall use commercially reasonable efforts to cause each such Competing Freestanding ER Facility (other than one owned or operated by a nonprofit hospital acquired by or controlled by UCH provided that Adeptus is given a right of first refusal to manage such Competing Freestanding ER Facility)  to be offered to the Company within ninety (90) days of the effective date of such merger, reorganization or other corporate relationship at the greater of the effective acquisition cost or the fair market valuation of such Competing Freestanding ER Facility, and Company shall have the right to purchase such facility from such Member or such Member’s Affiliate, as applicable, for cash by accepting such offer within ninety (90) days after written notice of the offer is given to Company; or

(b)                              any interest in a Competing Freestanding ER Facility acquired by a Member or such Member’s Affiliate, as applicable, after such interest has been offered as set forth in Section 8.03(a) to Company and the representatives of the other Member on the Governing Board do not approve the investment by Company in such Competing Freestanding ER Facility within ninety (90) days after such interest was offered to Company.

Section 8.04               Remedy for Breach.  If a Member or any of its Affiliates violates such Member’s covenant set forth in Section 8.01 or Section 8.02 above, the other Member shall be entitled to purchase the defaulting Member’s interest in Company for a purchase price equal to the defaulting Member’s capital account balance in Company as of the end of the calendar month immediately preceding the date of purchase.  Such purchase of the defaulting Member’s interest in Company shall be consummated in accordance with the procedures set forth in Section 8.03.  Nothing herein shall limit the availability of injunctive relief to prevent or enjoin any breach of this Article VIII or any Member’s liability for monetary damages resulting from any breach by such Member or its Affiliates of its obligations under this Article VIII.

Section 8.05               Enforceability of Covenants.  If any provision of this Article VIII is declared unenforceable in any judicial proceeding due to an unreasonable duration or covering too large a geographic area, then such provision shall still be enforceable for such maximum period of time and within such geographic area as will make such provision enforceable.

ARTICLE IX
JEOPARDY

Section 9.01               Tax-Exemption Impediment.  If, upon UCH’s receipt of a written opinion from its counsel, UCH identifies a Tax-Exemption Impediment, then UCH shall notify Adeptus in writing of the provision or action which forms the basis for its concern.  Upon Adeptus’ receipt of a notice from UCH pursuant to Section 11.01, Members shall meet and confer in good faith as soon as reasonably practicable after an actual or potential Tax Exemption Impediment is identified in order to discuss the reasonable alternatives and solutions to resolve such Tax Exemption Impediment in a manner that will (a) allow UCH and its Affiliates to retain their respective federal, state or local tax-exempt status; (b) ensure that UCH’s distributions from Company are not subject to unrelated business income tax under IRC §511(a); and (c) allow UCH and its Affiliates to maintain compliance with requirements for and issue tax-exempt bonds, certificates of participation or other tax-exempt financial obligations.  The Members shall negotiate in good faith with respect to alternatives and solutions to resolve such Tax Exemption Impediment, including any modifications or amendments to this Agreement and/or the Related Party Transactions that may be necessary or appropriate to resolve such Tax Exemption Impediment, and Adeptus will agree to any reasonable modifications or amendments to this Agreement and/or the Related Party Transactions proposed by UCH, and such modifications or amendments shall be deemed reasonable if they (a) are narrowly construed to remedy or eliminate only the Tax Exemption Impediment at issue and do not impair or restrict the rights of Adeptus and/or its Affiliates under this Agreement or any Related Party Transaction any more than reasonably necessary to remedy or eliminate such Tax Exemption Impediment; (b) do not involve any change to Ownership Percentage Interest of Adeptus, or the rights of Adeptus with respect to the capital, profits, losses, distributions or allocations of Company; and (c) do not involve any material change to the rights of Adeptus with respect to the governance of Company.  In the event that the Members are unable to resolve a Tax Exemption Impediment in accordance with this Section 9.01 within sixty (60) days after an actual or potential Tax Exemption

Impediment is identified (the “Tax-Exemption Impediment Negotiation Period”), then, following the end of the Tax Exemption Impediment Negotiation Period, UCH shall thereafter be entitled to exercise the UCH Put Right pursuant to Section 7.06(a).

Section 9.02               Other Non-Compliance.  In the event of (a) the adoption, amendment or other modification of any federal, state or local law, regulation or ordinance, (b) an interpretation of such a law, regulation or ordinance by a governmental agency or court that outside counsel for UCH opines in writing is likely to be generally applicable for some significant period of time, or (c) any recognized agency, authority or association in the medical or hospital fields, or any federal, state or local government, agency, authority, commission or other governmental body, notifies Adeptus, UCH or their respective Affiliates that the existence or operation of any term, covenant, condition or provision of this Agreement or any Related Party Transaction, or the manner in which Company or any Company Facility is operated (i) jeopardizes the licensure of any Company Facility or any hospital or other facility owned or operated by UCH, the participation of any hospital or other facility owned or operated by UCH (other than a Company Facility) in Medicare or Medicaid or other governmental program, the accreditation of any Company Facility or any hospital or other facility owned or operated by UCH by the Joint Commission on Accreditation of Healthcare Organizations or any other state or nationally recognized organization, (ii) is in violation of any statute, regulation or ordinance, or (iii) is otherwise illegal or unethical conduct (each a “Legal Impediment”), then in any such event the Members shall meet and confer in good faith as soon as reasonably practicable in order to discuss the reasonable alternatives and solutions to resolve such Legal Impediment.  For the avoidance of doubt, neither a Company Facility’s failure to obtain initial licensure nor the existence of a survey reflecting deficiencies which can be responded to with a plan of correction shall be deemed a Legal Impediment.  The Members shall negotiate in good faith with respect to alternatives and solutions to resolve such Legal Impediment, including any modifications or amendments to this Agreement and/or the Related Party Transactions that may be necessary or appropriate to resolve such Legal Impediment, and each Member will agree to any reasonable modifications or amendments to this Agreement and/or the Related Party Transactions proposed by the other Member, and such modifications or amendments shall be deemed reasonable if they (A) are narrowly construed to remedy or eliminate only the Legal Impediment at issue and do not impair or restrict the rights of the other Member and/or its Affiliates under this Agreement or any Related Party Transaction any more than reasonably necessary to remedy or eliminate such Legal Impediment; (B) do not involve any change to Ownership Percentage Interest of either Member, or the rights of either Member with respect to the capital, profits, losses, distributions or allocations of Company; and (C) do not involve any material change to the rights of either Member with respect to the governance of Company.  In the event that the Members are unable to resolve a Legal Impediment in accordance with this Section 9.02 within sixty (60) days after an actual or potential Legal Impediment is identified (the “Legal Impediment Negotiation Period”), then following the end of the Legal Impediment Negotiation Period, each Member shall thereafter be entitled to exercise the Legal Impediment Put/Call Right pursuant to Section 7.06(b).

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

ARTICLE X
MEDICAL STAFF

Section 10.01       General.  The Governing Board shall appoint one or more organized medical staffs (referred to here collectively as the “Medical Staff”) for Company and Company Facilities to operate in accordance with this Agreement and the bylaws of the Medical Staff (the “Medical Staff Bylaws”) approved by the Governing Board.  The Medical Staff shall operate as an integral part of Company and Company Facilities and, through its committees and officers, shall be responsible for and accountable to the Governing Board for the quality of all medical care provided to patients, the ethical conduct and professional practice of its members, and the discharge of those duties and responsibilities delegated to it by the Governing Board from time to time.  [*].

Section 10.02       Membership.  The Governing Board shall consider the Medical Staff’s recommendations, the needs of Company and Company Facilities, and the community, and such additional criteria as are set forth in the Medical Staff Bylaws in acting on applications for appointment to the Medical Staff.  In granting and defining the scope of clinical privileges to be exercised by each practitioner, the Governing Board shall consider the Medical Staff’s recommendations, the supporting information on which they are based, and such criteria as are set forth in the Medical Staff Bylaws.  No applicant shall be denied membership on the basis of sex, race, creed, religion, color, or national origin, or on the basis of any criteria unrelated to the delivery of quality patient care at Company Facilities, to professional qualifications, compliance with law, or to the purposes, needs and capabilities of Company or Company Facilities.

Section 10.03       Delegation of Authority to Medical Staff.  The Governing Board shall delegate to the Medical Staff reasonable authority for ensuring the provision of an appropriate quality of professional care to the patients of Company and Company Facilities.  The Medical Staff shall conduct an ongoing review and appraisal of the quality of professional care rendered in Company Facilities and shall report such activities and their results to the Governing Board.

(a)                               The Governing Board, in the exercise of its overall responsibility for the business and affairs of Company, shall delegate to the Medical Staff the responsibility and authority to process, investigate and evaluate all matters relating to Medical Staff membership, clinical privileges and corrective action, and shall require that the Medical Staff adopt and forward to the Governing Board specific written recommendations with appropriate supporting documentation that will allow the Governing Board to take informed action on any matter recommended to it by the Medical Staff.

(b)                              Final action on all matters relating to Medical Staff membership, clinical privileges and corrective action shall be taken by the Governing Board after considering the Medical Staff recommendations; provided, however, that the Governing Board shall act in any event if the Medical Staff fails to adopt and submit any such recommendation within the time periods set forth in the Medical Staff Bylaws.  Such Governing Board action without a Medical Staff recommendation shall be based on the same kind of documented investigation and evaluation of current ability, judgment and character as is required for Medical Staff recommendations.

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Section 10.04       Rescission of Authority.  The Governing Board shall have the right to rescind at any time the delegation of any authority or procedures delegated to the Medical Staff by the Medical Staff Bylaws or otherwise granted by or pursuant to this Article X.

ARTICLE XI
GENERAL

Section 11.01       Notices.  All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been properly given or served by personal delivery, by depositing the same in the United States mail, postpaid and registered or certified with return receipt requested, or by sending the same by a nationally recognized overnight delivery service as follows:

If to UCH:	University of Colorado Health 12401 E. 17th Avenue Mail Stop F417 Aurora, Colorado 80045 Attn: Chief Financial Officer

with a copy to:	University of Colorado Health 12401 E. 17th Avenue Mail Stop F415 Aurora, Colorado 80045 Attn: Allen Staver, General Counsel

If to Adeptus:	Adeptus Health Inc. 2941 Lake Vista Drive Lewisville, Texas 75067 Attn: Donald Adam, Chief Corporate Development Officer

with a copy to:	Adeptus Health Inc. 2941 Lake Vista Drive Lewisville, Texas 75067 Attn: Timothy Mueller, Vice President, Legal Affairs

All notices, demands and requests sent by mail shall be effective and deemed served three (3) days after being deposited in the United States mail.  All notices, demands and requests sent by overnight delivery service shall be effective and deemed served on the day after being deposited with such overnight delivery service.

Section 11.02       Insurance.  Company shall carry and maintain in force insurance coverages for the activities of Company and Company-Owned Entities, and their respective members, officers, directors, managers, general partners, employees and agents to the extent required by applicable law, including the following:

(a)                               Commercial general liability insurance with a limit of not less $[*] per occurrence and $[*] annual aggregate;

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(b)                              Professional (malpractice) insurance with limits of liability of not less than $[*] per occurrence and $[*] annual aggregate; provided, however, that all acts or omissions during the term of this Agreement shall be “continually covered” on an “occurrences” or equivalent basis by insurance.  Members understand that the provisions of this Section may necessitate that Company purchase, for the benefit and at the cost of Company, “tail insurance” if its coverage lapses or “nose insurance” and/or “tail insurance” if Company changes insurance carriers, even after this Agreement has terminated;

(c)                               Business automobile liability insurance covering hired, owned and non-owned vehicles with a per occurrence limit of not less than $[*];

(d)                             Workers’ compensation insurance and other insurance as required by statute in the state in which the work will be performed; coverage will include employer’s liability with a limit of not less than $[*];

(e)                               Employment practices liability insurance with a limit of $[*];

(f)                                Excess or umbrella liability providing a limit of $[*] above the commercial general liability, auto liability, employer’s liability and professional liability limits above;

(g)                              Directors and officers liability and reimbursement insurance (including but not limited to coverage for general partners and managers and coverage for anti-trust) with a limit of not less than $[*] per occurrence; and

(h)                              Property insurance in an amount not less than the full replacement value of the property of Company.

(i)                                  Network Security Liability and Privacy Liability including expenses associated with data breach and notification costs, credit monitoring, call center expenses, public relations expenses and legal costs, in an amount not less than $[*] per occurrence and $[*] annual aggregate.

All insurance shall cover UCH and Adeptus as additional insureds.  The premiums for such insurance shall be at a cost and expense to be borne by Company.

Section 11.03       Indemnification by Adeptus.  Adeptus shall defend, indemnify, save and hold harmless both (i) UCH, its shareholders, members, directors, officers, employees, agents and direct or indirect parents or subsidiary entities (the “UCH Indemnified Parties”), and (ii) the Company, from and against any and all claims, suits, disputes, judgments, losses, damages, liabilities, fines, penalties, costs and expenses including costs of legal counsel and other costs of defense (“Losses”), joint or several, which may be asserted against any UCH Indemnified Party or the Company arising out of any acts or omissions of Adeptus Parent or an Adeptus Chain Affiliate related to the Company Facilities occurring prior to the Effective Date.

Section 11.04       Governing Laws.  This Agreement and the obligations of the Members hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Colorado, without regard to its conflict of laws provisions.

Section 11.05       Entire Agreement.  This Agreement, together with the Management Agreement, the Support Agreement, and the Trademark License Agreement contains the entire agreement among the Members relative to the formation and management of Company and shall replace and supersede all prior understandings between and among the Members and Company as to the subject matter hereof.

Section 11.06       Amendments.  This Agreement may only be amended by the written approval of all Members.

Section 11.07       Waiver.  No consent or waiver, express or implied, by Company or by any Member to or of any breach or default by another Member in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such Member hereunder.  Failure on the part of Company or any Member to complain of any act or failure to act of another Member or to declare the other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by Company or any Member of its rights hereunder except to the extent that an unreasonable delay after actual notice of the material facts causes actual prejudice to the other Party.

Section 11.08       Severability.  If any provision of this Agreement or the application thereof to any person or circumstance are held or agreed to be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, so long as the essential benefits expected from this Agreement remain enforceable.

Section 11.09       Dispute Resolution.

(a)                               In the event of a dispute under this Agreement or any Related Party Transaction (including, without limitation, the Management Agreement, except in the case of a dispute addressed by Section 5.2 of the Management Agreement), either Member may, by giving notice to the other Member within fifteen (15) days after a request for arbitration is submitted by either Member, convene a meeting to resolve the dispute between the chief executive officers of UCH and Adeptus Parent.  If said chief executive officers cannot resolve the dispute within thirty (30) days after such request for a meeting is given, the matter may or shall be submitted to arbitration, in accordance with the procedures outlined below.

(b)                              The arbitration panel shall consist of three (3) attorneys or consultants experienced in hospital and health care law or administration.  Adeptus shall appoint one (1) arbitrator, UCH shall appoint one (1) arbitrator and Adeptus and UCH shall jointly appoint the third arbitrator.  The arbitrator appointed by either Member may be a Person who has provided services in the past (other than as an employee) to such Member.  If

Adeptus and UCH are unable to agree on the third arbitrator, the two (2) arbitrators chosen by the two (2) Members shall jointly appoint the third arbitrator.  To the extent the arbitrators cannot agree upon any procedural issues in conducting the arbitration, they shall defer to and rely upon the American Health Lawyers Dispute Resolution Process.

(c)                               The three (3) arbitrators shall meet and within thirty (30) days of their appointment shall provide a resolution of the disputed matter in which at least two (2) of the arbitrators concur.  The arbitrators’ determination shall be communicated to the Members in writing.  The thirty (30) day period may be extended by agreement of Adeptus and UCH.  The resolution of the arbitrators shall be binding upon Adeptus, UCH and all of the other Members of Company.  In making their determination, the arbitrators shall specifically take into account and give effect to the provisions of Section 2.02, and any arbitration determination must be consistent with and promote the charitable purposes and tax-exempt status of UCH and its Affiliates.

(d)                             At all times during the arbitration process, Members agree to use reasonable efforts to continue to operate Company’s business in the ordinary course.

(e)                               The cost of Adeptus’ arbitrator shall be borne by Adeptus and the cost of UCH’s arbitrator shall be borne by UCH.  Adeptus and UCH shall evenly divide and bear the cost of the third arbitrator.  All other costs of arbitration, if any (exclusive of each parties’ legal fees, which shall be borne by the party that incurs them), shall be evenly divided and borne between Adeptus and UCH.

(f)                                The Members may seek enforcement of the arbitrators’ decision in any court having jurisdiction thereof.

(g)                              This Section 11.09 shall not apply to any claims for injunctive relief arising from or relating to Article VIII, as to which each Member shall retain its rights to seek judicial relief.

Section 11.10       Attorneys’ Fees.  In any arbitration or action at law or equity to enforce any of the provisions or rights under this Agreement, the substantially unsuccessful party to such arbitration or litigation, as determined by the arbitrators or the court in a final judgment or decree, shall pay the substantially successful party or parties all costs, expenses and reasonable attorneys’ fees incurred therein by such party or parties (including, without limitation, such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any such arbitration, action or proceeding, such costs, expenses and attorneys’ fees shall be included in and as part of such award or judgment.

Section 11.11       Binding Agreement.  Subject to the restrictions on transfers set forth herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective successors and permitted assigns.  Whenever in this instrument a reference to any party or Member is made, such reference shall be deemed to include a reference to the Affiliates, successors and permitted assigns of such party or Member.

Section 11.12       Assignment.  No Member may assign this Agreement to any third party (other than its Controlled Affiliate for whose performance it remains responsible) without the prior written consent of the other Member, except as permitted by Article VI of this Agreement in connection with a permitted Transfer.

Section 11.13       Counterparts.  This Agreement may be signed in any number of counterparts and the signature or signatures of the undersigned may be delivered by electronic mail in “portable document format” (“.PDF”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (each of which shall be deemed an original) and which shall together constitute one and the same instrument.

Section 11.14       Interpretation of Agreement.  The parties hereto acknowledge and agree that this Agreement has been negotiated at arm’s length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement.  Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

Section 11.15       Confidentiality, Trade Secrets.  To ensure the protection of trade secret and other business related confidential information belonging to UCH and Adeptus, UCH and Adeptus shall perform all of the obligations and shall be entitled to all of the rights set forth in Exhibit C attached hereto (the “Confidentiality and Trade Secret Rights”).

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first set forth above.

COMPANY:

UCHealth Partners LLC

By:	/s/ Tim Fielding
Name:	Tim Fielding
Title:	Chief Financial Officer & Treasurer

UCH:

University of Colorado Health

By:	/s/ Anthony DeFurio
Name:	Anthony DeFurio
Its: Chief Financial Officer

ADEPTUS:

Adeptus Health Colorado Holdings LLC

By:	/s/ Tim Fielding
Name:	Tim Fielding
Its: Chief Financial Officer

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit A

Initial Strategy Plan

The Members hereby acknowledge (i) their commitment to establish the Company Facilities outlined below in accordance with the terms of the Operating Agreement, and (ii) that the terms of this initial strategy plan (this “Plan”) are the Members’ estimated projections for future Company Facilities.  Except as otherwise indicated below, Company Facilities set forth in this Plan are Freestanding ER Facilities (as defined in the Operating Agreement).

[*]

Q2-2015                                  SEQ 48th & Tower, Denver

[*]

Funding of Company Facilities:

The Members acknowledge and agree that it is their mutual intent that Company Facilities will be funded using combinations of real estate and equipment leases and that the funds necessary for start-up expenses and working capital will be provided by Adeptus, or an Affiliate of Adeptus, through capital contributions or under the Line of Credit Agreement, thereby minimizing the need for Additional Capital Contributions from the Members.  The Members further acknowledge and agree that any such Additional Capital Contributions shall be subject to approval of the Governing Board and the Members in accordance with the Operating Agreement.

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit B

Initial Capital Contributions

Name and Address	Ownership Percentage Interest	Initial Capital Contribution

University of Colorado Health 12401 E. 17th Avenue Mail Stop F415 Aurora, Colorado 80045	50.1%	$[*]

Adeptus Health Colorado Holdings LLC 2941 Lake Vista Drive Lewisville, Texas 75067	49.9%	$[*]

Exhibit C

CONFIDENTIALITY AND TRADE SECRETS AGREEMENT

This Confidentiality and Non-Disclosure Agreement (this “Agreement”) is entered into effective this 20th day of April, 2015 by and between ADEPTUS HEALTH COLORADO HOLDINGS LLC (“Adeptus”), a Delaware limited liability company, and UNIVERSITY OF COLORADO HEALTH (“Company”), a Colorado nonprofit corporation.

1.         Adeptus and Company desire to exchange certain information for purposes of exploring a potential business transaction relating to a joint venture created for the purpose of developing, owning and operating freestanding emergency room facilities in the State of Colorado and Laramie and Albany Counties in the State of Wyoming (and possibly other areas to which they may agree), and one (1) or more general acute care hospitals in the same areas to serve and operate as the licensed entity for such freestanding emergency room facilities.  Representatives (as that term is defined below) of each party may be given access to various items of information which are confidential and of a proprietary nature, including but not limited to inventions, patents, patent applications, intellectual property, trade secrets, formulas, processes, methods, customer information, know how, financial data and any information that is not publicly known and derives value from not being publicly known (the “Confidential Information”).  The term “Confidential Information” of a disclosing party (the “Disclosing Party”) does not include information which (1) becomes generally available to the public other than as a result of a disclosure by the party receiving the Confidential Information (the “Receiving Party”) or its Representatives, or as a result of wrongful conduct of any party, (2) was rightfully available to the Receiving Party on a non-confidential basis prior to its disclosure by the Disclosing Party or its Representatives, (3) rightfully becomes available to the Receiving Party on a non-confidential basis and through proper means from a source other than the Disclosing Party or its Representatives, provided that such source is not bound by a confidentiality agreement with the Disclosing Party or its Representatives or otherwise prohibited from transmitting the information to the Receiving Party or its Representatives by a contractual, fiduciary or other legal obligation, or (4) is independently developed by the Receiving Party without use of or reference to the Confidential Information, as corroborated by contemporaneous records and documents of the Receiving Party.

2.         Each party hereby agrees that, except with the specific prior written consent of the other party or as expressly permitted by this Agreement, neither it nor its officers, directors or employees (all of the foregoing are collectively referred to as “Representatives”) shall at any time directly or indirectly (a) use any Confidential Information of the other party for any purposes other than the contemplated transaction referred to above, or (b) disseminate or disclose any of such Confidential Information to any persons other than those employed by it who are actively participating in the evaluation of the possible business transaction or who otherwise need to know the Confidential Information for the purpose of such evaluation. The term “person” includes without limitation any individual, entity or organization.

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT	Page 1 of 5

3.         Without limiting or affecting the restrictions and obligations of Section 2 above, each party agrees that it will undertake best efforts, and in no event less than reasonable efforts, to ensure that the confidentiality of the other party’s Confidential Information will be maintained, including advising its Representatives of the confidential and proprietary nature of the Confidential Information and, where necessary, appropriate or requested by the Disclosing Party, requiring its Representatives to agree in writing to be bound by confidentiality agreements similar in substance to this Agreement.

4.         In the event that a party is requested pursuant to, or required by, interrogatories, requests for production, subpoenas, or other similar legal process to disclose any Confidential Information of the other party, such party will provide the other party with prompt written notice of the request or requirement to enable the other party (1) to seek an appropriate protective order or remedy, (2) to consult with respect to steps to resist or narrow the scope of such request or legal process, or (3) to waive compliance, in whole or in part, with the terms of this Agreement. In the event that such protective order or other remedy is not obtained or a waiver is made by the other party, the party required to make the disclosure may furnish that portion (and only that portion) of the Confidential Information which, in the reasonable opinion of its counsel, it is legally compelled to disclose and shall use best efforts to ensure that all Confidential Information or other information that is so disclosed will be accorded confidential treatment by the person to whom such information is disclosed.

5.         Neither this Agreement, the disclosure of Confidentiality Information by the Disclosing Party to the Receiving Party, nor the publication of any Confidential Information shall be construed to grant the Receiving Party either any implied or express license or any rights to obtain any implied or express license to the Confidential Information, any patents or other intellectual property rights arising from or disclosed in the Confidential Information, or any other information or technology. All Confidential Information provided hereunder is provided “AS IS” and without any warranty, express, implied or otherwise, regarding such Confidential Information’s accuracy or completeness. Neither party nor any of its Representatives will have any liability to the other party hereto or its Representatives relating to or resulting from the use of the Confidential Information or from any inaccuracies therein or incompleteness thereof.

6.         Each party agrees that, promptly upon the written request of the other party, it will return to the other all documents, notes, other writings or electronic media containing Confidential Information of the other party then in its possession, whether prepared by it or others, including all copies thereof. The parties acknowledge and agree that each would be irreparably damaged and cannot be made whole by monetary damages in the event of any breach by the other of any provision of this Agreement. Accordingly, in the event of any such breach, the non-breaching party shall be entitled, without the requirement of posting a bond or other security, to seek injunctive relief, specific performance or any other appropriate equitable remedy, in addition to any other remedies to which the non-breaching party may be entitled at law.  In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and expenses from the losing party, whether incurred before or at trial, on appeal or in insolvency proceedings.  The obligations in this Agreement expire two (2) years after the termination of the Operating Agreement.

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT	Page 2 of 5

7.         All notices and communications required or permitted shall be in writing and addressed as set forth below either by personal delivery or by registered air mail, or be telex or facsimile, and the date upon which such notice is so personally delivered (or if the notice is given by registered air mail, or be telex, or by facsimile, the date upon which it is received by the addressee) shall be deemed to be the date of such notice irrespective of the date appearing therein:

If to Adeptus:

Adeptus Health, Inc.

2941 S. Lake Vista Dr., Suite 200

Lewisville, TX 75067

Attn:  Donald Adam, Chief Corporate Development Officer

With a copy to:

Adeptus Health, Inc.

2941 S. Lake Vista Dr., Suite 200

Lewisville, TX 75067

Attn: Timothy Mueller, Vice President, Legal Affairs

If to Company:

University of Colorado Health

12401 E. 17th Avenue

Mail Stop F417

Aurora, Colorado  80045

Attn:  Chief Financial Officer

With a copy to:

University of Colorado Health

12401 E. 17th Avenue

Mail Stop F415

Aurora, Colorado  80045

Attn:  Allen Staver, General Counsel

8.         This Agreement may be signed in any number of counterparts and the signature or signatures of the undersigned may be delivered by electronic mail in “portable document format” (“.PDF”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (each of which shall be deemed an original) and which shall together constitute one and the same instrument.

9.         This Agreement constitutes a complete statement of all of the arrangements and understanding between the parties as of the date hereof with respect to all Confidential Information and rights disclosed in or arising from the Confidential Information, and supersedes all prior agreements and understandings between them with respect thereto.

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT	Page 3 of 5

10.       This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado (excluding conflict of laws). If any provision of this Agreement shall be invalid, illegal or unenforceable, no other provision shall be affected thereby. If any provision is found to be too broad to be effective, such provision shall be limited and enforced to the extent possible. This Agreement may not be modified or waived except in a writing expressly setting forth the modification or waiver and signed by the party against whom enforcement is sought. No failure or delay by a party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT	Page 4 of 5

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first set forth above.

ADEPTUS HEALTH COLORADO	UNIVERSITY OF COLORADO HEALTH,
HOLDINGS, LLC	a Colorado nonprofit corporation
a Delaware limited liability company

By:	By:
Name: Timothy Fielding	Name: Anthony DeFurio
Its: Chief Financial Officer & Treasurer	Its: Chief Financial Officer

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT	Page 5 of 5

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and Exchange Commission.  The omitted information has been marked with a bracketed asterisk (“[*]”).

EXECUTION VERSION

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into to be effective as of April 20, 2015 (the “Effective Date”), by and between UCHealth Partners LLC, a Colorado limited liability company (“Company”), and Adeptus Health Management LLC, a Texas limited liability company (“Manager”).  Both Company and Manager are collectively referred to as the “Parties” and individually referred to as a “Party.”

This Agreement is made and entered into with reference to the following facts:

A.                                Company is a joint venture entity co-owned by Adeptus Health Colorado Holdings LLC (“Adeptus”), a Texas limited liability company and University of Colorado Health (“UCH”), which is engaged in the business of owning and operating the Company Facilities (as defined below) and furnishing freestanding emergency department services and general hospital services at the Company Facilities (collectively, the “Business”).

B.                                 Company and Manager desire to enter into this Agreement to set forth the terms and conditions upon which Manager will perform and provide, or arrange for the performance and provision of, services to and for Company for the management and administration of the Business and the Company Facilities.

NOW, THEREFORE, in consideration of the recitals, covenants, conditions and promises herein contained, the receipt and sufficiency of which consideration are hereby acknowledged, Company and Manager do hereby agree as follows:

ARTICLE 1
DEFINITIONS

“Adeptus” has the meaning set forth in the Preamble.

“Adeptus Chain Affiliate” means any Affiliate of Adeptus Parent that, directly or indirectly through one or more Affiliates of Adeptus Parent controlled by such Affiliate of Adeptus Parent, owns or holds an Ownership Percentage Interest in Company (provided that such Affiliate of Adeptus Parent is in the direct chain of ownership between Adeptus Parent and Company).

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” means, with respect to a Person, its officers, directors, service providers, shareholders, members, partners, employees and independent contractors and agents.

“Agreement” has the meaning set forth in the Preamble.

“Annual Budget” means, as the case may be, the Capital Annual Budget and/or the Operating Annual Budget.

“Anti-Kickback Statute” has the meaning set forth in Section 7.2(c).

“Applicable Laws” means all applicable provisions of laws, constitutions, statutes, rules, regulations, ordinances, and orders of Governmental Entities and all orders and decrees of courts, tribunals, and arbitrators and includes, without limitation, all Health Care Laws, each as amended from time to time.

“Billing and Collection Services” means Manager’s billing and collection services.

“Board” means the board of directors of the Company.

“Business” has the meaning set forth in the Recitals.

“Business Associate Agreement” has the meaning set forth in Section 2.9.

“Change of Control” as to a Person means (a) an event, or sequence of related events, that result in any consolidation or merger of the Person with or into any limited liability company, partnership, corporation or other entity, or any other reorganization in which the owners having control of the Person immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the voting power of the surviving or successor entity immediately after such consolidation, merger or reorganization; (b) any transaction or series of related transactions to which the Person is a party in which at least fifty percent (50%) of the Person’s outstanding voting power is transferred; provided, however, that a Change of Control will not include (i) any consolidation or merger effected exclusively to change the domicile of the Person, (ii) any conversion of the Person to another state law form of entity or (iii) normal turnover in the composition of a Person’s Board in accordance with its governing documents; or (c) any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Person.

“Company” has the meaning set forth in the Preamble.

“Company Assets” has the meaning set forth in Section 5.5(b).

“Company Books and Records” has the meaning set forth in Section 2.1(j).

“Company Confidential Information” means any and all information of Company relating to the Company or the Business, whether or not such information is designated as being confidential or proprietary, but shall exclude any information that Manager is able to demonstrate (a) was in the public domain through no fault of Manager, its Agents or Affiliates when it was used or disclosed by Manager; (b) was known by Manager prior to the time it was first disclosed to or was first obtained by Manager or its Agents or Affiliates from Company or pursuant to this Agreement; (c) was independently developed by Manager or any of its Agents or Affiliates prior to the time Manager or such Agent or Affiliate first obtained access to such information or such information was furnished or otherwise made available to Manager or such

2

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Agent or Affiliate by Company or in connection with or pursuant to this Agreement; or (d) was disclosed to or obtained by Manager or any Agent or Affiliate thereof, from a Person that Manager or such Agent or Affiliate did not know, and did not have reason to know, was subject to a confidentiality or fiduciary obligation to Company.  Without limiting the foregoing, Company Confidential Information shall include financial information related to Company and the Business.

“Company Expense Reimbursement” has the meaning set forth in Section 4.3.

“Company Facilities” means each existing and future freestanding emergency department and/or acute care hospital owned and/or operated by Company or any Company-Owned Entity.

“Company Indemnified Party” has the meaning set forth in Section 6.4.

“Company-Owned Entity” means any Person owned, directly or indirectly, in whole or in part, by Company.

“Company Policies and Procedures” means the policies and procedures of Company as adopted or amended from time to time in accordance with the Operating Agreement.

“Cure Period” has the meaning set forth in Section 5.2.

“Default” has the meaning set forth in Section 5.2.

“Disqualifying Event” means [*].

“Effective Date” has the meaning set forth in the Preamble.

“Expense Reimbursement” has the meaning set forth in Section 4.3.

“FAP Policies” has the meaning set forth in Section 2.1(g).

“Fraud and Abuse Statute” has the meaning set forth in Section 7.2(c).

“GAAP” means generally accepted accounting principles.

“Government Health Care Program” means and includes the Medicare and Medicaid programs and any other federal health care program as defined in 42 U.S.C. § 1320a-7b(f), as amended from time to time.

“Health Care Laws” means all Applicable Laws regulating the financing, services, reimbursement, payment, acquisition, construction, operation, maintenance or management of a health care, facility, provider or payor including, without limitation, (a) the Anti-Kickback Statute; (b) the Stark Law; (c) 31 U.S.C. §§ 3729-3733, which is commonly referred to as the “Federal False Claims Act”; (d) Titles XVIII and XIX of the Social Security Act, implementing regulations and program manuals; and (e) HIPAA and any state-based laws governing the privacy and security of medical information.

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“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by Subtitle D of the Health Information Technology for Economic and Clinical Health Act which was part of the American Recovery and Reinvestment Act of 2009, as amended, and their respective implementing regulations.

“Initial Strategy Plan” has the meaning set forth in Section 2.1(c).

“Initial Term” has the meaning set forth in Section 5.1.

“Losses” has the meaning set forth in Section 6.3.

“Management Fee” has the meaning set forth in Section 4.1.

“Management Services” has the meaning set forth in Section 2.1.

“Manager” has the meaning set forth in the Preamble.

“Manager Claim” has the meaning set forth in Section 6.3.

“Manager Confidential Information” shall mean any and all information of Manager, whether or not such information is designated as being confidential or proprietary, but shall exclude any information that Company is able to demonstrate (a) was in the public domain through no fault of Company, its Agents or its Affiliates when it was used or disclosed by Company; (b) was known by Company prior to the time it was first disclosed to or was first obtained by Company or its Agents or Affiliates from Manager or pursuant to this Agreement; (c) was independently developed by Company or any of its Agents or Affiliates prior to the time Manager or such Agent or Affiliate first obtained access to such information or such information was furnished or otherwise made available to Company or such Agent or Affiliate by Manager or in connection with or pursuant to this Agreement; or (d) was disclosed to or obtained by Company or any Agent or Affiliate thereof, from a Person that Company or such Agent or Affiliate did not know, and did not have reason to know, was subject to a confidentiality or fiduciary obligation to Manager.  Without limiting the generality of the foregoing, Manager Confidential Information shall not include financial information related to Company.

“Manager Indemnified Party” has the meaning set forth in Section 6.3.

“Manager Personnel” has the meaning set forth in Section 4.2.

“Manager Personnel Reimbursement” has the meaning set forth in Section 4.2.

“Medicaid” means any state program pursuant to which healthcare providers are paid or reimbursed for care given or goods afforded to categorically eligible or income-eligible individuals and administered pursuant to a plan approved by CMS under Title XIX of the Social Security Act, as amended.

“Medicare” means any medical program established under Title XVIII of the Social Security Act, as amended, and administered by CMS.

4

“Net Revenues” means the accrued revenues during a particular calendar month from any and all sources on account of services rendered or goods or products provided at the Company Facilities during such month, net of contractual allowances (including administrative adjustments) and bad debts (including charity expense), as determined in accordance with GAAP; provided that Net Revenues shall be subject to adjustment and reconciliation in the event of subsequent payor disallowances, audits, set-offs or adjustments.  Any such adjustment to Net Revenues shall be proposed by Manager, and approved by the Board as set forth in Section 3.01(b) of the Operating Agreement.

“New Projects” has the meaning set forth in Section 2.1(f)(ii).

“Notice of Default” has the meaning set forth in Section 5.2.

“Operating Agreement” means the Operating Agreement dated April 20, 2015, by and among Adeptus, UCH and Company.

“Parties” and “Party” have the meaning set forth in the Preamble.

“Person” means and includes any individual, profit or nonprofit corporation, association, partnership, joint venture, trust, estate, limited liability company or other legal entity or organization.

“Personnel” has the meaning set forth in Section 2.1(h).

“PHI” has the meaning set forth in Section 7.2.

“Privacy and Security Policies” has the meaning set forth in Section 7.2(a).

“Privacy and Security Standards” has the meaning set forth in Section 7.2(d).

“Reasonable Compensation” as applied to the value of services shall mean the amount that would ordinarily be paid for like services by like enterprises (whether taxable or tax-exempt) under like circumstances in arms-length transactions.  IRC §162 standards shall apply in determining reasonableness of compensation, taking into account the aggregate benefits provided to a Person and the rate at which any deferred compensation accrues.

“Renewal Term” has the meaning set forth in Section 5.1.

“Restricted Area” means the state of Colorado; Laramie County, Wyoming; and Albany County, Wyoming.

“Stark Law” has the meaning set forth in Section 7.2(b).

“Term” has the meaning set forth in Section 5.1.

“Transition Period” has the meaning set forth in Section 5.5(c).

“Transition Services” has the meaning set forth in Section 5.5(c).

“UCH” has the meaning set forth in the recitals.

5

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“UCH Competitor” means [*].

ARTICLE 2
OBLIGATIONS OF MANAGER

2.1                            Management Services.  Subject to Section 2.3 and the oversight and direction by the Board, as well as Applicable Laws, Manager shall perform and provide, or arrange for the performance and provision of, the items and services described in this Article 2 (collectively, the “Management Services”), for and to Company, Company-Owned Entities, Company Facilities, as the case may be, and the Business, upon the terms and subject to the conditions set forth in this Agreement.

2.1(a)                     General.  Except as otherwise expressly set forth in this Agreement, Manager shall manage and supervise the day-to-day operations of the Company Facilities in accordance with Company Policies and Procedures.  In performing the Management Services, Manager shall:

(i)                                  devote such time and talents to the management of the Business and Company Facilities as may be necessary and appropriate to efficiently perform the Management Services in accordance with this Agreement;

(ii)                              act in good faith and with reasonable diligence in the interests of the Company;

(iii)                          manage and operate Company, the Business and each of the Company Facilities in a manner consistent with the purposes of Company as set forth in the Operating Agreement, including, without limitation, the tax exempt and charitable purposes established therein; and

(iv)                          manage and operate Company, the Business and each of the Company Facilities in all material respects in a manner consistent with all Applicable Laws.

2.1(b)                    Company Operations.  Manager shall implement all aspects of the operation of Company and shall have the responsibility and commensurate authority for all such activities.  Manager shall recommend such rule, regulation, policy or procedure as Manager deems reasonably necessary or appropriate for a particular situation.  Manager shall advise Company on all material aspects of Company’s operations including, without limitation, regulatory and contractual requirements, financial affairs, third party payment programs, insurance requirements, human resources issues, management information systems, marketing activities, building and facility issues, capital improvement projects, Medical Staff appointment and relations issues, purchasing programs, and all other aspects of Company’s operations.  Manager shall review on an on-going basis the cost-effectiveness and quality of services rendered to patients at the Company Facilities, and shall make recommendations to Company for improved utilization.  Manager shall advise and assist Company in securing and retaining contracts in the name and for the account of Company with such individuals or entities necessary for the proper and efficient functioning of the Business; provided that UCH shall be responsible for the management and implementation of payor contracting services for the Company pursuant to the Support Agreement (as such term is defined in the Operating Agreement).

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Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

2.1(c)                     Development Services.  Manager shall implement and oversee the development and expansion of the Company Facilities in accordance with the initial strategy plan attached to the Operating Agreement, as modified or amended by Company from time to time (the “Initial Strategy Plan”).  Implementation shall include arranging for leases and/or loans necessary to finance Company Facilities to the extent reasonably available, as well as recommending to Company any capital contributions from the members of Company necessary to implement the Initial Strategy Plan, subject to approval by the Board and/or the Members (as defined in the Operating Agreement) in accordance with the Operating Agreement.

2.1(d)                   Business Services.  Manager shall provide and manage all business functions and services related to the conduct of the Business during the Term.  Without limiting the generality of the preceding sentence, Manager shall perform and provide, or arrange for the performance and provision of, the following items and services to and for Company, each in accordance with applicable Company Policies and Procedures:

[*]

2.1(e)                     Financial Operations.  Manager shall provide and manage all financial operation functions related to the conduct of the Business during the Term.  Without limiting the generality of the preceding sentence, Manager shall perform and provide, or arrange for the performance and provision of, the following items and services to and for Company:

(i)                                  Payment on behalf of Company of all operating expenses and payables, including salaries and payroll taxes, to the vendors, contract parties, Personnel and creditors incurred from and after the Effective Date of this Agreement; Company shall promptly forward to Manager any applicable bills, payables, invoices or other documents received by Company relating to operations of the Business incurred during the Term of this Agreement;

(ii)                              Provide, or cause to be provided, any and all payroll processing, including processing of payroll taxes and filings as required by applicable law, for the Personnel.

2.1(f)                      Preparation of Annual Budget and Financial Reports.

(i)                                  Operating and Capital Annual Budgets.  At least thirty (30) days prior to the end of each Company fiscal year, Manager shall propose and submit to the Board of Company for approval an annual operating budget (each, an “Operating Annual Budget”), annual capital expenditures budget (if appropriate) (each, a “Capital Annual Budget”), and annual cash flow projections for the Company and each Company Facility for the upcoming fiscal year of Company, as well as any revisions thereto to reflect material changes during Company’s then-current fiscal year.  Such Operating Annual Budget shall include the capital required to implement the development and expansion of the Company Facilities in accordance with the Initial Strategy Plan as applicable for the fiscal year in question. No fewer than fifteen (15) days prior to the end of each Company fiscal year, Company shall either approve the proposed Operating Annual Budget and Capital Annual Budget, or cause its Board to take all necessary actions to approve a short-term contingent budget no later than the final day of the Company fiscal year, which budget shall cover the period until the final Operating Annual Budget and Capital Annual Budget are developed with Manager and adopted by the Company’s

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Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Board.  Manager shall exercise commercially reasonable efforts to operate the Company and each of the Company Facilities consistent with the Annual Budgets; provided, however, ordinary course expenditures for operations not exceeding [*] in excess of the Operating Annual Budget (in the aggregate) shall be permitted without further Company approval; provided, further, Company may modify an Annual Budget from time to time by written resolution as provided in the Operating Agreement, which modification shall then become the new authorization for expenditures hereunder.

(ii)                    New Projects.  Any operational or capital project, including construction of any new Company Facility that was not anticipated in the Initial Strategy Plan or applicable Operating Annual Budget or Capital Annual Budget (along with such proposal or plan for the same, a “New Project”) shall be brought to the Board for approval.  The development plan and budget related to Manager’s desire to pursue any New Project shall be presented by Manager to the Board at least thirty (30) days prior to the anticipated date at which the Board will approve the New Project.  Each New Project will include an itemization of all expenditures to be made including, without limitation, the costs of developing and opening the Company Facility, the costs of obtaining any required regulatory approvals, and any other development fees payable to any party, construction and equipment costs and the estimated initial working capital that will be needed to finance the start-up phase of operations at such Company Facility.  The New Project shall also set forth in reasonable detail the development activities of the Members of Company, timelines for completion of such activities and the activities expected to be undertaken by each Member of Company to develop such Company Facility.  No more than thirty (30) days after receiving the New Project proposal, Company shall either approve or reject the proposed New Project, or if the Board determines it needs additional information in order to make a decision, the decision shall be deferred until the information is furnished, provided the Board shall use good faith efforts to review the information and make decisions promptly

(iii)                Monthly Reports.  Manager shall, within forty-five (45)  days from the last day of each calendar month, submit to Company a month and year-to-date report comprised of (1) an internally prepared summary balance sheet of the Business as of the end of the calendar month, (2) a related statement of income or operations (as the case may be), (3) a schedule of the number of patient visits at each Company Facility (and other information on services reasonably required by Company) during the calendar month, (4) accounts receivable aging pertaining to the accounts receivable generated in the Business, identifying the age of all such outstanding accounts receivable, and (5) calculation of the Management Fee and Expense Reimbursement for such month.

(iv)                Quarterly and Annual Reports.  Manager shall, within forty-five (45)  days from the last day of each quarter and ninety (90) days from the last day of each fiscal year, submit to Company a quarterly or annual report, as applicable, comprised of: (1) an internally prepared summary balance sheet of the Business as of the end of the applicable quarter or fiscal year, (2) a related statement of income or operations (as the case may be), (3) a schedule of the number of patient visits at each Company Facility (and other information on services reasonably requested by Company) during the applicable quarter or fiscal year, (4) accounts receivable aging pertaining to the accounts receivable generated in the Business, identifying the age of all such outstanding accounts receivable, and (5) calculation of the Management Fee and Expense Reimbursement for such quarter or fiscal year, as applicable.

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(v)                    Tax Returns.  Within one hundred twenty (120) days after the end of each fiscal year of Company, financial information possessed by Manager necessary for the timely preparation of Company’s federal and state tax returns including, but not limited to, Forms K-1 and LLC 1120.

(vi)                Financial Assistance Reporting.  Manager shall make periodic reports (at least quarterly) to Company regarding the community benefit and financial assistance activities of the Company Facilities, including, without limitation, the number of FAP-eligible individuals provided services by the Company Facilities.

(vii)            Other Reports.  Manager shall prepare and deliver to the Board such other reports as Manager and/or its Affiliates regularly prepares and delivers to the senior management team of Adeptus (as defined in the Operating Agreement) with respect to the health care facilities and services that Manager and/or its Affiliates may from time-to-time own or manage as well as such other reports as reasonably requested by the Board from time to time.

2.1(g)          FAP Policies.  Manager shall (1) develop, propose to Company and, upon adoption by Company, implement Company’s patient financial assistance and/or charity care policies and procedures, all as adopted or amended by Company from time to time (“FAP Policies”); (2) widely publicize the FAP Policies to patients and to the communities served by the Company Facilities; and (3) make available by the Company Facilities financial assistance for medically necessary care to individuals who are eligible for such assistance under the standards set forth in the FAP Policies.

2.1(h)          Personnel.  Manager shall provide, subcontract for the provision of, or otherwise arrange for the employment or engagement by Company and/or any Company-Owned Entity of a Chief Executive Officer, Chief Nursing Officer, Controller, and all other personnel including, but not limited to, professional, management, clerical, secretarial, bookkeeping and collection personnel reasonably necessary for the development, operations or management of the Business and the Company Facilities (“Personnel”).  For the avoidance of doubt, Personnel shall include all employees providing services exclusively for the Company or Company Facilities, but shall not include any employees of Manager, or contractors or subcontractors of Manager, who provide services for other Affiliates of Manager or Persons under common control with Manager. All Personnel shall be qualified, appropriately licensed, not excluded or suspended from participation in the Medicare or Medicaid Program.  Manager shall advise Company with respect to the salaries and fringe benefits of all such Personnel and shall provide all payroll administrative services related to same.  Manager agrees not to discriminate against such Personnel on the basis of race, religion, age, sex, disability, national origin or other factor prohibited by law.  The provision of Personnel, the decision whether such Personnel shall be employed by or sub-contracted with Manager, and the hiring and firing decisions with respect to such Personnel (except as set forth in the next sentence) shall be within Manager’s sole discretion, subject to any allocation of Personnel between Company and Manager set forth in an applicable Annual Budget. Hiring and firing decisions with respect to Personnel who are the chief executive officer or highest ranking officer or manager (or equivalent) of any Company Hospital Facility shall be made by Manager after approval by the Board.

2.1(i)              Human Resources.  In addition to the provision of Personnel, Manager shall provide oversight to Company’s human resource department and assist in implementing

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(1) management training and leadership development programs, and (2) employee service programs, all based upon standard programs or tool kits of Manager.  Manager shall provide (1) oversight for health benefit and wage services, and (2) employee background check support.

2.1(j)              Company Books and Records.  Manager shall maintain all files and records relating to the operations and activities of Company, the Business and the Company Facilities including, but not limited to, customary financial records and patient files (collectively, the “Company Books and Records”).  Notwithstanding anything in this Agreement to the contrary, the preparation, maintenance and administration of all Company Books and Records shall comply with all Applicable Laws including, without limitation, HIPAA, and all Company Books and Records shall be located so that they are readily accessible as and to the extent necessary for patient care, consistent with ordinary records management practices.  Company records shall also be available to the Company’s officers and Members, subject to applicable legal conditions thereon.

2.1(k)          Insurance/Risk Management.  Manager shall retain professionals for risk management services relating to the types of insurance required to be maintained by Company for the operation of the Business.

2.1(l)              Medical Staff/Credentialing.  Manager shall assist in the sourcing of physicians to become active members of the Medical Staff (as defined in the Operating Agreement).  Manager shall recommend (a) the specialty areas for physician sourcing based upon needs of the communities served by Company Facilities, and (b) the required criteria for potential physician targets.  Any cost incurred in the physician sourcing process including, without limitation, income guarantees, signing bonuses, moving expenses, travel expenses or other similar type expenses shall be an Expense Reimbursement.  Manager cannot assure the availability of appropriate physicians or the employment of any physicians needed to satisfy the specialty needs of Company Facilities or the community.  Manager shall assist Company with primary source verification in relation to the credentialing of healthcare professionals on staff at Company Facilities in accordance with the bylaws of the Medical Staff.

2.1(m)      Corporate Services.  Manager shall provide the Corporate Services set forth in more detail on Exhibit B hereto.

2.2                            Additional Services.  In the event that Company wishes to obtain services in addition to the Management Services, Manager shall discuss with Company the options available to Company for obtaining such services, and the related cost thereof and the applicable compensation if Manager were to perform and provide, or arrange for the performance and provision of, those items or services via Personnel.  For the avoidance of doubt, in the event that Manager and Company agree that Manager is to provide such items or services via employees of Manager, or contractors or subcontractors of Manager, who provide services for other Affiliates of Manager or Persons under common control with Manager, then such additional services shall not be considered to be provided by Personnel.

2.3                            General Limitations on Manager’s Authority.

2.3(a)           Company, through its Board of Directors, shall exercise, throughout the Term, ultimate authority, supervision, direction and control over the Business, policies, operation

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and assets of Company, and shall retain the ultimate authority and responsibility regarding the powers, duties and responsibilities vested in Company by Applicable Laws including, without limitation, the responsibilities related to (i) the quality of care at Company and compliance by Company with all applicable federal, state and local laws including, without limitation, compliance with federal and state laws relating to “fraud and abuse” by hospitals and other healthcare providers and compliance with the Stark Law, (ii) adopting, amending from time-to-time and enforcing rules, regulations, resolutions and policies for governance of Company, (iii) approving annual capital and operating budgets and cash flow projections for Company, and (iv) otherwise exercising governance oversight of Company as described in the Company’s Bylaws and Operating Agreement, unless otherwise expressly delegated to Manager.  Nothing in this Agreement is intended to alter, weaken, displace or modify Company’s responsibility for its direction and control as set forth in Company’s corporate documents.  Management Services related to licensure, governmental approvals, provider numbers or similar items for the operation of the Business shall be limited to administrative oversight.

2.3(b)          Manager shall not take any action that requires the prior approval of or is reserved to the Board of Managers of Company or the Members of Company under the Operating Agreement or Applicable Laws, without first ensuring that such action has been approved in accordance with the Operating Agreement and/or such Applicable Laws.

2.3(c)           Manager shall not take any action that contravenes explicit Company Policies and Procedures or any written directives issued by the Board of Managers of Company.

2.3(d)         Manager shall not make expenditures not authorized in accordance with Section 2.1(f).

2.4                            Retention of Authorities Required By Law.  Nothing herein shall be deemed to assign or delegate to Manager, and Company and/or UCH as applicable shall retain, all authorities that by law or regulation must be retained and exercised by the licensed operator, or Medicare/Medicaid provider, or Joint Commission accredited entity, of any applicable site or facility.

2.5                            Manager’s Professional Standard Obligation.  In all conduct related to this Agreement, Manager shall:  (a) comply with all applicable law, (b) perform diligently and in good faith as agent of the Company and in a manner to be in the best interests of such Company, (c) perform at the higher of either (i) customary standards of competence and diligence Manager provides at other Freestanding ER Facilities or Hospital Facilities owned, operated or controlled by Adeptus  or (ii) the specific standards set forth herein, and (d) refrain from acting or purporting to act in a manner that reasonably may create a false or misleading impression in third parties that Manager is authorized to act as agent or service provider to Company beyond the scope of the actual duties and responsibilities set forth herein.

2.6                            Government and Public Relations.  Recognizing that UCH is a large employer and provider of hospital and other services in Colorado, Manager acknowledges and agrees that it will consult in advance with UCH and the Company before making any material communication to governmental officials, or making any material public statement about its services or the Company.  This consultation obligation shall not prevent Manager from meeting its legal or regulatory obligations.

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2.7                            Ownership of Revenues.  Company, and not Manager, shall own all revenues, income and monies billable or receivable or received arising from or related to its operations; provided that this is not in derogation of the Company’s obligation to pay Manager its fees as provided herein.  In the event of non-payment, Manager shall pursue its remedies under this Agreement and not by means of withholding revenues from Company or deduction or set off or other means of “self help.”

2.8                            Force Majeure.  Manager shall not be liable to Company for failure to perform any of the Management Services, in the event of strikes, lockouts, calamities, acts of God, unavailability of supplies over which Manager has no control or other events over which Manager has no control for so long as such event impedes full performance; provided that Manager shall promptly notify Company in writing of any such occurrence; Manager shall nevertheless be obligated to use commercially reasonable efforts to continue to perform to the extent that is practicable despite such events; and Company shall have no obligation to pay the Management Fee during any suspension of the Management Services due to any such occurrence, except for a portion of such Management Fee that fairly reflects the portion of performance that Manager does provide.

2.9                            HIPAA Compliance.  In providing the Management Services hereunder the Parties understand and agree that Manager will be a Business Associate of Company for purposes of HIPAA.  As such, Manager shall enter into and comply with the Business Associate Agreement in substantially the same form as included in Exhibit C (“Business Associate Agreement”).

2.10                    Rebates.  If Manager purchases (whether in its own name, in the name of any of its Affiliates or in the name of Company) pharmaceuticals, supplies or other similar goods for use in the operation of the Business, Company shall be entitled to all company-wide rebates and discounts received by Manager in connection with such purchases.

2.11                    Limitations on Management Services.  Except where noted that the Management Services listed or described in any particular section are not subject to limitation, Management Services shall include only those services specifically identified in Article 2 of this Agreement.  Without limiting the generality of the foregoing, the Management Services shall not include and shall not be construed as including any service, item, access or deliverable not specifically identified herein, and shall specifically not include or be construed as including such items as legal services, audit services (or the services of a certified public accounting firm), expert witness services, cost report preparation/oversight, data processing or information system software or hardware, feasibility studies in connection with Company’s procurement of third party financing, certificate of need applications related to major capital projects, facility master planning, valuation on appraisal services, architectural or engineering services, construction program management, physician practice management, and costs associated with Company website development or monthly hosting.  Any modifications to the Management Services to be provided by Manager to Company set forth in this Agreement must be confirmed through a signed amendment to this Agreement or by a separate written agreement signed by an authorized representative of each Party.

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Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

2.12                    Clinical and Quality Issues.

[*]

ARTICLE 3
OBLIGATIONS OF COMPANY

3.1                            Exclusive Arrangement.  Company agrees that, during the Term, Manager and its subcontractors shall be the sole and exclusive provider of Management Services for and to Company or any of its Affiliates, provided that Manager duly performs as required hereunder.  Notwithstanding the foregoing, Company retains the right to obtain any services, systems, equipment or other items within or outside the scope of Management Services, upon the determination by the Board that such added services may be necessary to comply with Applicable Laws or lawful obligations, or to comply with accreditation standards or the requirements of government program participation, or to fulfill the fiduciary obligations of the Board.

3.2                            Cooperation with Manager.  Company will cooperate with Manager in the provision of Management Services to Company.  Company shall provide Manager with all authorizations and documentation concerning Company operations reasonably necessary for Manager to fulfill its obligations under this Agreement.

3.3                            Right to Inspection.  Company agrees that Manger shall have the right at all reasonable times to enter any Company Facility as may be necessary and advisable in order for Manager to provide the Management Services pursuant to this Agreement.

3.4                            Medical and Clinical Staff; Medical and Professional Matters.  The Medical Staff shall be organized and reasonably function according to its bylaws and the laws and regulations of the State of Colorado is located as they may be amended from time to time.  Company shall retain authority for approval of the bylaws of the Medical Staff.  All matters requiring professional medical judgments including, without limitation, the evaluation of clinical competence, the supervision of clinical performance, the provision of clinical training and the control of the composition, qualifications and responsibilities of the Medical Staff, shall remain the responsibility of Company, the Medical Staff and allied health professionals.  Manager shall have no responsibility whatsoever for such medical judgments.  Company and Medical Staff shall retain such roles and responsibilities as are necessary to meet the accreditation requirements of any accrediting body which has accredited the activities of Company, and shall bear any responsibility for or any control over the clinical decisions, patient care, quality outcomes, infection control, or any other clinical or quality matter at Company.

ARTICLE 4
COMPENSATION AND PAYMENT OF OPERATING EXPENSES

4.1                            Management Fee.  In consideration for due performance by Manager of the Management Services to be provided by Manager to Company, Company shall pay a fee to Manager (the “Management Fee”) equal to [*] percent ([*]%) of the Net Revenues of the Business, payable as set forth below.  The Parties acknowledge that the Management Fee is consistent with and reflects the fair market value of the Management Services agreed upon through arms’ length negotiations.  The Parties agree that no consideration or anything else of

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value given or received under this Agreement is or will be paid for or related to the volume or value of any patient referrals (direct or indirect) or other business to or from Company, Manager or any of their respective Affiliates.

Manager will perform its duties using its internal staff that generally perform services to support operations of many facilities in addition to the Company Facilities.  By way of example, internal staff could include internal legal staff, internal information technology staff, internal human resource staff and internal risk management and insurance staff, as well as other staff engaged from time to time by Manager.  Manager will also  engage or cause Company to engage Personnel and, from time to time, third party experts or professionals as appropriate to provide services for the Company in circumstances where Manager deems it reasonable and prudent to bring in additional support and expertise  to supplement the capabilities of Manager and the Personnel to perform the Management Services hereunder.  Internal staff will be at Manager’s cost and expense; Personnel and third party services retained exclusively for the benefit of Company will be at Company cost and expense, unless otherwise provided herein.

The Management Fee includes and covers (a) all Management Services other than (i)  those Management Services described in Section 2.1(h) (Personnel) or Section 4.2 (Manager Personnel Reimbursement), and (ii) other costs and expenses referenced herein related to management of the Company referenced as Expense Reimbursement or otherwise borne by the Company, and (b) those corporate services set forth in Exhibit B (the “Corporate Services”), which are performed by or in conjunction with Personnel, and are not designated to be borne by the Company or subject to Expense Reimbursement.

4.2                            Manager Personnel Reimbursement  In addition to the Management Fee, Company shall, for Personnel engaged and/or employed by Manager (collectively, “Manager Personnel”) solely to perform services for Company, pay to Manager an amount equal to the sum of (a) the salary or hourly wage of the Manager Personnel as set forth in an approved Annual Budget, provided that the total compensation paid to each of the Manager Personnel is within the range of Reasonable Compensation; plus (b) twenty-five percent (25%) of such salary or hourly wage to reimburse Manager for applicable direct and indirect employee benefit costs related to Manager Personnel, and administrative support costs including, but not limited to, human resources, payroll, legal, insurance and similar costs; plus (c) Manager’s actual costs for statutory benefits as well as all costs and expenses related to its provision of Manager Personnel, such as payroll taxes (collectively, the “Manager Personnel Reimbursement”).  Such amounts shall be included in the Operating Annual Budget to the extent reasonably possible.

4.3                            Company Expense Reimbursement.  Company shall reimburse Manager for the actual and reasonable costs incurred by Manager in providing Management Services not included in the Management Fee, which amounts shall be described generally and forecasted in the applicable Annual Budget (collectively, the “Company Expense Reimbursement” and, together with Manager Personnel Reimbursement and Company Expense Reimbursement, “Expense Reimbursement”).

4.4                            Method of Payment and Calculation.  Company shall pay to Manager the Management Fee and Expense Reimbursement no later than the fifteenth (15th) business day of the month after the month in which the Management Services were provided.  Upon execution of this Agreement, Company shall take all necessary steps to initiate and authorize payment of the

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Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Management Fee and Expense Reimbursement through automatic withdrawal from Company’s account, and wire transfer each monthly installment to Manager’s account.  All calculations under this Article 4 shall be made on an accrual basis of accounting in accordance with GAAP.

4.5                            Expense Reporting and Audit Rights.   Manager shall provide such supporting documentation and receipts as reasonably requested by Company from time to time evidencing the calculation of the Expense Reimbursement, and Company shall have a right during normal business hours to audit, examine and make copies of or extracts from the books of account of Manager and/or any Affiliate of Manager or other Person for which Manager is seeking or has received reimbursement from Company; provided, however, that Manager may require, as a condition to such audit, examination and copying, that Company execute and deliver a form of confidentiality agreement pertaining to such activity in favor of Manager and requiring that Company, and its consultants and advisors, use the information so received solely for the purposes of verifying the accuracy and amounts of Reimbursable Expenses and for no other purpose whatsoever.  Such inspection right may be exercised through any agent or employee of Company designated by it or by an independent certified public accountant.  Company shall bear all expenses incurred in any examination made by or for it pursuant to this Section 4.5.

ARTICLE 5
TERM OF AGREEMENT

5.1                            Term.  This Agreement shall be effective for a period of [*] ([*]) years from the Effective Date (the “Initial Term”), and [*] (each a “Renewal Term” and, together with the Initial Term, the “Term”) unless either Party provides a written notice to the other Party, no less than one hundred eighty (180) days prior to the expiration of the then-current Term.

5.2                            Termination by Company.  If Manager fails to perform any of its material obligations under this Agreement (a “Default”), Company shall give Manager a “Notice of Default.”  The Notice of Default shall be in writing and set forth the nature of the alleged Default.  Any Notice of Default from Company must be approved or authorized by the Board.  Manager shall have sixty (60) days to cure the Default, or such longer period as is reasonably necessary to cure such Default if it is not curable within sixty (60) days, but in no event longer than one hundred eighty (180) days (such applicable period, the “Cure Period”).  If, due to the nature of the Default, Manager is not reasonably capable, in the reasonable opinion of Company, of curing the Default within the Cure Period, Company shall have the right to submit the matter to an independent third-party consultant with expertise in the field of the material obligation in question, the identity of such consultant to be mutually agreed upon by the parties in good faith.  If the consultant is unable to resolve or propose a resolution for curing the Default within a reasonable period of time (in no event less than the Cure Period), then Company may choose to terminate Manager’s status as manager of Company under this Agreement, and Company shall seek, in accordance with the terms of the Operating Agreement, a new entity to function as manager.  Any dispute regarding whether or not a Default has occurred on the part of Manager or whether such Default is curable within the Cure Period shall be submitted promptly to the consultant dispute resolution process described in this Section 5.2.

5.3                            Termination of Manager. Company may terminate this Agreement immediately upon the occurrence of any of the following: (a) if at any time neither Adeptus nor an Affiliate of Adeptus is a Member of Company as a result of the exercise of the UCH Purchase Option (as

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defined in the Operating Agreement) under the Operating Agreement, (b) any Change of Control with respect to Manager in which the acquiring Person is a UCH Competitor; (c) the occurrence of any Disqualifying Event with respect to Manager; or (d) in accordance with Section 9.8.

5.4                            Termination by Manager.  Manager may terminate this Agreement immediately upon the occurrence of any of the following:  (a) UCH, in its capacity as a Member, or the UCH-appointed members of the Board, take or approve any action or fail to take or approve any action that causes Company to be in material breach of this Agreement and such material breach is not cured to the reasonable satisfaction of Manager within (i) forty-five (45) days after written notice of such material breach is provided to Company, or (ii) if the material breach is of a nature that cannot be cured within such forty-five (45) day period, one hundred eighty (180) days after written notice of such material breach is provided to Company, provided that UCH, in its capacity as a Member, and the members of the Board appointed by UCH, have and continue to diligently work in good faith during such extended cure period to cure such material breach; provided that any material breach that is the result of UCH or the UCH-appointed members of the Board properly exercising their fiduciary duties with respect to Company shall not give Manager right to terminate this Agreement; (b) the occurrence of any Disqualifying Event with respect to Company, (c) the failure of Company to pay Manager the Management Fee in accordance with Article IV, or (d) in accordance with Section 9.8.

5.5                            Effect of Termination or Expiration.  Upon any termination or expiration without renewal of this Agreement for any reason, the following shall apply:

5.5(a)     Transition of Employees.  Manager acknowledges and agrees that, upon any termination or expiration without renewal of this Agreement for any reason, if the Manager or an Affiliate thereof is no longer a Member of Company, (i) Company shall have the right, but not the obligation, to offer employment to, or otherwise contract with, any and all Manager Personnel dedicated exclusively or primarily to Company and/or the operation of the Company Facilities; (ii) any such offer of employment or subsequent employment of or contracting with such Manager Personnel shall not violate or be deemed to violate any non-solicitation or other restriction relating to the employment of or contracting with such Manager Personnel set forth in the Operating Agreement, or agreements Manager may have with any Manager Personnel; and (iii) Manager shall not, without the prior written consent of Company, directly or indirectly (including without limitation through any Affiliate of Manager or any other Person) encourage, induce, attempt to induce, solicit or attempt to solicit any Personnel employed by or contracting with Company to leave his or her employment, consulting or independent contractor relationship with Company or any Company Affiliate.  In any such instances, Manager shall cooperate in good faith with Company to effectuate the transfer of employment and/or contracting arrangements with such Manager Personnel to Company, and shall not, directly or indirectly, impose any restrictions on such Manager Personnel that would preclude or otherwise inhibit such Personnel from accepting employment or other contracting arrangement with Company.  Nothing in this Section 5.5(a) shall require Manager to terminate any Manager Personnel or require such Personnel to accept such employment or other contracting arrangement with Company.

5.5(b)     Return of Company Assets.  Upon the expiration without renewal or termination of this Agreement, Manager shall immediately return to Company any and all

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assets or property of Company then in possession of Manager (“Company Assets”); provided, however, that in the event that Manager provides Transition Services (as defined below) pursuant to Section 5.5(c) below, Manager shall not be required to return to Company any such Company Assets that are necessary for the provision of Transition Services until the end of the Transition Period (as defined below), at which time Manager shall immediately return to Company any and all remaining Company Assets of Company then held or retained by Manager.

5.5(c)     Transition Services.  Upon any expiration without renewal or termination of this Agreement for any reason, Manager shall, upon Company’s request, for a period not to exceed one (1) year following the effective date of expiration without renewal or termination of this Agreement (the “Transition Period”), continue to provide some or all such Management Services as requested by Company from time to time (the “Transition Services”), substantially upon the terms and subject to the conditions set forth in this Agreement subject to such fair and equitable modifications as to which the Parties may agree.  Notwithstanding the foregoing or any other provision of this Agreement, during the Transition Period, Company shall pay to Manager an amount equal to the fair market value of the Transition Services rendered by Manager, with fair market value for this purpose determined by reference to arms’-length arrangements between comparable health care service businesses and comparable healthcare service business management companies in the relevant market or comparable markets, but in no event shall such services be provided for an amount that is less than Manager’s reasonable costs in providing such services.

5.5(d)     The provisions of this Section 5.5 shall survive the expiration or termination of this Agreement.

ARTICLE 6
INSURANCE AND INDEMNIFICATION

6.1                            Company Insurance Coverage.  Company shall maintain, throughout the Term, the minimum insurance coverages required under the terms of the Operating Agreement.  All premiums or other costs shall be subject to Expense Reimbursement.

6.2                            Additional Insureds.  Manager (and its Affiliates) shall be named as additional insureds, with respect to services under this Agreement, under the comprehensive general, professional, directors’ and officers’, employment practice and umbrella/excess liability policies.  Their rights to invoke the protection of such policies shall be severable from and independent of Company’s rights, and these policies shall not be terminable or non-renewable except upon thirty (30) days prior written notice to Manager.  If such coverage is written on a claims-made form, following termination or of this Agreement, Company (a) shall continue such coverage to survive with Manager and its Affiliates as an additional insured for the period of the applicable statute of limitations; or (b) shall provide an extended reporting endorsement (tail coverage) covering Manager and its Affiliates for claims arising during the Term, but not reported until after the termination or of this Agreement.  Should Company change insurance companies during the Term, Company shall maintain coverage which includes claims incurred but not reported under the prior coverage (prior acts coverage).  No later than thirty (30) days following the execution of this Agreement, and thirty (30) days following the end of each policy year, Company shall provide Manager a copy of the endorsements naming Manager and its Affiliates

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as additional insureds.  It is the intention of the Parties that such insurance shall protect Company, Manager and Manager’s Affiliates and will be the primary insurance for such Parties for any and all losses covered thereby, notwithstanding any insurance which may be maintained by Manager or its Affiliates, covering any such loss.  Company hereby waives any right of contribution with respect to a loss covered under such policies (or their deductibles) against Manager or its insurance carriers.

6.3                            Indemnification by Company.  Company shall defend, indemnify, save and hold harmless Manager, its shareholders, members, directors, officers, employees, (including, without limitation, the Personnel) agents and direct or indirect parents or subsidiary entities (“Manager Indemnified Party”) from and against any and all judgments, losses, claims, damages, liabilities, fines, penalties, costs and expenses (including reasonable attorneys’ fees and expenses paid or incurred) (“Losses”), joint or several, which may be asserted against any Manager Indemnified Party arising out of (a) any breach by Company of any covenant or any representation or warranty in this Agreement, but excluding any breach caused by any act or omission of Manager, Adeptus acting in its capacity as a Member or the members of the Board appointed by Adeptus, (b) the negligent, reckless or intentionally wrongful acts or omissions of Company or its Affiliates, but excluding any negligent, reckless or intentional acts or omissions of Company caused by an act or omission of Manager, Adeptus in its capacity as a Member or the members of the Board appointed by Adeptus, or (c) Manager’s acts or omissions in the performance of its duties under this Agreement, where such acts or omissions have been directed or specifically and knowingly approved by the Board, but excluding any Claims arising from the grossly negligent, reckless or intentionally wrongful acts or omissions of Manager (“Manager Claim”).

6.4                            Indemnification by Manager.  Manager shall defend, indemnify, save and hold harmless Company, UCH and their members, directors, officers, employees, agents, direct or indirect parents or subsidiary entities (each, as applicable, a “Company Indemnified Party”) from and against any and all Losses, joint or several, which may be asserted against any Company Indemnified Party arising out of (a) any breach by Manager or any of its Affiliates of any covenant or any representation or warranty in this Agreement, or (b) grossly negligent, reckless or intentionally wrongful acts or omissions of Manager or any of its Affiliates.

6.5                            Limitation of Liability.  Neither Party, their employees, agents, representatives and/or affiliates shall have any liability to the other Party for any indirect, consequential, incidental, exemplary, special or punitive damages or costs including, without limitation, lost profits, loss of good will or loss of Company’s tax-exempt status or financing, even if such Party has been advised, knew or should have known, of the possibility thereof.  Notwithstanding the foregoing, the Parties confirm that Manager has the right to seek and recover any and all actual damages as may be recoverable under law or equity in the event of an improper termination of the Agreement or other improper action by Company, including, as applicable, loss of future payments of the Management Fee or any portion thereof.  The cumulative liability of Manager, its employees, agents, representatives and/or affiliates to Company for any and all claims, regardless of the form of action arising out of or relating in any way to this Agreement, shall not exceed the total fees paid by Company to Manager during the twelve (12) month period immediately prior to the date any such claim was filed.

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ARTICLE 7
REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1                            Each Party Representations and Warranties.  Each Party represents and warrants to Company on and as of the Effective Date as follows:

7.1(a)           Each Party hereby represents and warrants that they neither nor to their knowledge has, any member, employee, officer, director, manager, contractor, owner or Affiliate has been (i) convicted of any offense related to health care or related to the provision of services paid for by Medicare, Medicaid or another federal health care program, or (ii) excluded from participation in Medicare or Medicaid or any other federal or state health care program.

7.1(b)          Manager is not a party to or bound by any agreement, arrangement, covenant, obligation or restriction (i) that would be violated or breached by its execution and delivery, of or its performance of, any of its respective obligations under this Agreement or by the consummation of the transactions, matters and relationships contemplated hereby, or (ii) that requires the consent of any third party (governmental or other) for Manager to enter into or perform any of its obligations under this Agreement.

7.1(c)           The execution, delivery and performance of this Agreement by Manager have been duly authorized by all requisite corporate action.  This Agreement has been duly executed and delivered by Manager and is a legal, valid and binding obligation of Manager enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar law, relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether or not the issue of enforceability is decided by a court of law or in equity).

7.1(d)         There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending, or to Manager’s knowledge, threatened against Manager that, individually or in the aggregate, would impair or delay the ability of Manager to enter into this Agreement and to perform its obligations hereunder.

7.2                            Compliance with Law.  Manager shall, at all times, comply in all material respects with:

7.2(a)           all Company Policies and Procedures, including health information privacy policies and procedures (the “Privacy and Security Policies”), in each case as in effect from time to time;

7.2(b)          the disclosure requirements and self-referral prohibitions of the Federal Ethics in Patient Referrals Act, 42 U.S.C. §1395nn (the “Stark Law”), codified at 42 C.F.R., Part 411, Subpart J, and any applicable state self-referral laws;

7.2(c)           the anti-fraud and abuse statute, 42 U.S.C. §1320a-7b(b) (the “Anti-Kickback Statute” or “Fraud and Abuse Statute”) and any applicable state anti-kickback laws;

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7.2(d)         the privacy and security requirements set forth in HIPAA, codified at 45 C.F.R. Parts 160 and 164 (the “Privacy and Security Standards”) and any applicable state patient privacy laws; and

7.2(e)           any other Applicable Laws.

Without limiting the foregoing, Manager acknowledges that this Agreement requires Manager to have access to or to collect or create individually identifiable health information (“PHI”) regarding patients at the Company Facilities in order to carry out the Management Services hereunder on behalf of Company, and that Manager’s use and disclosure of such PHI shall be subject to the terms and conditions of the Business Associate Agreement.  Notwithstanding the delegation of specific duties to Manager hereunder, Company shall, in accordance with federal and state laws and guidelines, retain ultimate authority over the standards of, and procedures and practices for, the services provided by the Company Facilities.

7.3                            Notifications.  Manager recognizes and acknowledges the importance of adequate communication and notifications to Company regarding the Management Services provided hereunder.  Manager agrees that it will, in a prompt and timely fashion, bring to Company’s attention, in writing, any complaint, claim or dispute or allegation of breach it may have against Company or the Company Facilities, their agents, representatives, employees or contractors concerning the Management Services or subject matter of this Agreement.

ARTICLE 8
CONFIDENTIAL INFORMATION AND ACCESS TO FACILITIES

8.1                            Manager Confidential Information.  Unless specifically authorized in writing by Manager, Company shall, and shall cause its Agents and Affiliates to keep confidential and not disclose or make any use of, any Manager Confidential Information, except as and to the extent required to enable Company to perform its obligations hereunder, to conduct the Business, or as may otherwise be required by law.  At the effective date of termination of this Agreement (or if later, the expiration date of Manager providing services), Company shall return to Manager all Manager Confidential Information in the possession of Company or any of Company’s Agents or Affiliates, including any and all copies, summaries and compilations thereof, and whether in electronic or hard copy form.  An executive officer of Company must also certify in writing to Manager that Company has returned (or if permitted by Manager with respect to all or any part of such Manager Confidential Information, destroyed) all Manager Confidential Information in its possession or in the possession of any of its Agents or Affiliates.  Notwithstanding the foregoing, subject to ongoing confidentiality obligations, Company may retain such records and information as is required by law or to ensure patient care and safety.  All medical records shall remain property of Company.

8.2                            Company Confidential Information.  Unless specifically authorized in writing by Company, Manager shall, and shall cause its Agents and Affiliates to keep confidential and not disclose or make any use of, any Company Confidential Information, except as and to the extent required to enable Manager to perform its obligations under this Agreement (or if later, the expiration date of Manager providing services), or as may otherwise be required by

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Applicable Laws.  At the termination of this Agreement, Manager shall return to Company all Company Confidential Information in the possession of Manager or any of Manager’s Agents or Affiliates, including any and all copies, summaries and compilations thereof, and whether in electronic or hard copy form.  An executive officer of Manager must also certify in writing to Company that Manager has returned (or if permitted by Company with respect to all or any part of such Company Confidential Information, destroyed) all Company Confidential Information in its possession or in the possession of any of its Agents or Affiliates.  Notwithstanding the foregoing, subject to ongoing confidentiality obligations, Manager may retain a copy of any records which by law it must retain.

8.3                            Government Access to Books and Records.  Insofar as 42 U.S.C. Section 1395x(v)(1)(I) is applicable to this Agreement, Manager will comply with the following statutory requirements governing the maintenance of documentation to verify the cost of the Management Services furnished under this Agreement:

8.3(a)           Until the expiration of four (4) years after the furnishing of the Management Services under this Agreement, Manager will make available, upon written request of the Secretary of the United States Department of Health and Human Services, or upon request of the Comptroller General of the United States, or any of their duly authorized representatives, this Agreement, and books, documents, and records of Manager that are necessary to certify the nature and extent of such costs; and

8.3(b)          If Manager carries out any of its obligations under this Agreement through a subcontract, with a value or cost of ten thousand dollars ($10,000) or more over a twelve (12) month period, with an organization related by common ownership or control, such subcontract must contain a clause to the effect that, until the expiration of four (4) years after the furnishing of the Management Services under the subcontract, the related organization must make available, upon written request of the Secretary of the United States Department of Health and Human Services, or upon request of the Comptroller General of the United States, or any of their duly authorized representatives, the subcontract, and books, documents and records of such organization that are necessary to verify the nature and extent of such costs.

8.3(c)           Nothing in this Section 8.3 will constitute the waiver of the attorney-client or any similar privilege under Applicable Laws.

ARTICLE 9
MISCELLANEOUS

9.1                            Assignment.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective legal representatives, successors, and permitted assigns.  Neither Party may assign this Agreement nor any rights hereunder, nor may it delegate any of its duties to be performed hereunder, without the prior written consent of the other Party; provided, however, the Change of Control of Manager to any Person other than a UCH Competitor in connection with or as the result of the Change of Control of Adeptus or any Adeptus Chain Affiliate (as defined in the Operating Agreement) to such Person shall not be deemed an assignment, so long as such assignee is able to fulfill the obligations of Manager hereunder in all respects.

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Notwithstanding the foregoing, (a) the Company acknowledges (i) that Manager and its Affiliates have obligations (including, without limitation, any covenants or other provisions) under that certain Credit Agreement (as amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), dated October 31, 2013, by and among First Choice ER, LLC, as borrower, Adeptus Health LLC, Fifth Street Finance Corp., as administrative agent and L/C arranger (the “Administrative Agent”), and certain subsidiaries and lenders (the “Lenders”) party thereto, and (ii) the pledge by Manager of any and all interest in this Agreement under and pursuant to the Credit Agreement and the other “Loan Documents” (as defined in the Credit Agreement) for the benefit of the Administrative Agent and the lenders thereunder and the enforcements of such pledge by the Administrative Agent or any assignee or transferee shall, in each case, be permitted hereunder, (b) the Administrative Agent and Lenders and their respective successors and assigns are intended third party beneficiaries of, and shall be entitled to enforce the provisions of, this sentence, and (c) this Section 9.1 shall not be amended, supplemented, amended and restated or otherwise modified or waived without the prior written consent of the Administrative Agent.

9.2                            Confidentiality of Agreement.  The terms of this Agreement shall be maintained in confidence by both Parties except where disclosure is required by Applicable Laws or in performance hereof.

9.3                            Amendment.  This Agreement may only be amended or modified by a written instrument executed by both Parties.

9.4                            Interpretation and Headings and Exhibits.  The section, subsection and any paragraph headings contained in this Agreement are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with the interpretation or application of, any of the terms or provisions of this Agreement.  Unless otherwise indicated elsewhere in this Agreement, (a) the term “or” shall not be exclusive, (b) the term “including” shall mean “including, without limitation,” and (c) the terms “hereof,” “herein” and “hereunder” and terms of similar import shall refer to this Agreement as a whole and not to any particular Section or paragraph where such term may be used.  The recitals to and all Schedules and Exhibits to this Agreement are fully incorporated into and are an integral part of this Agreement as if set forth in this Agreement.

9.5                            Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior contemporaneous agreements, representations and understandings, whether oral or written, of the Parties with respect to such subject matter.

9.6                            Counterparts.  This Agreement may be signed in any number of counterparts and the signature or signatures of the undersigned may be delivered by electronic mail in “portable document format” (“.PDF”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (each of which shall be deemed an original) and which shall together constitute one and the same instrument.

9.7                            Notices.  All notices, requests, consents, approvals, demands, claims, waivers and other communications under this Agreement must be in writing.  Any notice, request, consent, approval, demand, claim, waiver or other communication under this Agreement shall be deemed

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duly given (a) when delivered personally to the recipient; (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid); (c) one (1) business day after being sent to the recipient by electronic mail so long as the electronic mail is followed by a notice given the next business day (which notice includes a copy of the electronic mail) by one (1) of the preceding methods under (a), (b) or (c); or (d) five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

To Manager:	Adeptus Health Management LLC
2941 Lake Vista Drive
Lewisville, Texas 75067
Attention: Chief Executive Officer

With a copy to:	Adeptus Health LLC
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Legal Department
CC: Tim Mueller, Vice President, Legal Affairs

To Company:	UCHealth Partners LLC
12401 East 17th Avenue, Mail Stop F417
Aurora, Colorado 80045
Email: Graham.Cherrington@adhc.com
Attention: Graham Cherrington, President

With a copy to:	University of Colorado Health
12401 E. 17th Avenue
Mail Stop F417
Aurora, Colorado 80045
Attention: Chief Financial Officer
CC: Allen Staver, General Counsel

Any Party may change the address to which notices, requests, consents, approvals, demands, claims, waivers and other communications under this Agreement must be delivered by giving the other Party notice in the manner set forth in this Section 9.7.  Such notice shall be effective on delivery, if hand delivered, or three (3) days after dispatch in all other cases.  A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations and liabilities of the Parties hereto.

9.8                            Effect of Invalidity.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Applicable Laws effective during the Term, such provision shall be fully severable.  This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement that reasonably can be given effect apart from the invalid or unenforceable provision shall remain in full force and effect and shall not be

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affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; provided that if the effect of such severance and substitution is to deprive a Party substantially of its benefits hereunder, such Party may seek to enforce its rights under Sections 5.2 and 5.3 of this Agreement.  Each Party waives any and all claims or contests it has, based on Applicable Laws proposed or in effect as of the Effective Date, which would or could allow the Party to challenge the existence, validity or enforceability of this Agreement.

9.9                            Governing Law.  The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Colorado without regard to principles of conflicts of laws.

9.10                    No Obligation to Make Referrals.  The Parties acknowledge and agree that none of the benefits granted the Parties under this Agreement is conditioned on any requirement or expectation that the Parties make referrals to, be in a position to make or influence referrals to, or otherwise generate business for the other Party.  The Parties further acknowledge that neither Party is restricted from referring any service to, or otherwise generating any business for, any other entity of its choosing.

9.11                    Equitable Relief.  Each Party acknowledges and agrees that the remedies at law of the other Parties for any breach of Section 8.1 and 8.2 regarding Confidentiality would be inadequate and agrees that in addition to any remedy at law which it may have, the other Party may be granted temporary, preliminary and permanent injunctive relief in any proceeding which may be brought to enforce such provisions, without the necessity of posting a bond as security or proof of actual damage.  Each Party further acknowledges and agrees that any proceeding brought pursuant to this Section 9.11 may be adjudicated in a court of competent jurisdiction located in the County of Denver, Colorado and that such court shall have all the necessary authority to issue the injunctive relief described in this Agreement.

9.12                    Relationship of the Parties.  Except as otherwise expressly set forth in this Agreement, for purposes of this Agreement it is acknowledged and agreed that Company and Manager are at all times acting and performing hereunder as independent contractors.  Each Party shall be solely responsible for compliance with all Applicable Laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, Agents and servants.

9.13                    Non-Assumption of Liabilities.  Unless otherwise provided for under the terms of this Agreement, all debts and liabilities to third parties, whether existing or future, shall be the debts and liabilities of Company.

9.14                    Survival.  Notwithstanding anything to the contrary contained in this Agreement, the following provisions of this Agreement shall survive and remain in full force and effect following the expiration or the termination, for any reason, of this Agreement:  (a) the respective rights and remedies of each Party that may be enforced following a termination of this Agreement pursuant to the applicable provisions of Article 5; and (b) Article 8.

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9.15                    Additional Documents and Acts.  Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably requested by any other Party in order to better evidence effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

9.16                    Jurisdiction and Venue.  Exclusive jurisdiction and venue for any disputes arising under this Agreement is before the federal or state courts located in the County of Denver, Colorado.

9.17                    Dispute Resolution.  In the event of a dispute under this Agreement, such dispute shall be resolved in accordance with the procedures set forth in Section 11.09 of the Operating Agreement.

9.18                    Attorneys’ Fees.  In any arbitration or action at law or equity to enforce any of the provisions or rights under this Agreement, the substantially unsuccessful Party, if any, to such arbitration or litigation, as determined by the arbitrators or the court in a final judgment or decree, shall pay the substantially successful Party all costs, expenses and reasonable attorneys’ fees incurred therein by such Party (including, without limitation, such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any such arbitration, action or proceeding, such costs, expenses and attorneys’ fees shall be included in and as part of such award or judgment.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties or their duly authorized representatives have executed and delivered this Agreement on and as of the Effective Date.

COMPANY

UCHealth Partners LLC

By:	/s/ Tim Fielding
Name: Tim Fielding
Title: Chief Financial Officer & Treasurer

MANAGER

Adeptus Health Management LLC

By:	/s/ Tim Fielding
Name: Tim Fielding
Title: Chief Financial Officer

Exhibit A

SERVICES AGREEMENT FOR EMERGENCY DEPARTMENT COVERAGE

See Attached.

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit B

CORPORATE SERVICES

[*]

Exhibit C

BUSINESS ASSOCIATE AGREEMENT

See Attached.

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and Exchange Commission.  The omitted information has been marked with a bracketed asterisk (“[*]”).

EXECUTION VERSION

SUPPORT SERVICES AGREEMENT

THIS SUPPORT SERVICES AGREEMENT (this “Agreement”), is entered into by and between UCHealth Partners, a Colorado limited liability company (“Company”), and University of Colorado Health, a Colorado nonprofit corporation (“UCH”) as of April 20, 2015 (the “Effective Date”).  UCH and Company are sometimes referred to in this Agreement individually as a “Party” or collectively as the “Parties.”  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Operating Agreement (the “Operating Agreement”) of Company.

RECITALS

WHEREAS, UCH provides or arranges for the provision of medical care and treatment to individuals residing in the State of Colorado, and has significant experience negotiating and managing payor contracting arrangements, billing and collection services, financial operations, preparing and filing cost reports and maintenance and optimization of the Epic electronic medical record system);

WHEREAS, Company was formed by UCH and Adeptus Health Colorado Holdings LLC, a Texas limited liability company for the purposes of developing, owning and operating freestanding emergency room facilities and one or more general acute care hospitals in the Colorado Springs, Colorado and Denver, Colorado metropolitan areas; and

WHEREAS, UCH and Company desire to enter into this Agreement pursuant to which UCH will provide certain Support Services (as defined below) to Company, upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1
SUPPORT SERVICES

1.1                            Managed Care Contracting Support Services.  UCH shall, during the Term (as defined in Section 2.1)  of this Agreement, provide or arrange for the provision of those managed care contracting services set forth in Exhibit 1.1 to Company (“Managed Care Contracting Services”).

1.2                            Billing and Collection Services.  UCH shall, during the Term (as defined in Section 2.1) of this Agreement, provide for or arrange for the provision of those billing and collection services set forth in Exhibit 1.2 to Company (“Billing/Collection Services”).

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Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(a) [*].

(b)                              [*].

(c)                               This Section 1.2 shall survive the expiration or termination of this Agreement.

1.3                            Electronic Medical Record Support Services.  UCH shall, during the Term (as defined in Section 2.1) of this Agreement, provide for or arrange for the provision of the services necessary for the installation and use of Epic as set forth in Exhibit 1.3 to the Company (“EMR Services”).

1.4                            Financial Operation Services.  UCH shall, during the Term (as defined in Section 2.1) of this Agreement, provide for or arrange for the provision of financial operation services set forth in Exhibit 1.4 to the Company (“Financial Operation Services”).

1.5                            Reimbursement and Cost Report Services.  UCH shall, during the Term (as defined in Section 2.1) of this Agreement, provide for or arrange for the provision of the reimbursement and cost reports services set forth in Exhibit 1.5 to the Company (“Reimbursement Services”).

1.6                            Additional Support Services.  UCH shall, during the Term of this Agreement, provide or arrange for the provision of such additional services and/or personnel as mutually agreed upon by the Parties from time to time (“Additional Support Services” and together with the Managed Care Contracting Services, the Billing/Collection Services, the EMR Services, the Financial Operation Services and the Reimbursement Services, the “Support Services”).  The Parties shall set forth, in a written addendum to this Agreement signed by the Parties, the specific Additional Support Services to be provided by UCH and the Additional Support Services Fee (as defined below) payable by Company to UCH for the provision of such Additional Support Services.  In performing the Support Services, UCH shall (a) devote such time and talents as may be necessary and appropriate to efficiently perform the Support Services in accordance with this Agreement, and (b) act in good faith with reasonable diligence.

1.7                            Support Services Fee.

(a)                               Company shall, during the Term of this Agreement, pay to UCH for the Managed Care Contracting Services an annual amount as set forth on Exhibit 1.1 (the “Managed Care Contracting Services Fee”).  Company shall pay the Managed Care Contracting Services Fee to UCH in twelve (12) equal monthly installments, with each such monthly installment due and payable to UCH on or before the tenth (10th) day of each month during the Term of this Agreement.

(b)                              Company shall, during the Term of this Agreement, pay to UCH for the Billing/Collection Services an annual amount as set forth on Exhibit 1.2 (the “Billing/Collection Services Fee”).  Company shall pay the Billing/Collection Services Fee to UCH in twelve (12) equal monthly installments, with each such monthly installment due and payable to UCH on or before the tenth (10th) day of each month during the Term of this Agreement.

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(c)                               Company shall, during the Term of this Agreement, pay to UCH for the EMR Services an annual amount as set forth on Exhibit 1.3 (the “EMR Services Fee”).  Company shall pay the EMR Services Fee to UCH in twelve (12) equal monthly installments, with each such monthly installment due and payable to UCH on or before the tenth (10th) day of each month during the Term of this Agreement.

(d)                             Company shall, during the Term of this Agreement, pay to UCH for the Financial Operations Services an annual amount as set forth on Exhibit 1.4 (the “Financial Operations Services Fee”).  Company shall pay the Financial Operations Services Fee to UCH in twelve (12) equal monthly installments, with each such monthly installment due and payable to UCH on or before the tenth (10th) day of each month during the Term of this Agreement.

(e)                               Company shall, during the Term of this Agreement, pay to UCH for the Reimbursement Services an annual amount as set forth on Exhibit 1.5 (the “Reimbursement Services Fee”).  Company shall pay the Reimbursement Services Fee to UCH in twelve (12) equal monthly installments, with each such monthly installment due and payable to UCH on or before the tenth (10th) day of each month during the Term of this Agreement.

(f)                                Company shall, during the Term of this Agreement, pay to UCH an amount equal to the actual direct cost and expense incurred by UCH in providing or arranging for the provision of Additional Support Services (including salary and benefits, etc.), if any (the “Additional Support Services Fee” and, together with the Managed Care Contracting Services Fee, the Billing/Collection Fee, the EMR Service Fee, the Financial Operations Services Fee and the Reimbursement Services Fee, the “Support Services Fee”).  Company shall pay the Additional Support Services Fee to UCH on a monthly basis within ten (10) business days after delivery by UCH of an invoice that provides, in reasonable detail, the calculation of the Additional Support Services Fee due and payable for Additional Support Services provided by UCH in the immediately preceding month.

1.8                            Books and Records.  All patient records, financial records, corporate records, employee files, data (including current contracting information, eligibility, enrollment, benefits, claims, provider information and prior authorization files) and other such items relating to the business activities of Company (collectively, “Company Records”) shall be the property of Company.  UCH shall have a non-exclusive right to use all Company Records during the Term of this Agreement in connection with the Support Services provided under this Agreement.

1.9                            Compliance with Laws.  The Parties shall comply, and shall cause their respective personnel to comply, with all state and federal laws, rules and regulations applicable to the Support Services and/or the Parties’ performance of their respective obligations under this Agreement including, but not limited to, (a) Colorado Department of Public Health and Environment policies and procedures, (b) Centers for Medicare and Medicaid Services policies and procedures applicable to the performance of the Support Services, and (c) any other Government Health Care Program policies and procedures applicable to the performance of the Support Services and/or the Parties’ performance of their respective obligations under this Agreement (collectively, “Laws”).

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Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

ARTICLE 2
TERM AND TERMINATION

2.1                            Term.  The term of this Agreement shall be from the Effective Date until the date that is [*] years after the Effective Date (the “Initial Term”), unless earlier terminated pursuant to this Article 2.  Upon expiration, this Agreement [*] (each a “Renewal Term,” and together with the Initial Term, the “Term”) unless and until either Party provides written notice of its intent not to renew this Agreement at least ninety (90) days prior to the end of the then-current Term.

2.2        Termination by Company.  Company shall have the right to terminate this Agreement immediately upon the occurrence of any one or more of the following events:

(a)                               Material breach of this Agreement by UCH that is not cured to the reasonable satisfaction of Company within thirty (30) days after Company provides written notice of such breach to UCH;

(b)                              UCH or a UCH Affiliate is no longer a member of Company;

(c)                               UCH makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature, applies to any court for the appointment of a trustee or receiver over its assets, or upon commencement of any voluntary or involuntary proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction; or

(d)                             UCH is excluded, debarred or suspended from participation in any Government Health Care Program.

2.3         Termination by UCH.  UCH shall have the right to terminate this Agreement upon the occurrence of any one or more of the following events:

(a)                               Material breach of this Agreement by Company that is not cured to the reasonable satisfaction of UCH within thirty (30) days after UCH provides written notice of such breach to Company; provided, however, that an occasional late payment due to accounting or banking error, or non-payment of any amount over which there is a bona fide, good faith dispute, shall not be a basis for termination of this Agreement;

(b)                              UCH or a UCH Affiliate is no longer a member of Company;

(c)                               Company makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature, applies to any court for the appointment of a trustee or receiver over its assets, or upon commencement of any voluntary or involuntary proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction; or

(d)                             Company is excluded, debarred or suspended from participation in any Government Health Care Program.

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2.4                            Termination or Modification in the Event of Government Action.

(a)                               In the event of any Government Action (as defined below), the Parties shall, within ten (10) days after one Party gives written notification of such Government Action to the other Party, meet and confer and negotiate in good faith to attempt to amend this Agreement in order to comply with the Government Action.

(b)                              If the Parties, after good faith negotiations that shall not exceed thirty (30) days, are unable to mutually agree upon the amendments necessary to comply with the Government Action or, alternatively, if either Party determines in good faith that compliance with the Government Action is impossible or infeasible, either Party may terminate this Agreement effective ten (10) days after a written notice of termination is given to the other Party.

(c)                               For the purposes of this Section, “Government Action” shall mean any Law passed, adopted or implemented by any federal, state or local government or legislative body or any private agency, or any decision, finding, interpretation or action by any governmental or private agency, court or other third party which, in the opinion of counsel to either Party, as a result or consequence, in whole or in part, of the arrangement between the Parties set forth in this Agreement, if or when implemented, could reasonably be expected to result in or present a material risk of any one or more of the following:  (i) revocation or threat of revocation of the status of any license, certification or accreditation granted to UCH, any UCH Affiliate, Company, or any Company Affiliate; (ii) revocation or threat of revocation of the federal, state or local tax-exempt status of UCH or any UCH Affiliate, or their respective tax-exempt financial obligations; (iii) prohibit or restrict the ability of UCH or any UCH Affiliate other than Company to issue tax-exempt bonds, certificates of participation or other tax-exempt financial obligations; (iv) violation of or threat of prosecution under 42 U.S.C. § 1320a-7b(b) (commonly referred to as the Anti-Kickback Law), 42 U.S.C. § 1395nn (commonly referred to as the Stark Law) or any comparable state law governing kickbacks, bribes, rebates or patient referrals; (v) violation by either Party, or threat of prosecution of either Party under, any applicable Laws; (vi) prohibit Company or any Company Affiliate from submitting claims or materially reducing the reimbursement received by Company or any Company Affiliate for services provided to patients of Company or such Company Affiliate; (vii) subject UCH, any UCH Affiliate, Company or any Company Affiliate, or any of their respective officers, directors, employees or agents, to civil action or criminal prosecution by any governmental authority or other person or entity or the imposition of any sanction (including any excise tax penalty under Internal Revenue Code § 4958), on the basis of their approval of or participation in this Agreement or performing their respective obligations under this Agreement.

2.5                            Effect of Expiration and Termination.

(a)                               Upon any expiration or termination of this Agreement, subject to Section 2.5(b) below, all rights and obligations of the Parties shall immediately cease other than those rights or obligations which accrued prior to the effective date of such expiration or termination, including Company’s obligation to pay the Support Services Fee to UCH for any Support Services rendered prior to the effective date of such expiration or termination.

(b)                              Upon any expiration without renewal or termination of this Agreement for any reason, UCH shall, upon Company’s request, for a period not to exceed one (1) year

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following the effective date of expiration without renewal or termination of this Agreement (the “Transition Period”), continue to provide such Additional Support Services as are reasonably requested by Company and as are then being provided by UCH as of the effective date of such expiration without renewal or termination, upon the terms and subject to the conditions set forth in this Agreement.  Notwithstanding the foregoing or any other provision of this Agreement, Company shall continue to pay to UCH the Additional Support Services Fee in accordance with this Agreement for any Additional Support Services provided during the Transition Period.

(c)                               This Section 2.5 shall survive the expiration or termination of this Agreement.

ARTICLE 3
CONFIDENTIALITY

3.1                            Disclosure of Agreement.  Neither Party shall disclose any of the provisions of this Agreement to any person or entity, other than its attorneys or accountants, without the prior written consent of the other Party, unless and only to the extent such disclosure is required by Law, subpoena or legal process.  Each Party shall provide the other Party prompt written notice of any such disclosure required by Law.  Notwithstanding the foregoing, a Party may disclose the provisions of this Agreement to any person or entity without the prior written consent of the other Party to the extent such disclosure is requested or required by (a) such Party’s contract or agreement; or (b) fiscal intermediaries, public agencies or commissions with governmental powers and duties related to disclosure of information that have the right to compel disclosure of such information; provided that such Party shall provide the other Party prompt written notice of any such disclosure required by Law.

3.2                            Business Associate Agreement.  Concurrently with the execution of this Agreement, Company and UCH shall be deemed to have executed and delivered a Business Associate Agreement in the form attached hereto as Exhibit 3.2.

ARTICLE 4

INSURANCE AND INDEMNIFICATION

4.1         Company Insurance Coverage.  Company shall maintain, throughout the Term of this Agreement, the minimum insurance coverages required under the terms of the Operating Agreement.

4.2                            Additional Insureds.  UCH (and its Affiliates) shall be named as additional insureds, with respect to services under this Agreement, under the comprehensive general, professional, directors’ and officers’, employment practice and umbrella/excess liability policies.  Their rights to invoke the protection of such policies shall be severable from and independent of Company’s rights, and these policies shall not be terminable or non-renewable except upon thirty (30) days prior written notice to UCH.  If such coverage is written on a claims-made form, following termination or of this Agreement, Company shall (a) continue such coverage to survive with UCH and its Affiliates as an additional insured for the period of the applicable statute of limitations; or (b) shall provide an extended reporting endorsement (tail coverage) covering UCH and its Affiliates for claims arising during the Term of this Agreement, but not reported until after the termination or of this Agreement.  Should Company change insurance

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companies during the Term of this Agreement, Company shall maintain coverage which includes claims incurred but not reported under the prior coverage (prior acts coverage).  No later than thirty (30) days following the execution of this Agreement, and thirty (30) days following the end of each policy year, Company shall provide UCH a copy of the endorsements naming UCH and its Affiliates as additional insureds.  It is the intention of the Parties that such insurance shall protect Company, UCH and UCH’s Affiliates and will be the primary insurance for such Parties for any and all losses covered thereby, notwithstanding any insurance which may be maintained by UCH or its Affiliates, covering any such loss.  Company hereby waives any right of contribution with respect to a loss covered under such policies (or their deductibles) against UCH or its insurance carriers.

4.3                            Indemnification by Company.  Company shall defend, indemnify, save and hold harmless UCH, its shareholders, members, directors, officers, employees, agents and direct or indirect parents or subsidiary entities (“UCH Indemnified Party”) from and against any and all judgments, losses, claims, damages, liabilities, fines, penalties, costs and expenses (including reasonable attorneys’ fees and expenses paid or incurred) (“Losses”), joint or several, which may be asserted against any UCH Indemnified Party arising out of (a) any breach by Company of any covenant or any representation or warranty in this Agreement, but excluding any breach caused by any act or omission of UCH or the members of the Governing Board appointed by UCH, (b) the negligent, reckless or intentionally wrongful acts or omissions of Company or its Affiliates, but excluding any negligent, reckless or intentional acts or omissions of Company caused by an act or omission of UCH or the members of the Governing Board appointed by UCH, or (c) UCH’s acts or omissions in the performance of its duties under this Agreement, where such acts or omissions have been directed or approved by the Governing Board, but excluding any Claims arising from the grossly negligent, reckless or intentionally wrongful acts or omissions of UCH.

4.4                            Indemnification by UCH.  UCH shall defend, indemnify, save and hold harmless Company, its members, directors, officers, employees, agents, direct or indirect parents or subsidiary entities (“Company Indemnified Party”) from and against any and all Losses, joint or several, which may be asserted against any Company Indemnified Party arising out of (a) any breach by UCH or any of its Affiliates of any covenant or any representation or warranty in this Agreement, or (b) the negligent, reckless or intentionally wrongful acts or omissions of UCH or any of its Affiliates.

4.5                            Limitation of Liability.  Neither Party, their employees, agents, representatives and/or affiliates, shall have any liability to the other Party for any indirect, consequential, incidental, exemplary, special or punitive damages or costs including, without limitation, lost profits, loss of good will or loss of tax-exempt status or financing, even if such Party has been advised, knew or should have known, of the possibility thereof.

ARTICLE 5
MISCELLANEOUS

5.1                            Assignment.  Except for an assignment or subcontract of UCH to a UCH Affiliate, neither Party may assign or subcontract any of its rights, interests, duties or obligations under this Agreement, including an assignment by operation of law, without the prior written consent of the other Party, which consent may be given or withheld in such Party’s sole

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discretion, and any attempted or purported assignment in violation of this Section shall be null and void.  Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of their respective heirs, successors, assigns and representatives.

5.2                            Amendment.  This Agreement may only be amended or modified by a written instrument executed by both Parties.

5.3                            Interpretation and Headings and Exhibits.  The section, subsection and any paragraph headings contained in this Agreement are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with the interpretation or application of, any of the terms or provisions of this Agreement.  Unless otherwise indicated elsewhere in this Agreement, (a) the term “or” shall not be exclusive, (b) the term “including” shall mean “including, without limitation,” and (c) the terms “hereof,” “herein” and “hereunder” and terms of similar import shall refer to this Agreement as a whole and not to any particular Section or paragraph where such term may be used.  The recitals to and all Schedules and Exhibits to this Agreement are fully incorporated into and are an integral part of this Agreement as if set forth in this Agreement.

5.4                            Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior contemporaneous agreements, representations and understandings, whether oral or written, of the Parties with respect to such subject matter.

5.5                            Counterparts.  This Agreement may be signed in any number of counterparts and the signature or signatures of the undersigned may be delivered by electronic mail in “portable document format” (“.PDF”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (each of which shall be deemed an original) and which shall together constitute one and the same instrument.

5.6                            Notices.  All notices, requests, consents, approvals, demands, claims, waivers and other communications under this Agreement must be in writing.  Any notice, request, consent, approval, demand, claim, waiver or other communication under this Agreement shall be deemed duly given (a) when delivered personally to the recipient; (b) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid); (c) one business day after being sent to the recipient by electronic mail so long as the electronic mail is followed by a notice given the next business day (which notice includes a copy of the electronic mail) by one of the preceding methods under (a), (b) or (c); or (d) five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Company:	UCHealth Partners LLC 12401 East 17th Avenue, Mail Stop F417 Aurora, Colorado 80045 Email: Graham.Cherrington@adhc.com Attention: Graham Cherrington, President

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If to UCH:	University of Colorado Health 12401 E. 17th Avenue Mail Stop F417 Aurora, Colorado 80045 Attention: Chief Financial Officer Cc: General Counsel

Any Party may change the address to which notices, requests, consents, approvals, demands, claims, waivers and other communications under this Agreement must be delivered by giving the other Party notice in the manner set forth in this Section 5.6.  Such notice shall be effective on delivery, if hand delivered, or three days after dispatch in all other cases.  A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations and liabilities of the Parties hereto.

5.7                            Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

5.8                            Relationship of the Parties.  Except as otherwise expressly set forth in this Agreement, for purposes of this Agreement it is acknowledged and agreed that the Parties are at all times acting and performing hereunder as independent contractors.  Each Party shall be solely responsible for compliance with all applicable Laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

5.9                            Additional Documents and Acts.  Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably requested by any other Party in order to better evidence effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

5.10                    Effect of Invalidity.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future applicable Laws effective during the Term, such provision shall be fully severable.  This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.  Each Party waives any and all claims or contests it has, based on applicable Laws proposed or in effect as of the Effective Date, which would or could allow the Party to challenge the existence, validity or enforceability of this Agreement.

5.11                    Jurisdiction and Venue.  Exclusive jurisdiction and venue for any disputes arising under this Agreement is before the federal or state courts located in Denver, Colorado.

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5.12                    Dispute Resolution.  In the event of a dispute under this Agreement, such dispute shall be resolved in accordance with the procedures set forth in Section 11.09 of the Operating Agreement.

5.13                    Attorneys’ Fees.  In any arbitration or action at law or equity to enforce any of the provisions or rights under this Agreement, the unsuccessful Party to such arbitration or litigation, as determined by the arbitrators or the court in a final judgment or decree, shall pay the successful Party all costs, expenses and reasonable attorneys’ fees incurred therein by such Party (including without limitation such costs, expenses and fees on any appeals or in connection with any bankruptcy proceeding), and if such successful party shall recover judgment in any such arbitration, action or proceeding, such costs, expenses and attorneys’ fees shall be included in and as part of such award or judgment.

5.14                    Force Majeure.  UCH shall not be liable for nonperformance, defective performance or late performance of any of its obligations under this Agreement to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such Party’s control, including acts of God, war (declared or undeclared), terrorism, action of any governmental authority, civil disturbances, riots, revolutions, vandalism, accidents, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, failure of transportation infrastructure, disruption of public utilities, supply chain interruptions, information systems interruptions or failures, breakdown of machinery or strikes (or similar nonperformance, defective performance or late performance of employees, suppliers or subcontractors); provided, however, that in any such event, UCH shall use its good faith efforts to perform its duties and obligations under this Agreement.

[Signature Page Follows; Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

UNIVERSITY OF COLORADO HEALTH

By:	/s/ Anthony DeFurio
Name: Anthony DeFurio
Its: Chief Financial Officer

UCHEALTH PARTNERS, LLC

By:	/s/ Tim Fielding
Name: Tim Fielding
Its: Chief Financial Officer & Treasurer

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit 1.1

MANAGED CARE CONTRACTING SERVICES

[*]

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit 1.2

BILLING/COLLECTION SERVICES

[*]

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit 1.3

EMR SERVICES

[*]

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit 1.4

FINANCIAL OPERATION SERVICES

[*]

Confidential treatment has been requested with respect to information contained within the [*] marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit 1.5

REIMBURSEMENT SERVICES

[*]

Exhibit 3.2

BUSINESS ASSOCIATE AGREEMENT

Execution Version

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made as of April 20, 2015 (the “Effective Date”), by and among University of Colorado Health, a Colorado nonprofit corporation (“UCH”), as licensor, and UCHealth Partners LLC, a Colorado limited liability company (“Company”), and Company’s wholly owned subsidiaries (each, a “Company Licensee” and collectively, “Company Licensees”), as licensee(s).

RECITALS

A.                                UCH and Company are parties to that certain Operating Agreement of UCHealth Partners LLC, dated as of the Effective Date (the “Operating Agreement”), regarding the formation and operation of the Company.

B.                                 UCH owns the rights to certain trademarks as set forth in Schedule A and any and all variations or modifications that may be approved in writing by UCH (“Licensed Trademarks”).

C.                                 UCH desires to license to Company Licensees, and Company Licensees desire to license from UCH, the Licensed Trademarks, upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the promises contained herein, the parties agree as follows:

ARTICLE I  DEFINITIONS

Capitalized terms used in this Agreement have the meaning specified in this Agreement, and when not so defined shall have the meaning set forth in the Operating Agreement.

ARTICLE II  LICENSE

2.1                            Grant of Trademark License.  Subject to the terms and conditions of this Agreement, during the term of this Agreement, UCH hereby grants to Company Licensees a non-exclusive, non-transferable (subject to Section 2.5 below), sublicensable (solely to approved affiliates of Company), fully-paid license to use the Licensed Trademarks (as further defined) solely in connection with the operation, promotion, advertising and marketing of the hospital and freestanding emergency room facilities as may be owned or operated by Company Licensees from time to time (the “Company Facilities”).

2.2                            Approved Uses of Licensed Trademarks.  Subject to the other terms and conditions of this Agreement, Company Licensees may use the Licensed Trademarks in a manner consistent with UCH’s branding standards, guidelines and related templates and guidance as set forth in its trademark guidelines and as reasonably amended or supplemented by UCH from time to time (collectively, the “Trademark Use Guidelines”) and as provided to Company Licensees in writing.  UCH shall promptly notify Company of any such amendments or supplements, and Company shall not be bound by such amendments or supplements unless and until such amendments or supplements have been provided or made available to Company.  Any use of the Licensed Trademarks in a manner not consistent with the Trademark Use Guidelines shall be subject to the prior written approval of UCH, which approval may be granted, withheld or conditioned by UCH in its reasonable discretion.  In the event of any proposed use of the Licensed Trademarks in a manner not consistent with the Trademark Use Guidelines, Company Licensees shall submit to UCH samples or copies of all proposed signage, advertising, promotional and display materials created or developed bearing or referring to any Licensed Trademarks prior to any use, distribution, publication or broadcast of such materials, and UCH shall respond to such request within fifteen (15) business days of its submission, and in the case of rejection, UCH will provide a written explanation of the grounds for such rejection.

2.3                            Trade Name.  Upon approval by UCH, during the term of this Agreement and subject to the terms and conditions of this Agreement, UCH hereby grants to Company Licensees the right to use the name “UCHealth” and/or “University of Colorado Health” on a non-exclusive, royalty-free basis as part of Company Licensees’ corporate and/or d/b/a names.

2.4                            Domain Names and Social Media Sites.

(a)                               UCH retains sole authority to register, operate and exclusively own any domain name, including any top level or other level domain name extension (i.e. blank.sample.com) in any generic top level domain (gTLD) or country code top level domain (ccTLD) existing now or launched during the term of this Agreement, blog name and/or social media username, website or other platform including, but not limited to, Facebook, Twitter and YouTube (“Social Media Site(s)”), that consist of or incorporate the Licensed Trademarks, either alone or combined with any other characters.

(b)                              Company Licensees may not register, operate and/or own any domain name, including any top level or other level domain name extension (i.e. blank.sample.com) in any generic top level domain (gTLD) or country code top level domain (ccTLD) existing now or launched during the term of this Agreement, blog name and/or Social Media Site(s) that consist of or incorporate the Licensed Trademarks, either alone or combined with any other characters, without the express prior written consent of UCH, which may be withheld in UCH’s sole discretion.

(c)                               If prior to the Effective Date of this Agreement (or in the future without permission), any Company Licensee has registered (or registers) a domain name, including any top level or other level domain name extension (i.e. blank.sample.com) in any generic top level domain (gTLD) or country code top level domain (ccTLD) existing now or launched during the term of this Agreement, blog name and/or Social Media Site that consists of or incorporates the Licensed Trademarks, either alone or combined with any other characters, such Company Licensee agrees to assign and transfer the domain name, blog name and/or Social Media Site to UCH and also agrees to complete the necessary document(s), such as an assignment agreement or registrant name change agreement, as may be necessary to facilitate the transfer.

2.5                            No Transfer or Assignment of Rights.  Except as specifically provided in this Agreement, the rights granted under this Agreement may not be sublicensed, transferred or assigned, in whole or in part, whether by contract or operation of law, to any other person or entity without the prior written consent of UCH, which consent shall not unreasonably withheld.

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2.6                            Reservation of Rights.  There are no rights or licenses, express or implied, other than those granted by this Agreement to any intellectual property owned or controlled by UCH.  The rights granted pursuant to this Agreement are subject to all pre-existing licenses and contracts made by UCH and to all rights of third parties to the Licensed Trademarks.  UCH expressly reserves the right to use and/or further license the Licensed Trademarks anywhere, for any purpose; provided, however, that UCH shall not use, or grant third parties the right to use, the Licensed Trademarks in connection with the operation, promotion, advertising and marketing of any Competing Freestanding ER Facility (as defined in the Operating Agreement).

ARTICLE III
QUALITY CONTROL

3.1                            Quality Standards.  Company Licensees acknowledge and agree that in order to preserve the distinctiveness and goodwill of the Licensed Trademarks, UCH must have the right to ensure that all use of the Licensed Trademarks meet minimum standards of quality.  Accordingly, Company Licensees covenant and agree that any and all services performed or rendered by Company and the Company Facilities will be performed or rendered in accordance with all applicable laws and regulations and in a manner consistent with UCH’s quality standards, specifications, guidelines and other requirements for the use of the Licensed Trademarks, including the quality standards set forth in the Trademark Use Guidelines.

3.2                            Use of Licensed Trademarks.  Company Licensees shall accurately depict the Licensed Trademarks.  Company Licensees shall not use the Licensed Trademarks in any manner that would, directly or indirectly, dilute or otherwise tarnish or diminish the goodwill or reputation of the Licensed Trademarks or UCH.  Company Licensees may not use any partial versions of the Licensed Trademarks.  Except as otherwise specifically set forth in the Trademark Use Guidelines, Company Licensees may not use the Licensed Trademarks in combination, juxtaposition or conjunction with, or as part of, any other marks without the prior written approval of UCH, which approval may be given, conditioned or withheld by UCH in its sole and absolute discretion.  It is anticipated that Company’s presentations of the Licensed Trademarks in referring to the Company’s facilities will present the UCH mark and logo as prominent, followed by “UCHealth ER,” and other branding materials (other than the facility itself) may include a separate line below containing the statement:  “An Innovative Collaboration between University of Colorado Health and Adeptus Health.” use companies facilities and be more broad.

3.3                            Compliance with Laws.  Company Licensees shall be solely responsible for compliance with, and shall comply with, all applicable federal, state and local laws, rules and regulations in connection with the Agreement, the Operating Agreement and the operations and activities Company and the Company Facilities.

3.4                            Compliance.  In the event that UCH determines in its good faith judgment that any of the standards in this Article III are not met, it has the option to provide notice to Company of such deficiencies.  If UCH provides notice of the deficiencies, Company will take all steps necessary to cure such deficiencies as soon as is practicable.  In the event that any deficiency in the quality of the services rendered by any one (1) or more of the Company Facilities poses a risk to public health or safety, Company shall immediately cure such deficiency.

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ARTICLE IV
OWNERSHIP, REGISTRATION AND ENFORCEMENT

4.1                            Ownership.  Company Licensees acknowledge and agree that, as between the Company Licensees and UCH, UCH is the sole and exclusive owner of all rights, title and interest in and to the Licensed Trademarks.  Nothing contained in this Agreement shall create, nor be construed as an assignment of, any right, title or interest in or to the Licensed Trademarks to Company Licensees, other than the license granted in Section 2.1 of this Agreement.  As of the Effective Date, UCH represents and warrants that (a) it has the right to grant the license hereunder without violating or breaching any duty or obligation to any other person or party, (b) it is not aware of any claim, allegation or demand contesting its rights to use the Licensed Trademarks or asserting that its use of the Licensed Trademarks infringe upon or violate the rights of any person or party, nor is there any reasonable basis for any such assertion, (c) the Licensed Trademarks are filed and under review with the United States Patent and Trademark Office, and UCH shall take all commercially reasonable steps at its sole cost and expense, to maintain the validity of the Licensed Trademarks as of the Effective Date, and (d) UCH has not been put on notice that the use by Company Licensees of the Licensed Trademarks as specifically permitted herein will infringe the intellectual property or other rights of any third party.  Any and all rights, title and interest in, to or under the Licensed Trademarks which may accrue to the benefit of, or be acquired by, Company Licensees as a result of its exercise of the rights and licenses granted pursuant to this Agreement including, but not limited to, any goodwill in any trademark arising from or created in connection with the use of the Licensed Trademarks, shall inure to the sole benefit of UCH.  Company Licensees hereby agree to assign and do assign to UCH any and all such rights, title and interest.

4.2                            Additional Covenants.  Company Licensees shall not assert any claim of ownership of, or any claim to, any goodwill or reputation associated with the Licensed Trademarks, or any trademark that is confusingly similar to or dilutive of the Licensed Trademarks, by reason of Company Licensees’ use thereof or otherwise.  Company Licensees shall not, directly or indirectly, contest the validity or enforceability of the Licensed Trademarks and any related marks nor dispute UCH’s rights in the Licensed Trademarks and any related marks, either during the term of this Agreement or thereafter nor assist any third party in doing so.

4.3                            Registration.  Registration or any other form of protection for the Licensed Trademarks shall be obtained solely by UCH in its name.  Company shall, at UCH’s expense, furnish UCH with all reasonably requested information (including specimens and samples illustrative of the manner of use of the Licensed Trademarks) and documentation (including the execution and delivery of any and all true and correct affidavits, declarations, oaths and other documentation prepared by UCH) and shall take all such other actions as reasonably requested by UCH to assist UCH in obtaining and maintaining such protection.  Upon Company’s reasonable request, UCH will file the Licensed Marks for the goods and services offered in connection with the Company Facilities at the U.S. Patent & Trademark Office.

4.4                            Enforcement.  Company Licensees shall take all reasonable steps and shall provide such materials, cooperation, and assistance at UCH’s expense as may be reasonably required to assist UCH in enforcing the Licensed Trademarks.  Company Licensees shall promptly notify UCH of any actual or suspected infringement or misuse of any Licensed

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Trademark by third parties of which Company Licensees become aware.  UCH shall have the sole discretion to take action against such infringers or misusers or suspected infringers or misusers.  Company Licensees shall not take any such action without the prior written approval of UCH, and any and all recoveries resulting from such actions shall be retained by UCH.  Should UCH bring a lawsuit under this Section, Company Licensees shall execute all papers, testify on all matters and otherwise cooperate as reasonably necessary and desirable for the duration of any such lawsuit, including being joined as a party to the action, all at UCH’s expense.

ARTICLE V
TERM AND TERMINATION

5.1                            Term.  This Agreement shall commence on the Effective Date and continue in full force and effect until UCH ceases to be a member of Company, unless earlier terminated in accordance with this Agreement.

5.2                            Termination by UCH.  UCH shall have the right to terminate this Agreement upon written notice to Company if any of the following occur:

(a)                               any Company Licensee uses the Licensed Trademarks in a manner inconsistent with the Trademark Use Guidelines or otherwise breaches the terms of Section 2.2 of this Agreement, and such misuse or breach is not remedied to the reasonable satisfaction of UCH within ninety (90) days after written notice of such misuse or breach has been provided to Company by UCH, provided; however, that if the Company pursues a cure for such misuse or breach in good faith, then the Company shall have an additional ninety (90) day period (after the expiration of the first ninety (90) day cure period) to cure such misuse or breach;

(b)                              any Company Licensee fails to satisfy the Quality Standards or otherwise fails to satisfy any of its obligations under Article III of this Agreement regarding Quality Control, and such failure is not remedied to the reasonable satisfaction of UCH within ninety (90) days after written notice of such failure has been provided to Company by UCH; provided; however, that if the Company pursues a cure for such failure or breach in good faith, then the Company shall have an additional ninety (90) day period (after the expiration of the first ninety (90) day cure period) to cure such failure or breach, or

(c)                               any Company Licensee breaches or fails to perform or abide by a covenant or provision of this Agreement and the Company Licensee fails to remedy the breach or failure to the reasonable satisfaction of UCH within ninety (90) days after written notice of such breach or failure has been provided to Company by UCH, provided; however, that if the Company pursues a cure for such breach or failure in good faith, then the Company shall have an additional ninety (90) day period (after the expiration of the first ninety (90) day cure period) to cure such breach or failure.

(d)                             Notwithstanding the cure periods in Sections 5.2(a), (b) and (c), upon UCH’s written notice to Company of Company’s Licensee’s breach of this Agreement or failure to satisfy the Quality Standards or inconsistent use of the Trademark Guidelines (together referred to as “Trademark Noncompliance”), Company Licensee shall use commercially reasonable efforts to cure and mitigate such Trademark Noncompliance as soon as reasonably

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possible so as not to permanently dilute or otherwise tarnish or diminish the goodwill or reputation of the Licensed Trademarks or UCH.

5.3                            Automatic Termination.  This Agreement shall terminate immediately upon (a) the dissolution of Company, (b) termination of the Operating Agreement, (c) the exercise by Adeptus of the Adeptus Purchase Option (as defined in Section 6.04 of the Operating Agreement), (d) the exercise by UCH of the UCH Put Right (as defined in Section 6.07(a) of the Operating Agreement), or (e) the exercise of the Legal Impediment Put/Call Rights in Section 6.07(b) of the Operating Agreement, in which UCH will be the Selling Member as a result of the exercise of such Legal Impediment Put/Call Rights (in any case, the “Termination Trigger Event”); provided, however, that upon termination of this Agreement in accordance with this Section 5.3, except in the case of the dissolution of Company or termination of the Operating Agreement, any Company Licensee shall have the right to continue to use the Licensed Trademarks in accordance with the terms hereof for a transition period of not to exceed the later of: (x) ninety (90) days after the date of the Termination Trigger Event, or (y) the date upon which UCH ceases to be a Member of Company.

5.4                            Revocation of Use.  Notwithstanding any term or provision of this Agreement to the contrary, at any time upon forty-five (45) days’ prior written notice by UCH, in the case of any uncured event described in Sections 5.2(a), (b) or (c) above, UCH shall have the right, at its option, in lieu of the termination of this Agreement, revoke the license granted under this Agreement as to a particular Facility, or any previously approved use of the Licensed Trademarks, without the need to terminate the entire Agreement.  In the event UCH revokes the license granted under this Agreement pursuant to this Section 5.4, the provisions of Section 5.5 below shall apply in connection with such revoked use.

5.5                            Effect of Expiration or Termination.  Subject to Section 5.3, upon expiration or termination of this Agreement for any reason, Company Licensees shall immediately discontinue all use of the Licensed Trademarks and shall destroy all materials bearing any Licensed Trademarks.  For the avoidance of doubt, subject to Section 5.3, all Company Licensees shall immediately cease using the Licensed Trademarks, and every variation, portion and abbreviation of them, in every respect, and shall not make any reference to its former or then-current affiliation with UCH or its former license concerning, or use of, the Licensed Trademarks.

ARTICLE VI
WARRANTIES AND INDEMNIFICATION

6.1                            Indemnification by Company.  Company shall indemnify and hold UCH, its Affiliates, and their respective directors, officers, employees, members, agents, and assignees (collectively, “UCH Indemnitees”) harmless from, and shall pay all losses, damages, fees, expenses, or costs (including reasonable attorneys’ fees) incurred by them based upon, any third-party claim, demand, suit or proceeding arising out of or relating to (a) any Company Licensee’s use of the Licensed Trademarks, except as specifically permitted herein, or (b) any material breach of this Agreement by Company or any Company Licensee; provided, however, that in no event shall Company be liable to UCH or any other UCH Indemnitee for any special, indirect, incidental, punitive or consequential damages in any way arising of or in connection with the use of the Licensed Trademarks regardless of legal theory and however caused

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6.2                            Indemnification by UCH.  UCH shall indemnify and hold Company, Company Licensees, and their respective directors, officers, employees, members, agents and assignees (collectively, “Company Indemnitees”), harmless from, and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney’s fees) incurred by them based upon any third-party claim, demand, suit or proceeding arising out of or relating to any material breach of the representations and warranties of UCH set forth in Section 4.1 of this Agreement; provided, however, that, in no event shall UCH be liable to Company, any Company Licensee, or any other Company Indemnitee (a) for any damages resulting from the use by Company or any Company Licensee of the Licensed Trademarks except as specifically permitted herein, or (b) for any special, indirect, incidental, punitive or consequential damages in any way arising of or in connection with the use of the Licensed Trademarks regardless of legal theory and however caused.

ARTICLE VII
GENERAL

7.1                            Amendment.  This Agreement may be modified or amended only by mutual written agreement of the parties.  Any such modification or amendment must be in writing, dated and signed by the parties, and explicitly indicate that such writing modifies or amends this Agreement.

7.2                            Dispute Resolution.  In the event of any dispute relating to, arising out of or in connection with the validity, interpretation or performance of this Agreement (each, a “Dispute”), such Dispute shall be resolved in accordance with Section 10.09 of the Operating Agreement.  Notwithstanding anything to the contrary in this Agreement or the Operating Agreement, because of the unique nature of the Licensed Trademarks, UCH shall have the unqualified right to seek specific performance or any other form of injunctive relief or provisional remedy from any state and federal court, pending, or in aid of, mediation or arbitration, or for purposes of enforcing its rights or any of the covenants or other obligations of Company and/or Company Licensees under this Agreement.  Company and Company Licensees hereby consent to the jurisdiction of the above-named courts and to venue therein, waive any and all rights under the Laws of any other state to object to jurisdiction within the State of Colorado.

7.3                            Survival.  Article V, Article VI, Section 7.2 and this Section 7.3 shall survive the expiration or termination of this Agreement for any reason.

7.4                            No Waiver.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of the performance of such provision or any other instance.  Any waiver granted by a party must be in writing, and shall apply solely to the specific instance expressly stated.  A waiver of any term or condition of this Agreement shall not be construed as a waiver of any other terms and conditions of this Agreement, nor shall any waiver constitute a continuing waiver.

7.5                            Severability.  If any provision of this Agreement, in whole or in part, or the application of any provision, in whole or in part, is determined to be invalid or unenforceable by a court of competent jurisdiction, such provision, or part of such provision, shall be severed from this Agreement.  The invalidity or unenforceability of any provision, or part of any provision, of

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this Agreement shall have no effect on the remainder of this Agreement, which shall continue in full force and effect.

7.6       Further Assurances.  Each party agrees to execute such other documents and take all such actions as the other party may reasonably request to effect the terms of this Agreement.

7.7       Notices.  All notices or communications required or permitted under this Agreement shall be given in writing and shall be delivered to the party to whom notice is to be given either (a) by personal delivery (in which cases such notice shall be deemed given on the date of delivery), (b) by next business day courier service (e.g., Federal Express, UPS or other similar service) (in which case such notice shall be deemed given on the business day following date of deposit with the courier service), or (c) by United States first-class mail, postage prepaid, registered or certified, return receipt requested (in which case such notice shall be deemed given on the third (3rd) day following the date of deposit with the United States Postal Service).  Notice shall be delivered or sent to the party’s address indicated on Schedule B or to such other address as a party may, by written notice, designate to the other.

7.8       Headings.  The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.9       Counterparts.  This Agreement may be signed in any number of counterparts and the signature or signatures of the undersigned may be delivered by electronic mail in “portable document format” (“.PDF”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (each of which shall be deemed an original) and which shall together constitute one and the same instrument.

SIGNATURE PAGE AND SCHEDULES FOLLOW

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the Effective Date.

UNIVERSITY OF COLORADO HEALTH

By:	/s/ Anthony DeFurio

Name: Anthony DeFurio

Title: Chief Financial Officer

UCHEALTH PARTNERS LLC

By:	/s/ Tim Fielding

Name: Tim Fielding

Title: Secretary

SCHEDULE A

LICENSED TRADEMARKS

The Licensed Trademarks shall consist of the following marks:

UCHEALTH

UNIVERSITY OF COLORADO HEALTH

SCHEDULE B

NOTICES

UCH:	University of Colorado Health Attn: Chief Financial Officer 12401 E. 17th Avenue Mail Stop F417 Aurora, Colorado 80045

with a copy to (which shall not constitute notice):	University of Colorado Health
Attn: Allen Staver, General Counsel
12401 E. 17th Avenue Mail Stop F415 Aurora, Colorado 80045

Company:	UCHealth Partners LLC
Attn: Graham Cherrington, President
12401 East 17th Avenue, Mail Stop F417
Aurora, Colorado 80045

with a copy to (which shall not constitute notice):	Adeptus Health Inc.
Attn: Timothy Mueller, Vice President, Legal Affairs
2941 Lake Vista Drive
Lewisville, Texas 75067